UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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ARCH CHEMICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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501 MERRITT 7, NORWALK, CONNECTICUT 06851

March 18, 2011

Dear Fellow Shareholder:

You are cordially invited to attend our 2011 Annual Meeting of Shareholders at 8:30 a.m., local time, on Thursday, April 28, 2011. The meeting will be held at the Dolce Norwalk Center, 32 Weed Avenue, Norwalk, Connecticut.

You will find information about the meeting in the enclosed Notice and Proxy Statement.

Please be advised that we have not planned a communications segment or any multimedia presentations for the 2011 Annual Meeting.

We have mailed to our shareholders a Notice of Internet Availability containing instructions on how to access the proxy materials online. We believe electronic delivery will expedite the receipt of materials, while lowering costs and reducing the environmental impact of our annual meeting by reducing printing and mailing of full sets of materials.

If you receive the Notice by mail, you will not receive a printed copy of the materials, unless you specifically request one. The Notice contains instructions on how to request a paper copy of the materials. If you receive paper copies of these materials, a proxy card will also be enclosed.

Whether or not you plan to attend and regardless of how many shares you own, please vote your shares as soon as possible. If you do plan to attend, please so indicate by checking the appropriate box when you vote.

Sincerely,

MICHAEL E. CAMPBELL

Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

You are urged to vote by telephone, via the Internet or
by signing, dating and promptly mailing your proxy
card if you receive one.

ARCH CHEMICALS, INC.

Notice of Annual Meeting of Shareholders

Norwalk, Connecticut

March 18, 2011

The Annual Meeting of Shareholders of Arch Chemicals, Inc. will be held at the Dolce Norwalk Center, 32 Weed Avenue, Norwalk, Connecticut, on Thursday, April 28, 2011, at 8:30 a.m., local time, to consider and act upon the following:

(1) Election of the two nominees named in the attached Proxy Statement as directors.

(2) Approval of the amended and restated 1999 Stock Plan for Non-Employee Directors.

(3) Advisory vote on executive compensation.

(4) Advisory vote on frequency of executive compensation vote.

(5) Ratification of the appointment of the independent registered public accounting firm for 2011.

(6) Such other business as may properly come before the meeting or any adjournment.

The Board of Directors has fixed March 3, 2011, as the record date for determining shareholders entitled to notice of and to vote at the meeting. Only shareholders of record at the close of business on March 3, 2011, will be entitled to vote at the annual meeting and any postponements or adjournments of such meeting.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting. Most shareholders have three options for submitting their vote in advance of the meeting: via the Internet, by phone or by mail. For further details, see “How Do I Vote?”

By order of the Board of Directors,

JOSEPH P. LACERENZA

Secretary

ARCH CHEMICALS, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be Held April 28, 2011

GENERAL INFORMATION

Who is Arch Chemicals?

Arch Chemicals, Inc. (“Arch”, the “Company” or “We”) is a global leader in providing innovative, chemistry-based and related solutions to destroy or to selectively inhibit the growth of harmful microorganisms. The Company provides products for a broad range of markets involving human health and environmental needs and is concentrated in the areas of water treatment, personal care, health and hygiene, industrial preservation and protection, and wood treatment. Arch is traded on the New York Stock Exchange (“NYSE”) under the symbol “ARJ.” The mailing address of our principal executive office is 501 Merritt 7, P.O. Box 5204, Norwalk, Connecticut 06856-5204.

When and where will the Annual Meeting of Shareholders be held?

Our Annual Meeting of Shareholders (the “Annual Meeting”) will be held at the Dolce Norwalk Center, 32 Weed Avenue, Norwalk, Connecticut, on Thursday, April 28, 2011, at 8:30 a.m., local time.

Who is asking for my vote?

Our Board of Directors (the “Board”) asks that you vote on the matters listed in the Notice of Annual Meeting of Shareholders (the “Notice”). The votes will be formally counted at the Annual Meeting on Thursday, April 28, 2011, or if the Annual Meeting is adjourned or postponed, at any later meeting.

We are providing this Proxy Statement and related proxy card to our shareholders in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. Shares represented by duly executed proxies in the accompanying form received by us prior to the meeting will be voted at the meeting. We are making available this Proxy Statement and the related proxy card to shareholders beginning on or about March 18, 2011.

What am I being asked to vote on?

(1) Election of the two nominees named in this Proxy Statement as directors.

(2) Approval of the amended and restated 1999 Stock Plan for Non-Employee Directors.

(3) Advisory vote on executive compensation.

(4) Advisory vote on frequency of executive compensation vote.

(5) Ratification of the appointment of the independent registered public accounting firm for 2011.

(6) Such other business as may properly come before the meeting or any adjournment.

How does the Board recommend I vote on the proposals?

The Board recommends a vote FOR each of the nominees for director identified in “Item 1—Election of Directors”, FOR “Item 2—Approval of the Amended and Restated 1999 Stock Plan for Non-Employee

Directors”, FOR “Item 3—Advisory Vote on Executive Compensation”, FOR “ONE YEAR” on “Item 4—Advisory Vote on Frequency of Executive Compensation Vote”, and FOR “Item 5—Ratification of Appointment of Independent Registered Public Accounting Firm.”

Who is eligible to vote?

All shareholders of record at the close of business on March 3, 2011 (the “Record Date”) are entitled to vote at the Annual Meeting.

How many shares can vote?

At the close of business on the Record Date, there were 25,430,363 shares of our common stock, par value $1 per share (the “Common Stock”) outstanding. The presence in person or by proxy of the holders of a majority of such shares constitutes a quorum, which is required to conduct business at the Annual Meeting. Abstentions, withheld votes and shares that are voted on any matter are included in determining the number of shares present. Each shareholder on the Record Date is entitled to one vote for each full share owned by such shareholder on each of the matters voted on at the Annual Meeting. Of those shares of Common Stock outstanding, approximately 1,111,405 shares (or approximately 4.4%) were held in the Arch Common Stock Fund of the Arch Chemicals, Inc. Contributing Employee Ownership Plan (the “CEOP”), all of which are held by JPMorgan Chase Bank as the trustee of the CEOP (the “CEOP Trustee”).

How do I vote?

Most shareholders have a choice of voting in one of four ways:

•	over the Internet;

•	using a U.S. toll-free telephone number;

•	completing a proxy/voting instruction card and mailing it in the postage-paid envelope provided (if you received paper copies of the proxy material); or

•	in person at the meeting.

Participants in the CEOP have a choice of voting over the Internet, by telephone or by mail.

On March 18, 2011, we mailed a Notice of Internet Availability to all shareholders of record and CEOP participants eligible to vote. That notice contains instructions on how to access our proxy materials online, including our proxy statement and annual report. It also contains information on how to vote via the Internet and how to receive paper copies of proxy materials, including a paper proxy card. Please refer to that notice (or if you receive a paper proxy card, the proxy card) for further information on how to vote electronically. If you vote via Internet or telephone, please have your notice (or if you receive a paper proxy card, your proxy card) readily available so you can enter the control number contained on the notice (or card).

Please note that Internet and telephone voting facilities for shares held of record will close at 5:00 p.m., U.S. Eastern Time, on April 27, 2011, and for shares held through the CEOP will close at 9:00 a.m., U.S. Eastern Time, on April 27, 2011. If you do vote by telephone or over the Internet, it is not necessary to return your proxy card. Please note that participants in the CEOP who do not vote by telephone or Internet must return their proxy card so that it is received no later than 12:00 noon, U.S. Eastern Time, on April 25, 2011, for their voting instructions to be followed.

Please be aware that if you vote over the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. Neither we nor our stock transfer agent will charge you for voting your shares via the Internet.

The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. Please note that if your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the shareholder of record to be able to vote in person at the meeting. CEOP participants must vote through the CEOP Trustee. Shares held in the CEOP may not be voted in person at the Annual Meeting.

Why haven’t I received a printed copy of the proxy card, proxy statement or annual report?

This year we have elected to furnish proxy materials to you online as permitted by a Securities and Exchange Commission rule. We believe electronic delivery will expedite shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our annual meeting by reducing the printing and mailing of full sets of materials. On March 18, 2011, we mailed to our shareholders a Notice of Internet Availability containing instructions on how to access our proxy statement and annual report online. If you received such Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice contains instructions on how to receive a paper copy of the materials.

Where can I get your proxy materials on the Internet?

As described in the prior question, most shareholders will receive the proxy statement online. Even if you received a paper copy, you can also view these documents on the Internet by accessing our website at http://www.archchemicals.com/proxy.

To what shares does the proxy card apply?

The electronic or paper proxy card supplied by the Company will apply to the number of shares of Common Stock that you hold of record and, if you are a participant in the CEOP, the number of shares held for your account under the CEOP. CEOP participants will not receive a separate voting instruction card. If you do not execute and return this proxy card or vote electronically or telephonically, your shares held of record will not be voted and your shares held in the CEOP will be voted by the CEOP Trustee in the same proportion as shares of Common Stock for which the CEOP Trustee has received instructions from other CEOP participants.

Am I a shareholder of record?

If your shares are represented by a stock certificate registered in your name or if our stock transfer agent (BNY Mellon Shareholder Services) is holding your shares in a “book entry” account under your name, you are a shareholder of record with respect to those shares so held. If your shares are otherwise owned directly by a bank, broker, or other holder of record, you are not a shareholder of record with respect to the shares so held by such bank, broker or other holder of record.

What does it mean to give a proxy?

Your properly completed proxy/voting instruction card solicited by the Company (whether in paper or electronic form) will appoint each of William H. Powell, Janice J. Teal and Douglas J. Wetmore as your proxy, or the CEOP Trustee, as the case may be, to vote your shares in the manner directed therein by you. Messrs. Powell and Wetmore and Ms. Teal are all current directors. Your proxy permits you to direct the proxy holders or to instruct the CEOP Trustee, as the case may be, to vote “for” or “withhold” from the nominees for director and “for,” “against,” or “abstain” on Items 2, 3 and 5 and “1 Year,” “2 Years,” and “3 Years” or “abstain” on Item 4.

If I return the proxy card or vote electronically or telephonically, how will my shares be voted?

Where a shareholder of record or CEOP participant timely directs in the proxy (including an electronic or telephonic vote) a choice regarding any matter that is to be voted on that direction will be followed. If no direction is made, returned proxies of shareholders of record and CEOP participants will have their registered shares and shares held in the CEOP voted FOR the election of the director nominees as set forth below, FOR “Item 2—Amended and Restated 1999 Stock Plan for Non-Employee Directors”, FOR approval of “Item 3—Advisory Vote on Executive Compensation”, FOR “ONE YEAR” on “Item 4—Advisory Vote on Frequency of Executive Compensation Vote” and FOR “Item 5—Ratification of Appointment of Independent Registered Public Accounting Firm.”

As of the date hereof, we do not know of any matters other than those referred to in the accompanying Notice which are to come before the meeting. If any other matters are properly presented for action, the persons named in the accompanying form of proxy will vote the proxy in accordance with their best judgment.

If I do not return the proxy card and do not vote electronically or telephonically, how will the shares I own of record and through the CEOP be voted?

If you do not vote by returning the proxy card, do not vote electronically or telephonically and do not vote at the meeting in person or by other proxy, your shares held of record will not be voted at the Annual Meeting. CEOP participants who do not return the proxy card or vote electronically or telephonically in a timely manner will have their shares of Common Stock held in the CEOP voted by the CEOP Trustee in the same proportion as shares of Common Stock for which the CEOP Trustee has received instructions from other CEOP participants.

What if I own shares of the Company through a bank, broker or other holder of record?

If you hold Common Stock through a bank, broker or other holder of record, you will most likely receive voting instructions from such bank, broker or other holder. Please follow those instructions to ensure that your shares are voted and represented at the meeting. If you do not give instructions to your bank, broker or other holder of record, your shares might not be voted.

If your shares are owned directly in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the shareholder of record, to be able to vote in person at the meeting. CEOP participants must vote the shares held in the CEOP through the CEOP Trustee.

If I do not return my voting instructions, will the shares I own in street name through a broker be voted?

If you hold Common Stock in street name through a broker or its nominee, your shares may be voted even if you do not provide your broker with voting instructions. Brokers have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The election of directors, the proposal to approve the amended and restated 1999 Stock Plan for Non-Employee Directors and the advisory votes on executive compensation and the frequency of the executive compensation vote are not considered routine matters under NYSE rules. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. When a proposal is not considered a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote. Thus, it is important that you give voting instructions to your broker if you want to ensure your shares held by your broker are voted.

How are the shares held in the BuyDIRECTSM Investment Program voted?

The BNY Mellon Shareholder Services (“BNY”) is the Company’s registrar and stock transfer agent. For our holders of Common Stock who participate in the BuyDIRECTSM program offered by BNY, BNY will vote any shares of Common Stock that it holds for the participant’s account in accordance with the participant’s electronic or telephonic vote or with the proxy returned by the participant covering his or her shares of record. If a BuyDIRECTSM participant does not send in a proxy for shares held of record or otherwise vote electronically or telephonically, BNY will not vote the shares of such participant held in such program on any of the matters up for vote.

Can I change my vote after I have returned my proxy card or voted over the telephone or via the Internet?

Yes. Any person who has returned a paper proxy or voted electronically or telephonically has the power to revoke such vote or proxy at any time before such vote or proxy is exercised by submitting a subsequently dated proxy, by voting again via the Internet or by telephone, by giving notice in writing to the Company’s Corporate Secretary or by voting in person at the meeting. Please note, however, that telephone and Internet voting ends for shares held of record at 5:00 p.m., U.S. Eastern Time, on April 27, 2011 and for shares held through the CEOP at 9:00 a.m., U.S. Eastern Time, on April 27, 2011. Please note that participants in the CEOP who do not vote by telephone or Internet must return their proxy card in the accompanying envelope so that BNY receives it no later than 12:00 noon, U.S. Eastern Time, on April 25, 2011, if their voting instructions are to be followed. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the shareholder of record to be able to vote in person at the meeting.

What does it mean if I get more than one proxy or voting instruction card?

You will receive one proxy or voting instruction card for each way in which your shares are registered. If you receive more than one proxy or voting instruction card it is because your shares are registered in different names or with different addresses or are held in different accounts. Please sign and return each proxy card that you receive to ensure that all your shares are voted. To enable us to provide better shareholder service, we encourage shareholders to have all their shares registered in the same name with the same address. You should contact BNY at (866) 857-2223 (U.S. toll free) for instructions on how to change the way your shares are held if you receive more than one mailing.

BuyDIRECTSM is a service mark of BNY.

CERTAIN BENEFICIAL OWNERS

Except as indicated below, the Company knows of no person who was the beneficial owner of more than five percent of Common Stock as of December 31, 2010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc.(1) 100 East Pratt Street Baltimore, MD 21202	2,961,070	11.8

Michael W. Cook Asset Management(2) d/b/a SouthernSun Asset Management 6000 Poplar Avenue, Suite 220 Memphis, TN 38119	2,274,723	9.1

BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	2,076,539	8.3

AllianceBernstein L.P.(4) 1345 Avenue of the Americas New York, NY 10105	1,340,146	5.3

(1)	T. Rowe Price Associates, Inc. (“Price Associates”), a registered investment advisor, has advised the Company in an amended Schedule 13G filing that 2,961,070 shares are owned by various individual and institutional investors for whom Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the shares. Price Associates has sole voting power with respect to 752,880 of such shares and has sole dispositive power with respect to all 2,961,070 shares. Price Associates expressly disclaims that it is, in fact, the beneficial owner of the shares.
(2)	Michael W. Cook Asset Management d/b/a/ SouthernSun Asset Management, a registered investment advisor, has advised the Company in an amended Schedule 13G filing that it has sole voting power with respect to 1,939,573 of the shares and sole dispositive power with respect to all 2,274,723 shares.
(3)	BlackRock, Inc., a holding company, has advised the Company in an amended Schedule 13G filing that through its various entities it beneficially owns 2,076,539 shares and has sole voting power and sole dispositive power with respect to all such shares.
(4)	AllianceBernstein L.P. (“Alliance”), a registered investment advisor, has advised the Company in a Schedule 13G filing that Alliance beneficially owns 1,340,146 shares and has sole power to vote 1,154,141 of the shares and sole power to dispose of all 1,340,146 of the shares.

ITEM 1—ELECTION OF DIRECTORS

Who are the persons nominated by the Board in this election to serve as directors?

The Board is divided into three classes with the term of office of each class being three years, ending in different years. The two directors whose biographies appear below have been nominated by the Board for election as Class III Directors to serve until the 2014 Annual Meeting of Shareholders and until their respective successors have been elected. No other nominees are eligible for consideration at the Annual Meeting under the Company’s Bylaws. Each director, including the nominees below, brings a strong leadership background and set of skills to the Board, giving the Board as a whole, competence and experience in a wide variety of areas, including the management of global businesses, strategic planning and acquisitions, operational and marketing experience, particularly in the chemical industry, public accounting and finance experience, technology and innovation, corporate governance and board service, and government experience. In addition to the biographical information set forth below and under the section entitled “Who are the other remaining directors and when are their terms scheduled to end?” set forth under each director’s biographical information is a description of the qualifications that led our Board to the conclusion the individual should serve as a director.

CLASS III

NOMINEES FOR A THREE YEAR TERM EXPIRING AT THE 2014 ANNUAL MEETING

MICHAEL E. CAMPBELL, 63, is Chairman of the Board, President and Chief Executive Officer of the Company. Previously, he was Executive Vice President of Olin Corporation (“Olin”) and had global management responsibility for all of Olin’s businesses. Prior to his election as Executive Vice President, Mr. Campbell served as President of the Microelectronic Materials Division. Mr. Campbell is a graduate of the University of New Hampshire and received a J.D. degree from George Washington University. He is currently lead director of MeadWestvaco Corporation and a director at Milliken & Company. He is a member of the Advisory Committee for Trade Policy and Negotiations, which provides overall trade policy advice to the Office of the U.S. Trade Representative. Mr. Campbell is the former Chairman of the Board of Directors of the National Association of Manufacturers, and currently serves on their board. He is a former Chairman of the Board of Directors of the American Chemistry Council, and currently serves on their board. He is also the former Chairman of the Society of Chemical Industry. Director since 1999.

Mr. Campbell is our Chairman, CEO and President and has over 32 years of experience in the chemicals industry. He began his career as an attorney in the Legal Department of our former parent company, Olin, and held numerous senior business management positions at Olin. His extensive knowledge of our businesses, employees, investors, and customers combined with his legal experience adds an additional dimension to the Board’s variety of skills and knowledge. He is the former Chairman of the Board of the National Association of Manufacturers, which brings a public policy and governmental perspective to his decision making skills, and through his past experience as Chairman of the Board of the American Chemistry Council, has significant knowledge of the chemical industry and its leaders.

DAVID LILLEY, 64, is a retired Chairman, President and Chief Executive Officer of Cytec Industries Inc. He served as its Chairman from January 1999 through 2008 and as its President and Chief Executive Officer from May 1998 through 2008, having previously served as its President and Chief Operating Officer from January 1997. From 1994 until January 1997, he was a vice president of American Home Products Corporation. Prior to that he was a vice president and a member of the Executive Committee of American Cyanamid Company. He is currently also a director of Rockwell Collins, Inc. and Public Service Enterprise Group Incorporated. During the prior five years, he was also a director of Cytec Industries Inc. and retired from that Board in April 2009. Director since 2007.

Mr. Lilley has over 29 years experience in the chemicals industry and has significant U.S. and international management, leadership and industry experience as past Chairman and CEO of Cytec Industries, a multi-billion dollar manufacturer of specialty chemicals and materials. He provides a global business perspective, operating knowledge and experience in implementing long term strategic goals including acquisitions. He was born and raised in the United Kingdom and was educated at Cambridge University, where he earned a masters degree in chemical engineering, thus adding a European perspective to the oversight of our global businesses. In addition, his service as a director of Public Service Enterprise Group gives him a regulatory perspective for his contributions to the Board.

Who are the other remaining directors and when are their terms scheduled to end?

CLASS I

DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2012 ANNUAL MEETING

WILLIAM H. POWELL, 65, is a private management consultant conducting business as Crinum Enterprises, LLC. He retired on July 1, 2006 as Chairman and Chief Executive Officer of National Starch and Chemical Company and as an Executive Vice President of ICI Plc. He held such positions from 1999 until July 2006. Beginning in 1982, he had been appointed Corporate Vice President, followed by Group Vice President and Executive Vice President of National Starch. Prior to these positions, he held various general management, production and planning positions. He is currently also a director of Granite Construction Incorporated and PolyOne Corporation. During the prior five years, he was also a director of National Starch and Chemical Company. Director since 2007.

Mr. Powell has significant U.S. and international chemical industry experience as the retired Chairman and Chief Executive Officer of National Starch, a multi-billion dollar manufacturer of adhesives, specialty polymers and industrial starches, as well as a past Executive Vice President and Executive Director of ICI Plc, a British chemical company. Mr. Powell began his career in technical areas, moved to manufacturing, then developed skills in international marketing before assuming general management responsibilities. He played a significant role in developing the National Starch business in Asia, Latin America, and Europe. He also led his former company through significant acquisitions. His past operating experience, as well as his experience in implementing long term strategic goals in his past position, adds additional support and depth to the Board’s chemical industry background.

DANIEL S. SANDERS, 71, retired in 2004 as President of ExxonMobil Chemical Company, a subsidiary of Exxon Mobil Corporation, which is a publicly-held major manufacturer and marketer of basic petrochemicals and specialty products. He held such position since December 1999 when Exxon Corporation and Mobil Corporation merged. In January 1999, he was appointed President of Exxon Chemical Company and previously served as its Executive Vice President. Prior to those positions, he held various positions over a 43-year period with Exxon Corporation and its subsidiaries. Mr. Sanders is a past Chairman of the Board of the American Chemistry Council and a past Chairman of the Society of Chemical Industry, American Section. He is currently also a director of Milliken & Company, Celanese Corporation, Nalco Holding Company and Pacolet Milliken Enterprises. He also serves on the Board of Trustees of Furman University. Director since 2004.

Mr. Sanders has significant chemical industry experience through his prior management experience as President of ExxonMobil Chemical Company, one of the largest chemical companies in the world, where he held a wide variety of U.S. and international management positions. Mr. Sanders’ international business experience includes serving as Executive Vice President of Exxon Chemical Americas and serving in Hong Kong as President of Exxon Chemical Asia Pacific. His previous experience as Vice President, Human Resources at Exxon Chemical Company brings additional experience to his service as Chairman of the Compensation Committee. His past leadership experience with the American Chemistry Council and the Society of Chemical Industry has also contributed to his depth of knowledge of the chemical industry and its leaders.

JANICE J. TEAL, Ph.D., 58, is the former Group Vice President and Chief Scientific Officer of Avon Products, a direct seller of beauty and related products, and held such position from January 1999 through May 2010. From 1995 to 1998, Dr. Teal served as Vice President of Avon Skin Care Laboratories. In 1982, Dr. Teal joined Avon and since then held management positions in toxicology, product and package safety and package development. Prior to joining Avon, Dr. Teal was a Post-Doctoral Fellow at the New York University Medical Center Institute of Environmental Medicine and holds a Ph.D. and M.S. degrees in Pharmacology from Emory University Medical School, and a Pharmacy Degree from Mercer University. Dr. Teal is a trustee of Dominican College. Dr. Teal has held memberships in a variety of related professional associations including the Executive Committee of the Society of Chemical Industry, the Scientific Advisory Board of The Personal Care Products Council and their Animal Welfare Committee, Cosmetic Executive Women and the Society of Cosmetic Chemists. She is a member of the Board of Société de Chimie Industrielle, a not-for-profit. Director since 2003.

Dr. Teal, who holds a doctorate in pharmacology, is a scientist and brings her scientific training and background to the Board along with her research and development and management experience as the former Group Vice President and Chief Scientific Officer at Avon Products. Her scientific and business background in the personal care business assists the Board in overseeing and understanding the Company’s technology and innovation dimensions of its businesses. With over 28 years of managerial experience at a leading global consumer products company, Dr. Teal also brings a wealth of marketing knowledge to the Board.

CLASS II

DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2013 ANNUAL MEETING

RICHARD E. CAVANAGH, 64, is the former President and Chief Executive Officer and a Trustee of The Conference Board, Inc., a leading research and business membership organization. He served in that position from November 1995 through May 2007. Previously, he was Executive Dean of the John F. Kennedy School of Government at Harvard University for eight years, where he now teaches management courses. Prior to Harvard, he spent 17 years with McKinsey & Company, Inc., the international management consulting firm, where he led the firm’s public issues consulting practice. Mr. Cavanagh is a director and non-executive chairman of the BlackRock Mutual Funds (100 closed-end funds), and a director of the Guardian Life Insurance Company; and a director and senior advisor of The Fremont Group. He holds a BA degree from Wesleyan University and an MBA degree from the Harvard Business School. Director since 1999.

Mr. Cavanagh has significant management and leadership experience in the business policy, strategic consulting, governmental and educational sectors. He served as President and CEO of The Conference Board for twelve years, as an Executive Dean of Harvard University’s Kennedy School of Government, as a partner at McKinsey & Company and Chairman of the Educational Testing Service. As a past staff member of the White House Office of Management and Budget and Kennedy School faculty member, he also brings a public affairs viewpoint to the Board. In 2002, Mr. Cavanagh created and convened the blue-ribbon Commission on Public Trust and Private Enterprise, which called for a wide range of reforms in corporate governance practices, many of which, once controversial, have since been adopted by a majority of large U.S. companies. Recently, he served as a member of The Conference Board’s Task Force on Executive Compensation, which made significant recommendations on best corporate governance practices for executive compensation. He brings corporate governance expertise to the position of Lead Independent Director and Chairman of the Corporate Governance Committee, as well as a unique perspective from outside the chemical industry to the Board, thus adding to the diversity of the management and leadership experience of our Board members. His service as a director of the BlackRock Mutual Funds and Guardian Life Insurance Company also gives him financial and regulatory experience. He has been a Board member for over ten years and as a result has a well-developed knowledge of the Company.

DOUGLAS J. WETMORE, 53, has served as Executive Vice President and Chief Financial Officer of Griffon Corporation, a publicly-traded diversified management and holding company, since September 2009. From April 1998 until July 2008, he was Senior Vice President, Chief Financial Officer of International Flavors and Fragrances Inc. (“IFF”), a leading creator and manufacturer of flavors and fragrances used in a variety of consumer products. From October 2007 to July 2008, he was also Treasurer of IFF. Prior to IFF, Mr. Wetmore had a 12-year career as an accountant at Price Waterhouse, a public accounting firm, where he held various positions of responsibility. He holds a BA degree from the University of Notre Dame and is a certified public accountant. Director since 2006.

Mr. Wetmore, who is Chairman of our Audit Committee, brings public and international accounting experience to the Board as a certified public accountant and through his past domestic and international career at Price Waterhouse, where he was stationed in The Hague, The Netherlands for part of his career. In addition, he also has management experience as both a corporate controller and as a chief financial officer at publicly held companies and in such capacity, has significant acquisition, business development and financial management experience. He serves as our “audit committee financial expert” under SEC guidelines.

A director retires from the Board at the annual meeting of shareholders following such director’s 72nd birthday unless the Board specifically decides otherwise.

How will the returned proxies be voted for directors?

If the proxy card is returned and marked with a direction on how to vote with respect to directors, or if a person directs a vote electronically or telephonically as provided on the proxy card, that direction will be followed. If an individual returns a proxy card without a direction on how to vote marked thereon, then such individual’s shares of record and shares held in the CEOP, if any, will be voted FOR the election of Messrs. Campbell and Lilley. The nominees are directors at the present time. It is not expected that any nominee will be unable to serve as a director, but if the nominee is unable to accept election, it is intended that shares represented by proxies in the accompanying form or voted electronically or telephonically will be voted FOR the election of a substitute nominee selected by the Board, unless the number of directors is reduced.

What vote is required to elect the directors?

The election of a nominee as a director requires the affirmative vote of a plurality of the votes cast in the election. However, the Board has established a majority voting policy that requires that any director who receives a greater “WITHHELD” vote than votes “FOR” in an uncontested election shall promptly submit an offer to resign from the Board to the Board’s chairman. The Corporate Governance Committee will consider the resignation and make a recommendation to the Board, which will either accept or reject the resignation. The Board will disclose that decision in a Securities and Exchange Commission (“SEC”) filing. Votes withheld and shares held in street name (“Broker Shares”) that are voted on any matter but are not voted in the election of directors will not be included in determining the number of votes cast.

The Board of Directors recommends a vote FOR all of the nominees for directors as identified above.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

What was director attendance at meetings?

During 2010, the Board held seven meetings. The attendance by incumbent directors at meetings of the Board and committees of the Board on which they served was 100%. At the end of each Board meeting, the non-management, independent directors meet in executive session without the chief executive officer (“CEO”), the only management, non-independent director. These executive sessions are chaired by Mr. Cavanagh, the Lead Independent Director.

What are the committees of the Board?

The current standing committees of the Board are an Audit Committee, a Compensation Committee and a Corporate Governance Committee.

Audit Committee

•

Scope of Authority. The Audit Committee advises the Board on internal and external audit matters affecting the Company, has direct responsibility for the appointment, compensation, oversight of the work of and replacement of the independent registered public accounting firm, the internal auditor, and the internal audit service provider (including resolution of any disagreement between management and the independent registered public accounting firm regarding financial reporting); reviews with such firm the scope and results of their examination of the financial statements of the Company; reviews the Company’s financial, regulatory and computer annual audit plans; reviews activities and reports of the Company’s internal auditor and internal audit service provider; discusses with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 or the Public Company Accounting Oversight Board (“PCAOB”) including PCAOB Rule 3526; prepares the Audit Committee Report that appears in the Company’s Proxy Statement; and reviews the presentation of the Company’s financial results and monitors the adequacy of the Company’s internal financial controls. This committee also advises the Board on compliance with the Company’s Code of Conduct, on government and other compliance programs, monitors major litigation and pending internal or external special investigations, with a particular interest in the event there are claims that the Company has acted unethically or unlawfully and reviews the Company’s insurance and risk management process. This committee also reviews audits of expenses of the Company’s senior executives and directors. This committee monitors environmental, health, safety and other regulatory audits. This committee also reviews and evaluates the investment and financial performance of the Company’s pension plans, voluntary employee benefit associations (“VEBAs”) and any thrift plan investment funds, reviews and approves investment policies with respect to the pension plans and VEBAs, approves the appointment of pension plan, VEBA and thrift plan trustees, approves the charitable contributions budget and program and those other charitable contributions in excess of the CEO’s authority, annually reviews the activities of the Arch Chemicals Government Participation Fund, and provides advice, and recommends changes, as appropriate, to management’s programs to maintain and improve community relations. This committee also reviews the effects of regulatory accounting initiatives and off-balance sheet transactions on the financial statements of the Company; reviews any audit problems encountered and management’s response; reviews internal controls and procedures and any changes implemented in light of material control deficiencies or weaknesses; determines whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K; monitors activities and results of financial and computer system audits; reviews the adequacy of the Company’s accounting and financial records and system for managing business risk and legal compliance programs; reviews proposed or contemplated significant changes to the Company’s accounting principles and practices and, prior to the filing of certain SEC reports, reviews with management, the internal audit service provider and the independent registered public accounting firm the impact on the financial statements of estimates which potentially affect the quality of the financial reporting; reviews the Company’s quarterly financial statements prior to the filing of such statements on Form 10-Q and earnings releases; establishes and monitors procedures for handling complaints received by the Company regarding accounting, auditing or internal accounting control matters and confidential anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; reviews this committee’s Charter annually and recommends to the Board any appropriate changes; also this committee without having to seek Board approval determines funding by the Company for payment of independent registered public accounting firm and any advisors retained by this committee.

•	Charter. The Board has adopted a written charter for this committee outlining this committee’s duties, responsibilities and procedures.

•

Members. The Audit Committee currently consists of Mr. Lilley, Dr. Teal and Mr. Wetmore (chair). Mr. Lilley has been a member since 2008, Dr. Teal has been a member since 2003, and Mr. Wetmore has been a member since 2006. The Board has determined that all members of the Audit Committee meet applicable NYSE standards for independence and financial literacy and that Mr. Wetmore is the “audit committee financial expert” for purposes of SEC rules. No committee member is permitted to serve on more than three audit committees of public companies.

•

Meetings; Executive Sessions. During 2010, five meetings of this committee were held. This committee meets in executive session separately with management, the independent registered public accounting firm and the internal auditor and periodically with the internal audit service provider. It also meets regularly in executive session without the presence of management and outside service providers.

Compensation Committee

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Scope of Authority. The Compensation Committee administers and sets policy and develops and monitors strategies for the programs which compensate the CEO and other executives. It evaluates, establishes and approves the compensation for the CEO and our other officers named in the Summary Compensation Table (the persons named in such table being the “named officers”), including total direct compensation opportunity, and the mix of base salary, annual incentive standard and long term incentive awards. It approves the measures, weighting, payout matrices and actual payouts and certifies performance for and administers the incentive compensation plans for such persons. This committee also administers the 2009 Long Term Incentive Plan, the 1999 Stock Plan for Non-employee Directors and the 1999 Long Term Incentive Plan, reviews the Compensation Discussion and Analysis that appears in this Proxy Statement, issues an annual Compensation Committee Report that appears in this Proxy Statement, approves executive and change in control agreements, approves and adopts new qualified and non-qualified pension plans, adopts amendments thereto, approves terminations of qualified and nonqualified pension plans, administers the Senior Executive Pension Plans, makes recommendations to the Board on any other matters pertaining to the pension, CEOP and other plans which this committee deems appropriate. The Committee reviews incentive compensation arrangements to confirm that goals and targets do not encourage unnecessary or excessive risk taking and reviews an annual assessment of whether compensation practices are reasonably likely to have a material adverse effect on the Company. This committee also advises the Board on the remuneration for members of the Board.

•	Charter. The Board has adopted a written charter for this committee outlining this committee’s duties, responsibilities and procedures.

•

Board Compensation. This committee also advises the Board on the remuneration for members of the Board and reviews and recommends annually to the Board the form and amount of non-employee director compensation to be paid during the fiscal year. The committee uses an outside consultant that this committee retains directly for benchmarking, advice and recommendations regarding director compensation. This committee also monitors the outside consultant’s charges. The CEO reviews the outside consultant’s recommendation regarding director compensation but the final decision remains with this committee and ultimately with the Board.

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Performance Focus. “Pay for performance” is the central tenet in our executive compensation philosophy. Because the emphasis of our executive compensation program is on performance achievement, an important focus of this committee is to establish appropriate performance measures and then review actual performance versus such measures.

•

Executive Officer Compensation. This committee approves the measures, goals, objectives, weighting, payout matrices and actual payouts and certifies performance for and administers the incentive compensation plans for those receiving payouts under these plans. It also administers the 2009 Long Term Incentive Plan and the 1999 Long Term Incentive Plan.

The Compensation Committee has delegated to our CEO and our Vice President of Human Resources (i) the ability to determine whether a departing employee (other than an executive officer) shall have his or her employee stock options and awards extended or terminated upon cessation of employment and (ii) the authority to grant committee-approved change in control (Tier II) agreements to high level employees other than executive officers. The Compensation Committee has also delegated to our CEO the authority to enforce or waive the non-competition clause contained in the 1999 Long Term Incentive Plan. This committee has also delegated to an administrative pension committee of employees the ability (i) to handle certain administrative matters with respect to our qualified defined benefit pension plan, (ii) to make amendments to comply with union contracts and (iii) together with the CEO and Vice President of Human Resources, to make plan changes required by certain laws. In addition, this committee has delegated to another committee of employees, together with the CEO and Vice President of Human Resources, authority to amend our 401(k) plan to comply with certain laws. This committee has also authorized the Vice President of Human Resources to amend and adopt our welfare benefit plans applicable to employees generally.

•

Outside Compensation Consultants. Pursuant to its charter, this committee has the sole authority to select and retain compensation consultants for the purpose of assisting it in the evaluation of executive and director compensation. From 2007 through early 2010, the Compensation Committee retained Hay Group as its outside compensation consultant. Thereafter, it retained Pearl Meyer & Partners, LLC as its outside compensation consultant. The outside compensation consultant reports directly to the committee and provides data and insight to assist the committee in ensuring that our executive compensation programs and director compensation programs are reasonable and consistent with the committee’s compensation objectives, including its “pay for performance” objective. This committee’s approval (or, if such approval is not practicable, the committee chair’s approval) is required for all use of the Committee’s outside consultants by the Company (i) to prepare a compensation analysis relating to an executive officer and (ii) if a project involves costs in excess of $20,000. For any project at or under $20,000, no committee approval is required but management must report such project and its costs to this committee at its next meeting. During 2010, the Company paid Hay Group $22,371 for the services it rendered to the Compensation Committee and paid Pearl Meyer & Partners, LLC $252,423 for the services it rendered to the Compensation Committee. In addition, the Company subscribed to a Hay Group worldwide compensation database and purchased detailed pay analyses for several international locations from Hay Group for an amount aggregating $6,327 in 2010. The Company paid no other amounts to Pearl Meyer & Partners, LLC in 2010. For additional information regarding executive compensation, see the Compensation Discussion and Analysis section of this Proxy Statement and related tables.

•

Members. This committee currently consists of Messrs. Cavanagh, Powell and Sanders (chair). Mr. Cavanagh has been a member since 1999. Mr. Powell became a member in 2007. Mr. Sanders has been a member since 2004. The Board has determined that all members of the Compensation Committee met applicable NYSE standards for independence.

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Meetings; Management Participation; Executive Sessions. In 2010, six meetings of this committee were held. Certain members of management are invited to participate in the meetings. In 2010, our CEO, Chief Financial Officer and Vice President of Human Resources attended the committee meetings regularly. Management’s role is to contribute input and analysis to the committee’s discussions. After a review with the outside compensation consultant prior to the committee’s meeting, the CEO makes compensation recommendations for the other named officers to the committee. Although our CEO makes recommendations, the final determination for executive compensation rests with this committee. This committee meets in executive session in which only committee members and the outside compensation consultant participate. The executive sessions generally focus on setting our CEO’s compensation and performance goals and reviewing his performance achievement and the terms and conditions associated with compensation the CEO earns. The committee chair informs the Board of its decisions generally and meets with the Board in executive session periodically to report on the CEO’s compensation and performance.

Corporate Governance Committee

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Scope of Authority. The Corporate Governance Committee assists the Board in fulfilling its responsibility to the Company’s shareholders relating to the selection and nomination of directors, makes recommendations to the Board regarding the selection of the CEO, reviews the nominees for other offices of the Company, coordinates the evaluation of the Board and its committees, develops and recommends to the Board corporate governance guidelines, periodically reviews corporate governance trends, issues and best practices and makes recommendations to the Board regarding the adoption of best practices most appropriate for the governance of the affairs of the Board and the Company, recommends to the Board a slate of nominees to be proposed for election to the Board by shareholders at annual meetings and at other appropriate times, recommends individuals to fill any vacancies created on the Board, makes recommendations to the Board regarding the size and composition of the Board and the particular qualifications and experience that might be sought in Board nominees, assesses whether the qualifications and experience of candidates for nomination and renomination to the Board meet the then current needs of the Board, seeks out possible candidates for nomination and considers suggestions by shareholders, management, employees and others for candidates for nomination and renomination as directors, reviews and makes recommendations to the Board regarding the composition, duties and responsibilities of various Board committees from time to time as may be appropriate, reviews and advises the Board on such matters as protection against liability and indemnification, and assesses and reports annually to the Board on the performance of the Board itself as a whole. This committee also reviews and approves the director access policy and procedures for shareholders to recommend individuals for consideration to serve on the Board.

•	Charter. The Board has adopted a written charter for this committee outlining this committee’s duties, responsibilities and procedures.

•

Members. The Corporate Governance Committee currently consists of Messrs. Cavanagh (chair), Lilley, Powell, Sanders and Wetmore and Dr. Teal. All have been members of this committee for at least three years. Mr. Cavanagh has been the Chair since 2005. The Board has determined that all members of the Corporate Governance Committee satisfy applicable NYSE standards for independence.

•	Meetings; Executive Sessions. During 2010, four meetings of this committee were held. This committee meets in executive sessions without management periodically as it determines.

Committee Charters

All Board committee charters are available on the Company’s web site at http://www.archchemicals.com in the Investor Relations section, and a paper copy can also be obtained by contacting Investor Relations, Arch Chemicals, Inc., 501 Merritt 7, P.O. Box 5204, Norwalk, Connecticut 06856-5204 or by calling (203) 229-3820.

How were Board nominees selected?

The Board itself is responsible, in fact as well as procedurally, for selecting nominees for membership. The Board delegates the screening process to the Corporate Governance Committee with direct input from the CEO. Such committee is responsible for reviewing with the Board the appropriate experience and skills required of new and current Board members in the context of the current composition of the Board. The Board historically has utilized the services of a search firm to help identify new candidates for director who meet the qualifications outlined below.

It is the Board’s desire to select individuals for nomination to the Board who are most highly qualified and who, if elected, will have the time, qualifications and dedication to best serve the interests of the Company and its shareholders, taking into account such person’s skills, expertise, breadth of experience, knowledge about the Company’s businesses and industries, including current service on the Board, if any, qualities and capabilities, as well as the needs and objectives of the Board and the Company. All Board nominees are reviewed in this manner. Although the Board does not have a specific policy regarding diversity, the Board seeks to have members who bring a variety of differences in view points, skills, professional experience and backgrounds. A person’s sex, race, religion, age, sexual orientation or disability are not criterion for service on the Board. In addition, at least two-thirds of the members of the Board must be independent directors. To be “independent” for this purpose, the director must not have any direct or indirect material relationship with the Company as determined by the directors as provided in the Company’s Principles of Corporate Governance which is available on the Company’s website at www.archchemicals.com in the Investor Relations section.

After a review of identified Board candidates and their backgrounds by the Corporate Governance Committee, with the aid of the CEO, the chair of such committee and the CEO interview potential new Board candidates, if any, selected by the Corporate Governance Committee. The results of these interviews are reviewed with all directors before such committee recommends a candidate to the Board for approval.

The current nominees are all incumbent Board members and their nominations were considered by the Corporate Governance Committee and were recommended for election by that committee to the full Board.

The Corporate Governance Committee will consider candidates recommended by shareholders for election as directors at future annual meetings. Recommendations must be in writing and submitted to the Corporate Secretary of the Company by December 1, accompanied by the written consent of the candidate along with the information required for director nominations as set forth in the Company’s Bylaws, including:

•	the name and address of the shareholder who intends to make the nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated;

•	the class and number of shares of the Company that are owned by the shareholder and any other person on whose behalf the nomination is being made;

•

a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•

a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

•	any other information regarding the nominee or shareholder that would be required to be included in a proxy statement relating to the election of directors.

The Corporate Governance Committee did not receive any director nominee recommendations from shareholders during 2010.

Our Bylaws provide procedures and timeframes for shareholders to nominate their own director nominees directly to other shareholders.

Does the Company have a process for interested parties to send communications to the Board?

Yes. Shareholders and interested parties may communicate with the whole Board or any member of the Board by writing to the Board or such member c/o Corporate Secretary, Arch Chemicals, Inc., P.O. Box 5204, Norwalk, Connecticut 06856-5204. All such communications are passed on to the addressed Board members except for commercial solicitations.

Does the Company have a policy regarding director attendance at annual meetings of shareholders?

While we do not have a formal policy, we strongly encourage all directors to attend the annual meetings of shareholders. All directors attended the 2010 annual meeting of shareholders.

Has the Board of Directors adopted Principles of Corporate Governance?

Yes. The Company’s Principles of Corporate Governance can be found on the Company’s website by going to the following address: http://www.archchemicals.com in the Investor Relations section under Corporate Governance. A paper copy can also be obtained by contacting Investor Relations, Arch Chemicals, Inc., 501 Merritt 7, P.O. Box 5204, Norwalk, Connecticut 06856-5204 or by calling (203) 229-3820. The definition of director independence can be found in our Principles of Corporate Governance.

What is the categorical independence standard used by the Board to determine whether Board members are independent?

In addition to the independence requirements of the NYSE, the Board has adopted Principles of Corporate Governance that contain the following definition of independence:

(1)	A Director will not be independent if, within the preceding three years: (i) the Director was employed by the Corporation; (ii) an immediate family member of the Director was employed by the Corporation as an executive officer; (iii) the Director was (but is no longer) a partner in or employed by the Corporation’s external auditor and personally worked on the Company’s audit within that time; (iv) an immediate family member of the Director was (but is no longer) a partner in or employed by the Company’s independent auditor and personally worked on the Company’s audit within that time; (v) an executive officer of the Company was on the board of directors of a company which employed the Company’s Director, or which employed an immediate family member of the Director as an executive officer; or (vi) the Director or an immediate family member of the Director received in any twelve-month period during such three-year period direct compensation from the Company and its consolidated subsidiaries in excess of $100,000 other than director compensation (including committee fees) and pensions or other forms of deferred compensation (provided such compensation is not contingent in any way on continued service).

(2)	A Director will not be independent if: (i) the Director or the immediate family member of the Director is a current partner of the Company’s external auditor firm or internal auditor service provider firm; (ii) the Director is a current employee of either such firm; or (iii) the Director has an immediate family member who is a current employee of either such firm and who participates in either such firm’s audit, assurance or tax compliance (but not tax planning) practice.

(3)

The following commercial or charitable relationships will not be considered to be material relationships that would impair a Director’s independence: (i) if a Director is a current employee of, or has an immediate family member who is a current executive officer of another company that has made payments to, or received payments from the Company, in any of the last three fiscal years that are less than the greater of $1 million or two percent (2%) of the annual revenues of the company he or she is so associated; (ii) if a Director is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than two percent (2%) of the total consolidated assets of the company he or she serves as an executive officer; and (iii) if a Director serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are less than two percent (2%) of that organization’s total annual charitable receipts (excluding for this purpose any and all of the Company’s automatic matching of employee and Director charitable contributions).

The Board will annually review all commercial and charitable relationships of Directors. Whether Directors meet these categorical independence tests will be reviewed and will be made public annually prior to their standing for re-election to the Board.

A Director who was a past director or executive officer of Olin Corporation shall not be disqualified as an independent Director simply because of such past service unless applicable law or regulations require otherwise.

The Board shall have as members such persons that it considers it needs to perform its functions with respect to background, skill sets, diversity and business experience.

In April 2010, the Board determined that all members of the Board who are not currently officers of the Company (that is, all directors other than Mr. Campbell, our CEO) were independent within the meaning of the Principles of Corporate Governance and NYSE rules. Relationships between the Company and these independent directors, if any, fall below the percentage thresholds indicated in the definition of independence outlined above. The Board considered purchases or sales of products or services incurred in 2009 in the ordinary course of business as follows: with Guardian Life, where Mr. Cavanagh serves as a director, with Public Services Enterprise Group Incorporated, where Mr. Lilley serves as a director, with PolyOne Corporation, where Mr. Powell serves as a director, with Milliken & Company, Celanese Corporation and Nalco Holding Company, where Mr. Sanders is a director, and with Avon Products Inc., where Dr. Teal was an officer until her retirement in June 2010.

Does the Board have a lead independent director?

Yes. The duties of the lead independent director are: to serve as principal liaison between the Chairman of the Board and the independent directors; to participate in the flow of information to the Board by approving meeting agenda items and meeting schedules to assure that there is sufficient time for discussion of all agenda items; to have the authority to call meetings of the independent directors; if requested by major shareholders, ensure that he or she is available, when appropriate, for consultation and direct communication with such shareholders; and to preside at all meetings of the Board at which the chairman is not present and to preside at executive sessions of the independent directors. Our lead independent director is serving for a term of at least one year. The independent directors chose Mr. Cavanagh as lead independent director and the Board elected him to that post to serve until the 2011 Annual Meeting of Shareholders. Our CEO also serves as the Chairman of the Board and we believe the combined position of chairman and CEO promotes a unified direction and leadership for the Board. It also gives a single, clear focus for the chain of command for our organization, strategy and business plans. We believe having a chairman who is also the CEO and a separate lead independent director offers an appropriate balance between the roles and provides a satisfactory counterbalance to the combined role of chairman and CEO.

Has the Company adopted a Code of Ethics and a policy regarding approval of related party transactions?

The Company has a written code of conduct that applies to all directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. Our code of conduct embodies ethical principles and is on our website at: http://www.archchemicals.com in the Investor

Relations section under Corporate Governance. The Company will post any amendments to the code of conduct, as well as any waivers that are required to be disclosed by the rules of either the SEC or the NYSE, on its website. A paper copy of the code can also be obtained for no charge by contacting Investor Relations, Arch Chemicals, Inc., 501 Merritt 7, P.O. Box 5204, Norwalk, Connecticut 06856-5204 or by calling (203) 229-3820.

Our code of conduct requires disclosure of any transaction that involves a conflict of interest with us and our employees and directors. Directors and officers are also surveyed annually regarding “related party” transactions with the Company and its subsidiaries and our accounting records are also reviewed for transactions with companies affiliated with these persons. In addition, our Board has a written policy which requires our Audit Committee to approve transactions in excess of $120,000 in which a related person (namely, a director, executive officer or five percent or more shareholder) has a direct or indirect material interest as defined by SEC rules. Certain transactions are deemed approved by the Audit Committee under this policy. These are transactions involving (i) prior authorization by the Board or a Board committee which has been otherwise authorized to approve the transaction (such as executive compensation that has been approved by the Compensation Committee); (ii) ordinary course of business transactions which do not exceed the greater of $1 million or two percent (2%) of the other party’s consolidated revenues for the prior year; (iii) charitable contributions which do not exceed the lesser of $1 million or two percent (2%) of the charity’s total gross receipts for the prior year; (iv) transactions determined through competitive bidding; (v) transactions where the related person’s interest arises solely as our shareholder and all our shareholders receive the same benefits proportionately (e.g., dividends); (vi) transactions where the services are regulated by public authority (e.g., utilities); (vii) banking services; (viii) investment services provided in connection with our Company-sponsored benefit plans; and (ix) significant shareholders which are generally institutional investors or investment advisors who do not seek to control the Company or which hold shares under a Company-sponsored benefit plan. If advance approval of a related party transaction is not practicable, the Audit Committee may ratify the transaction. If the transaction is not ratified, management shall make reasonable efforts to terminate the transaction.

What is the Board’s role in risk oversight?

The Board plays an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Audit Committee oversees the results of financial and computer audits and receives quarterly updates on ethics and litigation matters. The Audit Committee also oversees management of risks associated with environmental and health and safety matters and reviews with management the Company’s enterprise risk management process. The Compensation Committee reviews incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk taking and reviews and discusses, at least annually, the relationship between risk management and practices, corporate strategy and senior executive compensation. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed of such risks not only through committee reports but also directly at the annual strategic plan review. At that strategic review, significant risks as identified through the Company’s enterprise risk management process, as well as the steps taken to manage such risks, are reviewed for each of the Company’s businesses as well as for the Company as a whole. The Board at each regular meeting reviews financial performance, business operations and Responsible Care® performance of the Company. In addition, the Board as a whole annually reviews the environmental, health and safety and litigation risks of the Company.

Does the Company have a shareholder rights plan?

No. The Company’s shareholder rights plan expired in January 2009 and was not renewed.

Are executive officers permitted to engage in hedging activities?

Executive officers are prohibited from engaging in hedging activities with respect to Company securities.

Are there Compensation Committee Interlocks?

During 2010, none of the members of the Compensation Committee was an officer or employee of the Company and no executive officer of the Company served on the Compensation Committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is established by the Board of Directors. The Board has adopted a written charter for this committee setting out the functions it is to perform. Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The Directors who serve on this committee are all “Independent” for purposes of the New York Stock Exchange listing standards. Thus, the Board of Directors has determined that no Audit Committee member has a relationship to the Company that may interfere with our independence from the Company and its management.

The Audit Committee reviewed the Company’s audited financial statements for the year ended December 31, 2010 and met with both management and KPMG LLP (“KPMG”), the Company’s independent registered accounting firm, to discuss those financial statements. Management has represented to this committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board and other regulations regarding KPMG LLP’s independence relative to the Company and has discussed with KPMG their independence. The Audit Committee also considered the compatibility of non-audit services with such firm’s independence. We also discussed with KPMG any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Douglas J. Wetmore, Chair

David Lilley

Janice J. Teal

February 22, 2011

DIRECTOR COMPENSATION

Director Compensation Table

(for fiscal year ended December 31, 2010)

Name(a)	Fees Earned or Paid in Cash ($)(1)(b)	Stock Awards ($)(2)(c)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(f)	All Other Compensation ($)(3)(g)	Total ($)(h)
R. E. Cavanagh	$72,500	$128,120	$0	$0	$0	$38,203	$238,823
D. Lilley	50,000	128,120	0	0	0	15,745	193,865
W. H. Powell	50,000	128,120	0	0	0	12,481	190,601
D. S. Sanders	57,500	128,120	0	0	0	31,645	217,265
J. J. Teal	50,000	128,120	0	0	0	25,654	203,774
D. J. Wetmore	70,000	128,120	0	0	0	21,656	219,776

(1)	Fees earned or paid in cash include the following:

Name	Cash Retainer	Committee Chair Meeting Fee	Lead Director Fee	Total Fees Earned or Paid in Cash($)
R. E. Cavanagh	$50,000	$7,500	$15,000	$72,500
D. Lilley	50,000	—	—	50,000
W. H. Powell	50,000	—	—	50,000
D. S. Sanders	50,000	7,500	—	57,500
J. J. Teal	50,000	—	—	50,000
D. J. Wetmore	50,000	20,000	—	70,000

Messrs. Sanders and Wetmore elected to defer their 2010 retainers in phantom shares under the Directors Plan as described below. These deferrals are included in the figures above.

(2)	The value shown represents the grant date fair value computed in accordance with FASB ASC Topic 718. It reflects the 2010 grant of 4,000 phantom shares to directors at the fair market value of $32.03 per share which was the closing price on the date of grant (January 4, 2010). The value excludes the deferrals described in the immediately preceding footnote.

As of December 31, 2010, the following directors held phantom shares of our Common Stock in a deferred account under the Directors Plan described below totaling: Mr. Cavanagh, 45,280; Mr. Lilley, 16,798; Mr. Powell, 12,658; Mr. Sanders, 36,963; Dr. Teal, 29,365; and Mr. Wetmore, 24,294. These balances include Board compensation paid for prior years of service.

(3)	All Other Compensation includes the following:

Name	Charitable Contributions(a)	Dividends on Arch Stock(b)	Aggregate Withdrawals or Distributions	Total All Other Compensation
R. E. Cavanagh	$2,500	$35,703	$0	$38,203
D. Lilley	2,500	13,245	0	15,745
W. H. Powell	2,500	9,981	0	12,481
D. S. Sanders	2,500	29,145	0	31,645
J. J. Teal	2,500	23,154	0	25,654
D. J. Wetmore	2,500	19,156	0	21,656

(a)	The value shown represents our charitable match for 2010 under the Arch charitable giving program described below as of March 1, 2011. As of that date, in total, for 2010 we matched $15,000 of the charitable contributions made by outside directors. Directors have until March 31, 2011 to submit matching forms for 2010 contributions.

(b)	This figure represents the amount of deferred dividends accrued on all Arch phantom shares deferred under the Directors Plan described below.

Director Fees and Policies

For 2010, each non-employee director was entitled to receive $50,000 in cash as a retainer. If Board meetings exceeded eight meetings in a calendar year, each non-employee director would be entitled to receive a $1,500 meeting fee for each Board meeting attended in excess of eight meetings. In 2010, there were less than nine Board meetings. The Compensation Committee chair and the Corporate Governance Committee chair each received a $7,500 annual committee chair meeting fee in cash. The Audit Committee chair received a fee of $20,000. Our lead independent director, Mr. Cavanagh, received a lead director fee of $15,000.

All directors participate in the Arch charitable giving program on the same basis as Company employees with a 100% match for gifts up to $2,500 annually to eligible charities. Outside directors are covered while traveling on Company business under the Company’s business travel accident insurance policy which also covers employees of the Company generally. Directors also are reimbursed during the year for out-of-pocket expenses incurred in the performance of their duties as directors, such as travel expenses.

Directors Plan

The 1999 Stock Plan for Non-employee Directors (the “Directors Plan”) provides the Board with the opportunity to pay non-employee director compensation in the form of shares of Common Stock (including phantom shares), stock options to purchase shares of the Company’s Common Stock, performance shares or a combination thereof. For 2010, only phantom shares that payout in the form of cash were granted in the Directors Plan.

The Directors Plan includes the following provisions:

(i)	Provides for the granting annually, at the election of the Board, of a number of shares of Common Stock, options to purchase shares of Common Stock, performance shares or a combination of the foregoing (as determined by the Board) to each non-employee director and, in the case of a grant of shares of Common Stock, the deferral of the payment of these shares until after the director ceases to be a member of the Board;

(ii)	Permits the Board to determine and approve if all or part of the annual retainer and meeting fees shall be paid in shares of Common Stock; and

(iii)	Permits directors to elect to defer any meeting fees and excess retainer paid in cash and any shares to be delivered under the Directors Plan.

Under the Directors Plan, dividend equivalents on deferred shares were reinvested in phantom shares of Common Stock on the dividend payment date. Performance shares vest and are paid out, unless deferred by the director, upon the satisfaction of performance goals established by the Compensation Committee. Deferred accounts under the Directors Plan are paid out if there is a “Change in Control” as defined in the plan. The Board sets director compensation for a calendar year in the prior calendar year.

In January 2010, each non-employee director’s deferred stock account under the Directors Plan was credited with 4,000 phantom shares of Common Stock. These shares will be paid out to a director in cash when he or she ceases to be a director. The shares, cash retainer and any fees may be deferred by the director as provided in the Directors Plan into Arch phantom stock accounts and a variety of other phantom investment vehicles. Dividend equivalents are credited to the Arch phantom stock accounts on the same basis as dividends paid to our shareholders. No other awards were made to non-employee directors under the Directors Plan in 2010. The Board has proposed that the Directors Plan be amended. See Item 2 of this Proxy Statement.

Equity Ownership Guidelines for Directors

In January 2010, the Board adopted equity ownership guidelines for our non-employee directors. The purposes of these guidelines are to encourage ownership of our Common Stock in order to align further the interests of our directors with the interests of our shareholders and to promote further sound corporate governance. These guidelines require that all non-employee directors must maintain a minimum ownership of 25,000 shares of Arch Common Stock. Shares counted for this purpose include shares owned directly or indirectly and phantom shares held in the Directors Plan. Directors have five years from the date of the adoption of the guidelines to meet the minimum ownership requirement. Compliance with these guidelines will be reviewed on an annual basis.

On January 15, 2011, our non-employee directors’ shares ownership under the guidelines was as follows:

Name	Total Share Ownership	5-Year Ownership Goal
R.E. Cavanagh	53,303	25,000
D. Lilley	20,798	25,000
W.H. Powell	37,745	25,000
D.S. Sanders	62,660	25,000
J.J. Teal	38,365	25,000
D.J. Wetmore	35,122	25,000

For purposes of the guidelines, total share ownership shown above for the directors includes the number of phantom shares held in the Directors Plan, the number of shares held outright by each director and shares owned in any individual retirement account (IRA’s). Messrs. Cavanagh, Powell, Sanders, Wetmore and Dr. Teal have met their ownership guidelines and Mr. Lilley has made significant progress towards meeting his ownership guideline. For equity ownership guidelines for officers, see the Compensation Discussion and Analysis section of this Proxy Statement.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

How much stock is beneficially owned by directors and the individuals named in the Summary Compensation Table?

The following table sets forth the number of shares of Common Stock beneficially owned by each current director and nominee for director, by the individuals named in the Summary Compensation Table, and by all such directors and executive officers of the Company, including the named officers, as a group, as reported to the Company by such persons as of January 15, 2011. Unless otherwise indicated in the footnotes below, the officers, directors, nominees and individuals had sole voting and investment power over such shares. Also included in the table are shares of Common Stock which may be acquired within 60 days.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class of Common Stock(3)
Michael E. Campbell	199,573
Richard E. Cavanagh	15,541
Luis Fernandez-Moreno(4)	16
Steven C. Giuliano	11,822
David Lilley	2,000
Sarah A. O’Connor	29,086
William H. Powell	23,087
Daniel S. Sanders	22,000
Joseph H. Shaulson(4)	882
Janice J. Teal	7,000
Douglas J. Wetmore	7,000
Directors and executive officers as a group, including those named above (total 16 persons)	349,199	1.4

(1)	Included in this table with respect to officers are shares credited under the CEOP. Non-employee directors hold phantom shares in deferred stock accounts pursuant to arrangements described above under “Director Compensation” in the following amounts as of January 15, 2011:

Name	Phantom Shares Payable in Common Stock	Phantom Shares Payable in Cash	Total Phantom Shares
R. E. Cavanagh	11,518	37,762	49,280
D. Lilley	2,000	18,798	20,798
W. H. Powell	2,000	14,658	16,658
D. S. Sanders	2,000	40,660	42,660
J. J. Teal	2,000	31,365	33,365
D. J. Wetmore	2,000	28,122	30,122

The phantom shares shown above in the column “Phantom Shares Payable in Common Stock” are included in each directors’ total shares in the table. The phantom shares payable in cash are not included in any director’s beneficial ownership total. In addition, not included in the table for the named officers and all executive officers as a group are the following number of phantom shares payable in cash held in the Company’s Supplemental Contributing Employee Ownership Plan (the “SCEOP”), a nonqualified excess benefit plan, and the Company’s Employee Deferral Plan: for Mr. Campbell, 27,944 shares; for Mr. Giuliano, 772 shares; for Ms. O’Connor, 4,548 shares; for Mr. Shaulson, 223 shares; and for all other executive officers as a group, 2,235 shares. The shares credited to all these deferral accounts have no voting power.

On February 23, 2011, shares of common stock were issued to the following named officers in connection with a payout of the 2008 and 2009 LTIP awards: 99,300 for Mr. Campbell; 14,100 for Mr. Giuliano; 14,340 for Ms. O’Connor; 8,340 for Mr. Shaulson; and for all the executive officers as a group 160,830 shares. These shares are not included in the table above.

(2)	The amounts shown include shares that may be acquired within 60 days following January 15, 2011 through the exercise of stock options as follows: Mr. Giuliano, 4,500; Ms. O’Connor, 13,500; and all directors and executive officers as a group, including the named individuals, 23,000.

(3)	Unless otherwise indicated, beneficial ownership of any named individual does not exceed one percent of the outstanding shares of Common Stock.

(4)	Mr. Fernandez-Moreno joined the Company as an officer in September 2010 and Mr. Shaulson in August 2008.

Please see pages 24 and 40 for additional information on Directors and Executive stock ownership guidelines.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the period from January 1, 2010 to December 31, 2010, its officers, directors and greater than ten-percent beneficial owners were in compliance with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary: Our Performance for 2010

The Company achieved outstanding performance in 2010 and we believe that our named officers were instrumental in helping us achieve this result which was reflected in their 2010 compensation. Key highlights of our 2010 performance include the following:

•	Highest earnings per share in the Company’s history;

•	Record operating income from the HTH Water Products and Personal Care and Industrial Biocides businesses;

•	Record operating margins;

•	Double digit revenue growth;

•	Best safety performance in the Company’s history;

•	Divestiture of the non-core Industrial Coatings business;

•	Completion of new liquidity sources, including a $250 million private placement;

•	The successful roll-out of our multifaceted margin improvement plan to drive operating margins above 10% by year-end 2013; and

•	CEO succession and transition plan was developed and its implementation is ahead of expectations.

Overview

In this Compensation Discussion and Analysis, we describe for shareholders our executive compensation objectives, plan designs, policies and decision-making practices for the following named officers:

•	Michael E. Campbell, our Chairman, President and Chief Executive Officer

•	Steven C. Giuliano, our Senior Vice President and Chief Financial Officer

•	Luis Fernandez-Moreno, our Executive Vice President, HTH Water Products and Wood Protection

•	Sarah A. O’Connor, our Senior Vice President, Strategic Development and Chief Legal Officer

•	Joseph H. Shaulson, our Executive Vice President, Personal Care, Industrial Biocides and Performance Products

Executive Compensation Objectives

The Company’s executive compensation program is designed to provide a rational, consistent, and easy-to-understand pay for performance reward system. The objectives of our executive compensation program as established by our Compensation Committee (the “Committee”) include:

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Reward for Shareholder Value Creation. The overarching objective of our compensation philosophy and the incentive arrangements is to reward executive actions and behaviors that drive global growth, improve profitability and maximize the overall economic value realized by our shareholders.

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Promote an Unambiguous Performance Focus. All company performance goals and certain individual performance goals are based on measurable criteria. The goals and performance expectations for the CEO are approved in advance by the Committee. The CEO approves the specific individual goals and objectives for the other named officers in advance as well.

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Balance Risk and Potential Executive Reward. Our performance goals are selected to achieve a balance between desired short-term and long-term outcomes. In this way we encourage strategic decisions for competitive advantage as well as discourage executives from taking unnecessary or excessive risks that would threaten the reputation or sustainability of the Company.

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Emphasize Pay for Performance. Our named officers’ total targeted compensation opportunity places significantly more emphasis on pay for performance incentives than on non-performance based compensation like base salary. Additionally, in order to promote a long term performance focus, the incentive mix for our CEO is weighted more significantly toward long term incentive opportunities rather than annual incentive opportunities due to his significant role in determining the long term strategy of the Company.

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Provide Internally Equitable and Externally Competitive Rewards. We believe that the determination of equitable and competitive compensation should balance the external and internal value for the job role. The pay opportunity provided to our named officers is determined in part based on the Committee’s review of competitive market data. However, the Committee also may consider the size, scope and or potentially unique job and its contribution to our sustainable financial and operational success.

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Unite the Company’s Management as a Team. The key financial goals in our incentive arrangements are shared by all named officers. In this way, we create a shared focus that drives shareholder value and unites our executive team.

Modifications to Compensation and Benefit Programs

The Compensation Committee continually reviews the aspects of the executive compensation programs to ensure that the programs meet the following requirements:

•	Strong alignment with our pay for performance philosophy

•	Reflective of shareholder feedback

•	Compliance with applicable regulatory requirements

•	Consistent, on balance, with corporate governance best practices and proxy guidelines

During 2009, we considered the feedback we received from shareholders, policy recommendations provided by institutional shareholder advisory organizations and the Conference Board Task Force on Executive Compensation report. As a result of this review, the following policy modifications to our compensation and benefits programs were adopted:

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Change in Control (CIC) Excise Tax Gross-Ups. Future severance and change in control agreements will not include a gross-up for taxes on payments in excess of Internal Revenue Code Section 280G limits.

•	Change in Control (CIC). Future executive agreements will not include provisions for additional pension credits in change in control situations.

•	Early Retirement Bridging. Future executive agreements will not include early retirement bridging for executives under age 55 in a change in control situation.

•	Perquisites. All perquisites were eliminated for U.S.-based executive officers, including the named officers, effective January 1, 2010.

•

Long Term Incentive Plan. Grants made in 2010 included two grants: 1) a grant of performance units and 2) a grant of performance accelerated restricted stock units. For grants made in 2010 and beyond, we eliminated the potential for a payout at the end of the second year if the performance goal is met prior to the end of the third year. In addition, we have rebalanced the long term incentive grants by shifting a greater portion of the long term incentive value into performance units and away from restricted stock units.

•

Double Trigger in a Change-in-Control Situation. While we already require an employment termination for both the continuation of certain benefits and for nearly all severance payments under our change-in-control agreements, we continue to review all single triggers in change-in-control situations (including in equity-based award grants) with a view toward implementing double triggers at some time in the future for all compensation arrangements subject to maintaining tax deductibility of the compensation to the Company and any other regulatory requirements.

•

Risk Reward Factor. Grants on or after January 1, 2010 utilized a different Risk Reward Factor, as described more fully below in the Long-Term Incentives section. We phased out the Risk Reward Factor of 65%, which was used for the 2009 grant over the next 2 years (the 2010 grant used a Risk Reward Factor of 83% and the 2011 grant did not use any Risk Reward Factor).

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Dividend Equivalents on Unvested Stock Unit Awards. Dividend equivalents on phantom stock units granted on or after January 1, 2010 under our Long Term Incentive Plan will be accrued and paid out only to the extent the underlying awards are earned. Previously, such dividend equivalents were paid currently to the executive while the award was outstanding and unvested.

•	Equity Ownership Guidelines. Market competitive equity ownership guidelines for the named officers and non-employee directors were adopted.

•

Peer Company Comparator List. Revised our list of peer companies, eliminating Ecolab, Cytec and Lubrizol for 2010 because the Committee felt these companies were too large to use in competitive benchmarking.

•

Risk Oversight. Our Board amended the Committee’s charter in October 2009 to include responsibility to review incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk taking and the Committee will review and discuss, at least annually, the relationship between risk management and practices, corporate strategy and senior executive compensation.

Key Analytical Tools Used in the Compensation Decision-Making Process

In addition to the Executive Compensation Objectives mentioned above, the Committee utilized competitiveness and best practices as key analytical tools for compensation decision making.

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Strategic Needs. The Committee considers the state of our Company’s financial and operational performance and the competitive landscape within the industry in making determinations about the design of the compensation program. This information is used to shape the overall structure of compensation as well as the design of our annual and long-term incentive programs to ensure they motivate the behaviors necessary to achieve sustainable returns for shareholders.

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Competitive Standard. The Committee’s primary competitive standard is to target named officer base salary, total cash opportunity (base salary plus annual incentive opportunities) and total targeted compensation opportunity (base salary plus annual and long-term incentive opportunities) to the 45th to 55th percentile (range of median) of a peer group of specialty chemical companies. This group was revised and updated for 2009 and 2010. Additionally, aggregated compensation data from Hay Group and Pearl Meyer and Partner’s survey database serves to validate and calibrate the peer group data. The application of the competitive standard is discussed in greater detail below.

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Peer Group. For 2010 compensation planning purposes, the Committee utilized the 15 companies that were selected by the Committee as relevant competitors in businesses similar to our Company in terms of revenue and market capitalization as well as companies competing with us for investor dollars. The 2010 peer companies are:

• A. Schulman, Inc.	• Koppers Holdings Inc.

• Albemarle Corporation	• OM Group Inc.

• Cabot Corporation	• Rockwood Holdings Inc.

• Chemtura Corporation	• Scotts Miracle Gro Company

• Ferro Corporation	• Sensient Technologies

• FMC Corporation	• Sigma-Aldrich Corporation

• H. B. Fuller Company	• W. R. Grace & Company

• International Flavors & Fragrances Inc.

While some of the institutional shareholder groups suggest different peer companies for the Company, we did not include some of these companies, because, in our view, they do not compete in our specific business areas nor do they compete for our employees or investor dollars.

•

Best Practices. The Committee regularly reviews the best practice recommendations advocated by compensation and governance experts, institutional shareholder advisory organizations, and other similar advocates. In its application of these practices, the Committee strives to use its discretion as appropriate to ensure compensation programs are consistent with the Company’s strategy and business needs.

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Pay-for-Performance Alignment. In the course of reviewing our overall executive compensation program, Pearl Meyer and Partners, LLC, the Committee’s independent compensation consultant conducted a pay-for-performance analysis in October 2010 to examine the relationship between company performance and our CEO’s compensation. This was accomplished by comparing our CEO’s total targeted compensation opportunity (as approved by the Compensation Committee) to total shareholder return (TSR) on a 1-and 3-year basis. Pearl Meyer’s analysis demonstrated that our CEO’s total targeted compensation is below the median against other CEOs in our peer group and our 3-year TSR is at median and 1-year TSR is near the median.

Compensation Decision-Making and Governance

Briefly described below are the roles and responsibilities of the individuals and entities involved in the decision-making processes and governance of our executive compensation programs.

The Compensation Committee

The Committee currently consists of three directors, each of whom qualifies as an independent outside director as defined by the applicable IRS and NYSE rules.

As detailed in the Committee’s charter, the purpose of the Committee is to:

•	Ensure that the officers of the Company are effectively compensated through the establishment of competitive total compensation opportunities,

•	Recommend to the Board the compensation of non-employee members of the Board, and

•	Assist the Board in carrying out other functions pertaining to compensation of other employees.

Among the Committee’s responsibilities are the review and annual approval of all elements of the total targeted compensation opportunity that we provide to our named officers.

The Outside Consultant

During 2010, the Committee retained the services of an outside compensation consultant from Hay Group for a portion of the year and a different consultant from Pearl Meyer and Partners, LLC for the remainder of the year. The consultants provided advice to the Committee on all aspects of executive compensation.

Our CEO

Our CEO reviews and presents to the Committee the performance assessment and compensation recommendations for the other named officers.

Internal Compensation Resources

The Committee asks the Company’s Human Resources Department to prepare and analyze information the Committee needs to carry out its responsibilities. This information analysis is typically done in collaboration with the Committee’s outside consultant.

Compensation Framework and Pay Components

The following discussion provides an overview of our executive compensation framework.

Base Salary

•

Base salary is one of the three elements of our total targeted compensation opportunity (base salary + annual incentive + long-term incentive). It provides a basic level of security and it is the only element that is not “at risk”—that is, its payment does not vary with achieving any quantitative or qualitative measures over the fiscal year or with the common stock price.

Annual Incentive

•

The annual incentive opportunity is the second of the three elements of our total targeted compensation opportunity. Payouts from this pay for performance plan are based on the achievement of pre-established financial goals, personal strategic objectives and other accomplishments. This structure contributes to our desired total targeted compensation opportunity which places greater emphasis on pay for performance incentives.

During fiscal year 2010, our CEO participated in the Senior Management Incentive Compensation Plan, a plan designed to provide for full tax-deductibility of awards under U.S. Tax Code Section 162(m). The other named officers participated in the Arch Annual Incentive Plan because it was not expected that their non-performance based compensation would exceed $1 million in 2010. The plans are substantially similar.

Long Term Incentive

•

The long-term incentive opportunity is the third element of our total targeted compensation opportunity. Awards are based on achieving key financial measures and are subject to forfeiture and stock price fluctuation. Earned awards for the named officers are paid out 60% in shares of our Common Stock and 40% in cash, which is valued based upon the Company’s stock price. Our intent is to deliver through this plan approximately 50% of the total compensation opportunity for our CEO and 30-40% of such opportunity for the other named officers.

We consider long term incentive awards as the lynchpin of our compensation opportunity. By linking a large portion of the executive’s compensation opportunity with our long term financial success, we maintain pay for performance alignment with emphasis on creating sustainable shareholder value. Since the award is denominated in phantom shares of our common stock, changes in market value of the stock impact the value of the award to the named officers. Thus, like shareholders, the named officers are rewarded for a rising share value and are negatively impacted if the share value falls.

Our long-term incentives are designed to tie the major part of our named officers’ total targeted compensation opportunity to our financial performance and the long-term enhancement of shareholder value. The plan is also designed to encourage the long-term retention of these executives.

2010 Executive Compensation Decisions

The determination of the 2010 named officer total compensation opportunity and the assessment of their 2010 performance is discussed below.

2010 Employment of Luis Fernandez-Moreno

Mr. Luis Fernandez-Moreno was hired in September 2010 as Executive Vice President with responsibility for HTH Water Products and Wood Protection. The compensation package provided to Mr. Fernandez-Moreno was individually negotiated and was necessary to recruit him from his position with The Dow Chemical Company. The compensation package was reviewed by the outside consultant and determined to be competitive from both an internal and external perspective. The Committee approved Mr. Fernandez-Moreno’s compensation package in August 2010 as outlined below:

Compensation Component	Amount
Base Salary	$400,000
Bonus Target	275,000	Eligible for full bonus target for 2010
Total Cash	675,000
Long Term Incentive Plan Value	350,000	Long Term Incentive Plan Opportunity
Total Direct Cash	$1,025,000

In addition, Mr. Fernandez-Moreno received a $75,000 hiring bonus and, to address Mr. Fernandez-Moreno’s forfeiture of long term incentive grants from his prior employer, the Committee approved a restricted stock grant of 18,000 units, payable in stock at the end of the restriction period. Provided he is still employed by the Company, 50% of the restricted stock unit grant vests on August 1, 2011 and the balance of the grant vests on April 1, 2012.

Mr. Fernandez-Moreno was provided with an executive agreement, which is discussed in greater detail in the Termination and Change in Control Payments section in this Proxy Statement.

2010 Total Compensation Opportunity

To determine the 2010 total targeted compensation opportunity, the Committee reviewed the competitive standard determined by its outside compensation consultant, internal equity considerations, and each incumbent’s performance, experience and role within the Company. Additionally, the Committee examined the total value that would be generated under the annual and long-term incentive plans at target performance. This step ensures that the total pay mix at target performance reflects a significant weighting toward pay for performance incentives and that the total targeted compensation opportunity is consistent with the competitive standard.

The table below outlines 2010 compensation at target performance for all elements of compensation (base salary, annual incentive, total cash, long-term incentive and total targeted compensation opportunity). This table also outlines the competitive market position for each element of compensation. The percentile ranking shown below was determined by the Hay Group outside consultant using peer company data as well as aggregated data from Hay Group’s national data base.

Name* Col A	Base Salary Col B	Percentile Rank Col C	Annual Incentive Col D		Total Cash (Base Salary plus Annual Incentive) Col E	Percentile Rank Col F	Long Term Incentive Col G	Total Targeted Compensation Opportunity Col H	Percentile Rank Col I
Michael E. Campbell	$900,000	50	$850,000		$1,750,000	55	$1,850,000	$3,600,000	40
Steven C. Giuliano	400,000	35	260,000		660,000	50	300,000	960,000	20
Sarah A. O’Connor	375,000	35	250,000		625,000	45	250,000	875,000	45
Joseph H. Shaulson	340,000	60	275,000	**	615,000	75	240,000	855,000	75

*	Mr. Fernandez-Moreno was hired in September 2010 and therefore was not included in the January 1, 2010 compensation review conducted by the Compensation Committee.
**	Mr. Shaulson’s original 2010 Bonus Target was set at $240,000; the financial portion of his target was increased by $35,000 by the Compensation Committee in July 2010 to reflect his appointment to Executive Vice President.

It should be noted that the Committee manages the base salary (Column B), total cash (Column E) and total targeted compensation opportunity (Column H) against the competitive standard, which is between the 45th and 55th percentile of our peer companies and does not specifically manage to the percentiles for the other individual compensation components. In September 2009, Mr. Shaulson was appointed Senior Vice President for Wood Protection, Personal Care and Industrial Coatings from his prior position as Vice President, Strategic Planning. As Vice President, Strategic Planning, his compensation was in the 55th percentile for comparable positions in the peer group. In determining his 2010 compensation, the positions to which his compensation was compared changed to reflect his new position. That new comparison resulted in a higher percentile ranking for his compensation that was above the general guideline followed by the Committee. Given that his compensation would have had to been reduced to bring it within the general guideline and given that the Company believes his new position provides greater responsibility and importance than those in the comparator positions of the peer group, the Committee felt it appropriate for his position to be above its general 45th to 55th percentile compensation guideline.

•

Pay Mix. The pay mix at target 2010 performance is shown below. It is consistent with our objective to emphasize pay for performance incentives rather than fixed base salary and to promote a long-term performance focus.

	2010 Pay Mix at Target Performance (Percent of Total Compensation Opportunity)
Name	Base Salary	Annual Incentive Opportunity	Long-Term Incentive Opportunity
Michael E. Campbell	25%	24%	51%
Steven C. Giuliano	42%	27%	31%
Luis Fernandez-Moreno(1)	39%	27%	34%
Sarah A. O’Connor	42%	29%	29%
Joseph H. Shaulson	40%	32%	28%

(1)	The pay mix for Mr. Fernandez-Moreno includes his September 2010 annual salary and bonus target and his 2011 Long Term Incentive Plan grant value.

Base Salary

The Committee reviewed information provided by the outside consultant, including the Hay survey data, data gathered from the proxy statements of our peer group (discussed above), salary increase trends for executive base pay, and other information provided in published surveys. Our CEO also reviewed this competitive market information and based on his review made recommendations to the Committee for each named officers’ 2010 base salary other than his own. The consultant met with the Committee in executive session to discuss appropriate CEO salary based on his review of the data sources mentioned above and made a recommendation.

The Compensation Committee made the final determination for all base salary recommendations for the named officers.

Annual Incentive

Annual incentive awards are determined for the named officers based on the formula set forth early in the fiscal year. As described in the section below and in the narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table, the Compensation Committee approves a target value for the annual incentive award for each named officer.

For the 2010 annual performance cycle, 70% of the named officer’s target award is dependent on the achievement of two financial performance factors (40% for EPS and 30% for cash flow) being met, while 30% of the award is based on achievement of the individual’s personal strategic objectives. The Committee approved this compensation mix for the named officers to reflect the significant impact that the named officers can have on the Company’s overall financial performance, while recognizing the importance of non-financial strategic goals. In July 2010, the Committee provided an additional $35,000 bonus target for Mr. Shaulson based on his new role as Executive Vice President, which provided a different mix from what was described above.

•	Individual Target Award Opportunity Determination.

As part of the process described below, the consultant determines competitive ranges for each named officer’s annual incentive target award opportunity. The Committee’s primary competitive standard for the bonus element is to target named officer total cash opportunity (base salary plus annual incentive opportunities) and total targeted compensation opportunity (base salary plus annual and long-term incentive opportunities) to the 45th to 55th percentile of our peer companies. The Committee also considers other factors such as the internal value of the job to us, the named officer’s expected impact on the year’s achievement of its financial and strategic goals and our CEO’s recommendation for the other named officers. Upon reviewing this information, the Compensation Committee establishes each named officer’s target annual incentive opportunity. The bonus targets are not materially different between the named officers below the CEO and the CFO as they are generally based on level in the organization. For 2010, the bonus targets for the named officers below the CEO and the CFO ranged from 27% to 32% of Total Compensation Opportunity.

•	Performance Metrics Determination—Financial.

(a) Based on advice from the consultant, the Committee determined that EPS and cash flow (as defined below) were widely accepted measures of a corporation’s success and thus selected these two measures as the basis for determining the portion of the annual bonus that is based on our annual financial performance for all named officers.

(b) In selecting the weight and in establishing the payout curves for Company financial performance metrics, the Compensation Committee considered the analysis and recommendations of the outside consultant, our CEO and our CFO, as well as the fiscal year’s approved annual budget and the level of performance that will be required to achieve or exceed the budget.

(c) The typical 40%/30% split between EPS and cash flow in the overall weighting of the total annual incentive opportunity determination reflects the Committee’s weighting of the relative importance of these two factors. The split is re-examined each year by the Committee. The remaining 30% is attributable to personal strategic objectives outlined in the next section.

(d) The financial measures under the annual incentive plans are defined as follows:

•

EPS means the actual diluted earnings per share at the end of such fiscal year calculated as the net income available to common shareholders excluding the impact of extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business divided by the weighted average number of shares of common stock plus any potential dilutive common stock (such as stock options) outstanding at the end of the year.

•

Cash flow means EBITDA less capital spending and plus or minus changes in working capital (excluding the effect of any reclassifications to/from long-term assets and liabilities, current or deferred taxes) at the end of such fiscal year and EBITDA means consolidated net income (loss) plus income tax expense, interest expense (including costs incurred on accounts receivable securitization program if not included in interest expense), depreciation, amortization, extraordinary expenses or losses, losses on sale of businesses, impairment charges and any special charges minus interest income and any extraordinary gains, gains on sale of businesses or sales not in the ordinary course of business at the end of such fiscal year.

•	Performance Metrics Determination—Personal Strategic Objectives.

(a) At the same time the financial targets for bonuses are set, the Compensation Committee also establishes the personal strategic objectives for our CEO in consultation with him, and our CEO determines personal strategic objectives for the other named officers in consultation with such officers. The Compensation Committee discusses the personal strategic objectives for our CEO with the consultant.

(b) In general, personal goals may be quantitative or qualitative. All pre-set personal goals as well as other personal accomplishments that the Committee observes over the year are considered by the Committee. The Committee does not assign a specific weighting to each personal factor when determining the final bonus payout for the personal goals. Thus the determination of the payout of the portion of the total bonus based on personal goals is ultimately a non-quantifiable determination based on the collective subjective judgment of the Committee members after reviewing all personal factors.

(c) Ultimately, the Compensation Committee’s decision in selecting these goals is based on the Committee’s review of the strategic impact of the personal strategic objectives in the achievement of the approved annual budget, the measurability of the goal’s achievement and the impact of the goals on the Company’s long-term success.

(d) For 2010, the Committee approved personal goals for the CEO that included improvement in corporate-wide and site-specific responsible care milestones, identification and exploration of game-changing innovation ideas for the Personal Care, Industrial Biocides, Water and Wood businesses, incorporation of competitive intelligence and analysis in strategic reviews, presentation of an Asian growth plan to the Board, development of the Company’s sustainability strategy to encompass customer satisfaction and commercial success with a framework of environmental, social and economic parameters, development of meaningful leading business indicators of Arch’s journey to the world’s most successful Biocides Company, further strengthening our Enterprise Risk Management process, the vigorous pursuit of changes to the Company’s portfolio through acquisitions and dispositions and advancement of development plans for internal candidates to strengthen our succession planning capabilities. These pre-established goals for the CEO were, in many instances, also incorporated in goals for the other named officers.

•	2010 Target Award Opportunity. For 2010 the Committee approved the following annual bonus target award opportunity for each of the named officers:

	Annual Incentive Opportunity (0%-200%)
Name	Threshold	Target	Maximum
Michael E. Campbell	$0	$850,000	$1,700,000
Steven C. Giuliano	0	260,000	520,000
Luis Fernandez-Moreno	0	275,000	550,000
Sarah A. O’Connor	0	250,000	500,000
Joseph H. Shaulson	0	275,000	550,000

•	2010 Financial Objectives and Achievements. The chart below shows the 2010 achievement levels set for EPS and cash flow.

	Threshold (Zero Payout)	Target (100% Payout)	Maximum (200% Payout)	2010 Actual	Percent Payout
Earnings Per Share (EPS)(1)	$1.50	$2.00	$2.50	$2.64	200%
Cash Flow ($ Millions)(2)	72.0	91.7	111.4	115.8	200%

Despite the Company’s overachieving on both EPS and cash flow maximums, the financial-based payouts were capped at 200%.

(1)	A reconciliation to GAAP EPS is included in the appendix to this Compensation Discussion and Analysis.
(2)	In January 2010, the Committee approved a cash flow target of $95.7 million (threshold of $76.0 million and maximum of $115.4 million), which was amended by the Committee in May 2010 to reflect the sale of the Company’s Industrial Coatings business.

The financial targets and range of the threshold and maximum payouts are established at the beginning of the year by the Committee. The 2010 actual results are shown above. The Committee applied the payout formula to the actual results to determine the payout of the financial portion of the bonus based on the financial goals met for 2010 and did not exercise any discretion in this regard.

Individual Compensation Decisions

The CEO is evaluated by the Compensation Committee based on Company and individual metrics. In January 2011, the Committee reviewed the CEO’s 2010 goals and his performance against those goals and other accomplishments. In making these compensation decisions, the Committee identified the following as most significant:

•

Best Responsible Care® performance ever and a substantial improvement over the prior year – we reported the lowest employee recordable incident rate in Company history, while reducing the number of contractor, distribution and environmental incidents and achieving Goal of Zero for process safety and environmental incidents.

•	Posted record earnings per share which was significantly better than budget and prior year. Operating margins improved by 120 basis points and ROE came in at a record 15.3%.

•	CEO succession and transition plan was developed and its implementation is ahead of expectations.

•

Made major strides to ensure the bright future of the Company through Innovation. A vibrant process to deliver game changing innovation in each business is strongly underway. The broad commitment to and energy around Arch Innovation is palpable.

•

Designed and began implementation of a multifaceted margin improvement plan that is already bearing fruit. Strengthened communications to the investment community in rolling out the plan and making management publicly accountable to achieve the objectives.

•	Divested the non-core Industrial Coatings business.

The CEO reviews the other named officers’ performance against their pre-established personal goals as well as their performance and contributions during the year and makes a payout recommendation to the Committee. The focus of the evaluation is based upon key metrics in their respective areas of responsibility.

For each respective named officer, the CEO identified the following significant accomplishments which the Committee used as the basis for their compensation decisions:

Steven C. Giuliano, Senior Vice President and Chief Financial Officer

•	Evaluated and secured additional source of long-term financing for Arch by completing a new $250 million Private Placement of Senior Notes with an attractive interest rate.

•

Key contributor in the development and successful roll-out of a multifaceted margin improvement plan to stakeholders, including the identification of cost-reduction opportunities; further improved cash flow generation in 2010 by successfully managing working capital efforts resulting in a decrease as a percentage of sales versus 2010 budget and 2009 actual.

Luis Fernandez-Moreno, Executive Vice President, HTH Water Products and Wood Protection

•	Strong strategic management of the Wood and Water Businesses through key major initiatives:

1.	Growth beyond current initiatives

2.	Innovation/Differentiation

3.	Cost reduction

Sarah A. O’Connor, Senior Vice President Strategic Development and Chief Legal Officer

•	Provided strong support to the VP Innovation to determine appropriate organization structure for legal support of intellectual property issues.

•	Key contributor in the divestiture of the Coatings business, including strong leadership in the management of the process, negotiation of the transaction and closing of the deal.

Joseph H. Shaulson, Executive Vice President, Personal Care, Industrial Biocides and Performance Products

•	Led the divestiture of our non-core industrial coatings business to The Sherwin-Williams Company and effectively managed the performance of the business pending its disposition.

•	Championed new, focused strategies for our wood protection and personal care ingredients businesses.

•	Effectively transitioned to new, broader management responsibilities.

Payout Summary of Annual Incentive

As a result of this review and process, the Committee awarded our CEO a bonus of $1,600,000 which represents a 200% payout of the portion of his bonus based on financial objectives and a 161% payout of the portion of his bonus based on his 2010 personal strategic objectives. The Committee awarded a 2010 bonus to our other named officers ranging from 100%-150% of the portion of the bonus based on their personal strategic objectives and other contributions.

The total annual incentive payout is summarized below:

Name	2010 Incentive Target	Bonus Target Based on Financial Performance	% Payout Based on Financial Performance	Bonus Payout Based on Financial Performance	Bonus Target Based on Personal Strategic Objectives	% Payout Based on Personal Objectives	Bonus Payout Based on Personal Objectives	Total Payout	Total Payout as Percentage of 2010 Incentive Target
Michael E. Campbell	$850,000	$595,000	200%	$1,190,000	$255,000	161%	$410,000	$1,600,000	188%
Steven C. Giuliano	260,000	182,000	200%	364,000	78,000	150%	117,000	481,000	185%
Luis Fernandez-Moreno	275,000	192,500	200%	385,000	82,500	100%	82,500	467,500	170%
Sarah A. O’Connor	250,000	175,000	200%	350,000	75,000	125%	93,750	443,750	178%
Joseph H. Shaulson*	275,000	203,000	200%	406,000	72,000	125%	90,000	496,000	180%

*	Mr. Shaulson’s original 2010 Bonus Target was set at $240,000; the target was increased by $35,000 by the Compensation Committee in July 2010. Payout against the additional $35,000 was based on the financial achievement vs. target in Pretax Profit and Working Capital for the Personal Care, Industrial Biocides and Performance Products businesses.

Long Term Incentive

In 2010, the named officers were awarded two grants: one was a grant of performance units and the second was a grant of performance accelerated restricted stock units. Both grants were denominated in phantom shares of our Common Stock. The performance units for the named officers represented 67% of the long-term incentive targeted opportunity, and will pay out at 100% at the end of 2012 if the ROE goal is met or exceeded. If the ROE goal is not met or exceeded at the end of 2012, the performance units are forfeited.

The performance accelerated restricted stock units grant represented 33% of the long-term incentive targeted opportunity and will pay out at the end of 2012 if the ROE goal is met or exceeded. If the ROE Goal is not met or exceeded by the end of 2012, the restricted stock units will pay out at the end of 2014 if the executive remains employed by us. This feature allows us to retain key talent in a very competitive market.

These awards, if earned by the named officers, are paid out 60% in shares of our Common Stock and 40% in cash.

•	Determination Process Factors Considered—Long Term Incentive Plan Individual Target Award Opportunity

(a) The Committee’s primary competitive standard for the long-term element is to target named officer total targeted compensation opportunity (base salary plus annual and long-term incentive opportunities) to the 45th to 55th percentile of our peer companies and other national survey data provided by the outside consultant.

(b) The consultant determines a competitive range for each of our named officers using the Company’s peer group. He provides input to the Compensation Committee, and in the case of our other named officers, to our CEO, for target award determination. The range is expressed in dollars rather than percentage of pay.

(c) Similar to the process used with the base pay and annual incentive target award level determination, the Compensation Committee considers the competitive data for the named officers to establish the annual long term incentive plan value. The Compensation Committee also considers previous grants as well as other factors such as the named officers’ expected impact on our long-term success and, in the case of our other named officers, our CEO’s recommendation.

•	Determination Process Factors Considered—Value of Individual Unit

The Committee sets the dollar value of each unit for purposes of determining the number of units to be received in the upcoming grant. The value is set as recommended by the consultant using an average market value of our common stock (the Committee used $25.00/share for the 2010 grant) adjusted by a risk factor resulting in a $20.75 unit value. The risk factor was determined by the consultant based on the degree of difficulty in achieving the performance metrics, the risk of forfeiture, and the market price volatility of our common stock and the impact of the award’s dividend equivalent payments. For the 2010 grant, the consultant recommended and the Committee agreed to a risk factor of 83%. The value per unit is then divided into the targeted annual long term incentive value by the Committee for the named officer to determine the number of units to be granted on the grant date. The use of the risk factor is being phased out and was eliminated for the 2011 grant.

•	2010 Performance Measure and Target

For the awards granted annually since 2002, the financial performance goal for the units was a targeted ROE (as defined below). Consistent with the advice from the consultant, the Committee had selected ROE because it is a widely used financial measure for long-term incentive plans and use of this metric demonstrates shareholder alignment and value creation. Each year at the time of grant, the Committee selects a specific ROE target for that year’s grant. The ROE target selected for the 2010 grant was 15%. The selection of the 2010 ROE target was based upon continued improvement over the previous year’s actual ROE, and is supported by our most recent strategic plan financials reviewed with our Board as well as the degree of difficulty presented by current and projected economic conditions and earnings growth needed to achieve the target. The following chart summarizes the ROE targets selected for the 2005 through 2010 performance share unit awards:

Plan Year/Year of Grant	Actual ROE at End of Year Prior to Grant	ROE Target for Grant	% ROE Improvement Required for Payout of Grant
2005	8.5%	12.0%	41%
2006	9.0%	13.0%	44%
2007	10.1%	13.5%	34%
2008	13.6%	14.5%	7%
2009	14.4%	15.0%	4%
2010	12.5%	15.0%	20%

Note: For a reconciliation of ROE to our 2010 consolidated financial statements, see the appendix to this Compensation Discussion and Analysis.

•

ROE Definition. The Company’s ROE is calculated by taking net income as reported in the audited financial statements and adjusting for special items. This amount is divided by average shareholders’ equity with this average calculated as shareholders’ equity at the beginning and end of the fiscal year as reported in the audited financial statements with the end of year amount excluding the impact of any special items.

Earned Award Determination

2010 ROE was 15.3% for award purposes (see the appendix to this Compensation Discussion and Analysis for reconciliation to our 2010 consolidated financial statements). This achievement was above the 14.5% ROE target required for a payout under Long Term Incentive grants made in 2008 and also above the 15% ROE target required for an accelerated payout under Long Term Incentive grants made in 2009. Therefore, both the 2008 and 2009 Long Term Incentive Plan grants paid out in 2011 and the payout information can be found in the Option Exercises and Stock Vested Table (Columns (d) and (e)) in this Proxy Statement.

Post Employment Benefits: Retirement Income

The purpose of our retirement income plans is to provide a stable source of post-retirement income for our executives and employees generally. We offer both a tax qualified plan and a non-qualified plan (the Senior Executive Pension Plan) to the named officers to ensure that we continue to provide a competitive and comprehensive retirement program. The plans are designed to encourage long-term retention. For a description of these plans, please see the Pension Benefits Table and accompanying text of this Proxy Statement.

Equity Ownership Guidelines for Officers

In 2010, following a recommendation by the Committee, the Board adopted equity ownership guidelines for our non-employee directors and elected officers, including the named officers. The purpose of these guidelines is to encourage ownership of our Common Stock, to further align the interests of our non-employee directors and named officers with the interests of shareholders and to further promote the Company’s commitment to sound corporate governance.

For named officers, the Committee initially established share ownership goals based on a multiple of base salary and converted that dollar figure to a fixed share target. These guidelines require that, within a five-year period from the date of its adoption (January 2010), or within a five-year period from the date the executive first becomes subject to this policy, all named officers must achieve the following ownership levels:

Name	Number of Shares Required	Ownership for Guideline Purposes as of January 15, 2011*
Michael E. Campbell	140,000	344,469
Steven C. Giuliano	30,000	25,056
Luis Fernandez-Moreno	25,000	18,016
Sarah A. O’Connor	25,000	36,862
Joseph H. Shaulson	25,000	17,737

*	Includes shares vested as of December 31, 2010 for the 2008 and 2009 grants made under the 1999 Long Term Incentive Plan, which paid out in 2011.

For purposes of the guidelines, total share ownership shown above includes shares held outright, including shares owned jointly with a spouse, shares owned separately by a spouse/child that share the employee’s household, shares owned through the CEOP or individual retirement plans, shares held in a private foundation or charitable trust established by the named officer, restricted stock units and retention share units that are to be paid out in shares if earned and phantom shares of Common Stock held in any deferred compensation plan or in the Supplemental CEOP.

As noted above, both Mr. Campbell and Ms. O’Connor have met their ownership guidelines and Messrs. Giuliano, Fernandez-Moreno and Shaulson have made significant progress towards meeting their ownership guidelines.

The Committee reviews compliance towards these guidelines on an annual basis. Failure to meet the share ownership guidelines may result in a requirement to retain all shares obtained through the payout, vesting or exercise of equity grants or termination of employment.

Post Employment Benefits: Severance and Change In Control Agreements

Each of the current named officers has an Executive Agreement that provides certain payments and continued benefits in the event of involuntary or constructive termination of employment, including a termination following a change in control of the Company (also known as a “double trigger”). The intent of the severance and change in control agreements is to offer a severance arrangement competitive with our peer group and to retain these employees in the event of a potential change in control. For more information about these agreements, please see Termination and Change in Control Payments below.

The Committee periodically reviews these agreements, with the last such review occurring in December 2009. As part of its review, the Compensation Committee evaluated the provisions of the severance and change in control arrangements as they related to general industry practice and our peer group. The Committee also considered corporate governance trends and the view of institutional shareholders. Based on this review, the Committee decided that all future Severance and Change in Control Agreements will not provide for excise tax gross-ups or extraordinary pension credits upon a change in control. The current Executive Agreements expire on December 31, 2011 and if renewed, the excise tax gross-up provisions and the pension credit provisions will be eliminated.

Other Benefits: Perquisites

In December 2009, the Compensation Committee decided to eliminate all perquisites for our US-based executive officers, including the named officers, effective January 1, 2010. The Company continues limited perquisites provided to one non-US based Executive Officer as such perquisites are more in line with European compensation practices.

Appendix

Reconciliation of Return on Equity:

($ in millions)

	Twelve Months Ended December 31,
	2010	2009	2008	2007	2006	2005	2004
Beginning of Year Equity	$404.9	$361.9	$474.4	$366.2	$365.0	$359.8	$337.7
End of Year Equity	443.0	404.9	361.9	474.4	366.2	365.0	359.8
Adjustments:
Add (Less): Net Income Adjustments	(4.2)	0.7	25.0	22.4	24.2	(8.2)	10.2
Less: Recognition of CTA associated with sale of Coatings (2010) and VZ business (2007)	27.7	—	—	(15.1)	—	—	—

End of Year Equity—Adjusted	466.5	405.6	386.9	481.7	390.4	356.8	370.0

Average Equity	435.7	383.8	430.7	424.0	377.7	358.3	353.9

Net Income	70.7	47.1	37.0	35.3	14.2	40.5	19.9
Adjustments
Add: Executive Severance, net of tax	—	0.7	—	—	—	—	—
Add: Restructuring / Impairment, net of tax	1.2	—	26.1	14.1	23.5	0.9	2.8
Less: Other (Gains) and Losses, net of tax	—	—	(1.1)	(7.8)	(1.4)	(2.2)	—
Less: Gain on Sale of Joint Venture, net of tax	—	—	—	—	—	(6.2)	—
Add: Tax Rate Change	1.3	—	—	1.2	—	—	—
Add (Less): Loss (Gain) on Sale of Discontinued Operations, net of tax	(6.7)	—	—	14.9	—	(2.8)	7.4
Add: Payment for Early Termination of Supply Contract, net of tax	—	—	—	—	2.2	—	—
(Less) Add: Discontinued Operations, net of tax	—	—	—	—	(0.1)	1.6	—
Add: Cumulative Effect of Change in Accounting, net of tax	—	—	—	—	—	0.5	—

Total Adjustments	(4.2)	0.7	25.0	22.4	24.2	(8.2)	10.2

Adjusted Net Income	$66.5	$47.8	$62.0	$57.7	$38.4	$32.3	$30.1

Return on Equity	15.3%	12.5%	14.4%	13.6%	10.1%	9.0%	8.5%

The figures above for 2004-2009 show the results originally reported for the then current year. Amounts have not been adjusted to take into consideration any subsequent acquisitions or dispositions.

Reconciliation of Earnings per Share:

Twelve Months Ended December 31, 2010
Diluted Income from Continuing Operations per Common Share	$2.56
Add: Impairment and Restructuring, net of tax	0.05
Add: Impact of U.K. tax rate change on deferred tax assets related to pension plans	0.05

Diluted Income from Continuing Operations before Special Items per Common Share	2.66
Loss from Discontinued Operations	(0.02)

Adjusted Diluted Income per Common Share	$2.64

Summary Compensation Table

(for fiscal year ended December 31, 2010)

Name and Principal Position at December 31, 2010(a)	Year (b)	Salary ($)(c)	Bonus ($)(1)(d)	Stock Awards ($)(2)(e)	Option Awards ($)(f)	Non-Equity Incentive Plan Compensation ($)(3)(g)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)(4)(h)	All Other Compensation ($)(5)(i)	Total ($)(j)
Michael E. Campbell Chairman, President & Chief Executive Officer	2010 2009 2008	$900,000 850,000 850,000	$0 0 0	$2,752,061 2,560,962 2,144,416	$0 0 0	$1,600,000 1,075,000 660,750	$2,849,218 449,667 1,097,181	$279,788 337,957 261,238	$8,381,067 5,273,586 5,013,585

Steven C. Giuliano Senior Vice President & Chief Financial Officer	2010 2009 2008	400,000 360,000 300,000	0 0 0	446,380 376,684 285,687	0 0 0	481,000 340,000 152,200	284,661 149,564 75,758	56,475 38,697 26,008	1,668,516 1,264,945 839,653

Luis Fernandez-Moreno Executive Vice President, HTH Water Products and Wood Protection	2010	133,336	75,000	587,160	0	467,500	10,344	7,695	1,281,035

Sarah A. O’Connor Senior Vice President, Strategic Development and Chief Legal Officer	2010 2009 2008	375,000 340,000 340,000	0 0 0	371,984 362,008 320,957	0 0 0	443,750 300,000 152,200	558,911 396,274 230,909	55,591 54,906 50,258	1,805,236 1,453,188 1,094,324

Joseph H. Shaulson Executive Vice President, Personal Care, Industrial Biocides and Performance Products	2010 2009	340,000 330,000	0 0	357,166 339,994	0 0	496,000 305,030	32,417 29,491	48,187 32,998	1,273,770 1,037,513

(1)	The amount shown reflects a signing bonus paid to Mr. Fernandez-Moreno who became an officer of the Company in September 2010.
(2)	The values shown are the grant date fair values for all phantom stock award units for the particular year, at the date of grant in accordance with FASB ASC Topic 718, and reflect the most probable outcome at the date of grant. The grant date fair value is based on the closing price of the Company’s Common Stock on the date of grant. For the portion of the awards that are based on performance conditions, the Company has assumed that the probable outcome would be a 100% payout at the time of grant for all years presented. A percentage of the value shown (67% for 2010 and 50% for 2009 and 2008) represents performance units that will not payout and will be forfeited if the return on equity (“ROE”) target is not met or exceeded at the end of the performance period and the remaining percent is contingent on continued employment through a specified time period from the date of the grant (five years for 2010 and six years for 2009 and 2008). There were no forfeitures during the years shown.
(3)	The amounts shown reflect the annual bonus that resulted from the achievement of the targeted ranges for earnings per share (“EPS”) and cash flow for the particular year, as well as the achievement of personal performance goals for those same periods.
(4)	All amounts shown reflect only the aggregate change in the actuarial present value of the accumulated benefit under our defined benefit pension plans from the end of the prior year to the end of the particular year. There were no above-market or preferential earnings paid on non-qualified deferred compensation. IMPORTANT NOTE: Pursuant to SEC disclosure requirements, pension amounts shown in the Summary Compensation Table and Pension Benefits Table below are constructed based upon the assumption that the executives will defer receipt of their pension until the plans’ earliest unreduced pension retirement age, whereas the amounts shown in the “Termination and Change in Control Payments” tables below are higher based upon the assumption that the executives will immediately receive their retirement payments, if eligible.
(5)	The Compensation Committee eliminated perquisites for all U.S.-based executive officers, including the named officers, effective January 1, 2010.

Amounts reported in this column include the following items:

	CEOP Match(a)	Supplemental CEOP Match(a)(b)	Term Life Insurance(c)	Senior Executive Life Insurance Premiums(d)	Dividends Paid or Accrued on Outstanding Stock Awards(e)
M. E. Campbell	$14,455	$38,646	$5,308	$17,659	$203,720
S. C. Giuliano	14,455	9,146	1,063	1,443	30,368
L. Fernandez-Moreno	0	0	0	495	7,200
S. A. O’Connor	14,455	7,670	1,761	2,945	28,760
J. H. Shaulson	14,455	5,606	1,416	1,534	25,176

(a)	The amount includes a basic company match and a performance match which is based on the financial results of the Company. These matches are provided in our tax-qualified 401(k) plan (referred to as our CEOP) and related supplemental non-qualified plan (referred to as our Supplemental CEOP). A performance match is provided if the Company achieves certain EPS targets for the fiscal year. The performance match for 2010 was 40% of the participant’s 2010 contributions per pay period to the plans (up to contributions that do not exceed 6% of base salary per pay period).
(b)	The Supplemental CEOP permits participants in the CEOP to make contributions, and the Company to match the same, in amounts permitted by the CEOP but which would otherwise be in excess of those permitted by certain Internal Revenue Service limitations. The 2010 Company matching amounts made were invested in an Arch phantom stock account under this plan.
(c)	Under our key executive insurance program, executives may elect additional life insurance that provides for monthly payments to be made to the spouse and dependent children of deceased participants. Amounts shown reflect the premiums paid by the Company.
(d)	The amount of the premium shown represents the full dollar amount of the premium the Company paid in 2010 for the senior executive life insurance plan.
(e)	The amounts shown include cash dividends paid on the outstanding units held by the officer in 2010, as well as dividends accrued on all units granted in 2010 and deferred to a cash account. Dividends are paid or accrued at the same rate and at the same time as cash dividends are paid on our Common Stock. The Compensation Committee changed its policy regarding dividends on LTIP awards, and beginning with the 2010 awards, dividends on LTIP awards are not paid quarterly but accrue and are paid only upon and to the extent that the underlying award is earned.

Grant of Plan-Based Awards

(for fiscal year ended December 31, 2010)

Name(a)	Grant Date (m/d/y)(b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(i)	All Other Option Awards: Number of Securities Underlying Options (#)(j)	Exercise or Base Price of Option Awards ($/Sh)(k)	Grant Date Fair Value of Stock and Option Awards ($)(3)(l)
		Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)
Michael E. Campbell	2/26/2010	—	$850,000	$1,700,000	—	59,730	—	—	—	N/A	$1,843,866
	2/26/2010	—	—	—	—	29,420	—	—	—	N/A	908,195
Steven C. Giuliano	2/26/2010	—	260,000	520,000	—	9,690	—	—	—	N/A	299,130
	2/26/2010	—	—	—	—	4,770	—	—	—	N/A	147,250
Luis Fernandez-Moreno	9/7/2010	—	275,000	550,000	—	18,000	—	—	—	N/A	587,160
Sarah A. O’Connor	2/26/2010	—	250,000	500,000	—	8,070	—	—	—	N/A	249,121
	2/26/2010	—	—	—	—	3,980	—	—	—	N/A	122,863
Joseph H. Shaulson	2/26/2010	—	275,000	550,000	—	7,750	—	—	—	N/A	239,243
	2/26/2010	—	—	—	—	3,820	—	—	—	N/A	117,923

(1)	The figures shown represent the annual bonus that is determined using financial performance measures and personal performance goals. The financial performance measures for 2010 were corporate earnings per share (“EPS”) and cash flow. In addition, Mr. Shaulson also had pretax profit and working capital for the Personal Care, Industrial Biocides and Performance Products businesses as financial performance measures. Forty percent of the target figure is based on achieving the EPS target, 30% is based on the cash flow target and the balance on achievement of personal performance goals. In the case of Mr. Shaulson, the percentages are 35% EPS target, 26% cash flow target, 13% pretax profit and working capital and the balance on achievement of personal performance goals. If the target for a financial measure is achieved, payout will be 100% of the portion of the bonus based on that financial target. If financial performance is less than or greater than the target performance, the bonus paid is adjusted up or down pursuant to a straight sliding scale formula and may result in a payout of 0% to 200% of targeted bonus based on that measure. The personal performance goals have a range of payout opportunity of 0% to 200% of targeted amounts based on achievement of personal goals. These awards were granted under the Arch Annual Incentive Plan except in the case of Mr. Campbell whose financial targets-based award was granted under the Senior Management Incentive Compensation Plan and a separate individual arrangement for his personal performance goals.
(2)	In February 2010, the Committee made two grants to the named officers (other than Mr. Fernandez-Moreno who was not eligible for a grant in 2010), one was a grant of performance units and the second was a grant of performance accelerated restricted stock units. All grants were denominated in phantom shares of our Common Stock and, if earned, will pay out 60% in shares and 40% in cash. The performance units for such named officers represented 67% of the long-term incentive opportunity, and will pay out at 100% if the ROE goal is met or exceeded for 2012. The performance accelerated restricted stock unit grant represented 33% of the long-term incentive opportunity and will pay out if the ROE goal is met or exceeded for 2012. If the ROE goal is not met or exceeded by the end of 2012, performance accelerated restricted stock units will vest at the end of 2014 if the executive remains employed by the Company. Awards vest and accelerate in the event of a “Change in Control.” Mr. Fernandez-Moreno received a restricted stock unit grant in connection with his joining the Company as an officer and this grant vests in two equal installments on August 1, 2011 and April 1, 2012 provided he remains employed by the Company. All grants were made under the 2009 Long Term Incentive Plan.
(3)	The values shown are the grant date fair value of the equity incentive plan awards computed in accordance with FASB ASC Topic 718 using the same assumptions as contained in footnote 2 to the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name(a)	Number of Securities Underlying Unexercised Options (#) Exercisable (1)(b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date (m/d/y) (f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)(j)
Michael E. Campbell	—	—	—	$—	—		$—	89,150	$3,452,780
Steven C. Giuliano	1,500	—	—	20.85	1/23/2012		—	14,460	560,036
	3,000	—	—	18.52	1/29/2013
Luis Fernandez-Moreno	—	—	—	—	—		—	18,000	689,940
Sarah A. O’Connor	7,000	—	—	20.85	1/23/2012		—	12,050	466,697
	6,500	—	—	18.52	1/29/2013
Joseph H. Shaulson	—	—	—	—	—		—	17,570	675,686

(1)	All options shown represent grants made in 2003 or earlier and all these grants are currently vested. No employee stock options were granted after 2003.
(2)	In February 2010, the Compensation Committee granted performance units and performance accelerated restricted stock units. All grants were denominated in phantom shares of our Common Stock and, if earned, will pay out 60% in shares and 40% in cash. All units will pay out at the end of year three following the year of grant if the ROE goal is met or exceeded for that year. If the ROE goal is not met or exceeded by the end of year three following the year of grant, the performance units expire and the performance accelerated restricted stock units will pay out at the end of year five following the year of grant if the executive remains employed by the Company. Awards vest and accelerate in the event of a “Change in Control.” See Compensation Discussion and Analysis in this Proxy Statement for changes applicable to the 2010 long term grant. Mr. Shaulson’s figure includes 6,000 restricted stock units which were granted in 2008 and are payable in Common Stock, provided that he is still employed by the Company on August 7, 2011. Mr. Fernandez-Moreno’s figure represents 18,000 restricted stock units payable in Common Stock which were granted in 2010 and vest in two equal installments on August 1, 2011 and April 1, 2012 provided he is still employed by the Company on those dates. The grants were made under the 2009 Long Term Incentive Plan except Mr. Shaulson’s grant made in 2008 was made under the 1999 Long Term Incentive Plan.
(3)	The value shown was determined by multiplying the number of units outstanding by the closing price of our Common Stock on December 31, 2010 ($37.93), plus accrued dividends that are only paid out if the award is earned. Accrued dividends are: for Mr. Campbell, $71,320; for Mr. Giuliano, $11,568; for Mr. Fernandez-Moreno, $7,200; for Ms. O’Connor, $9,640 and for Mr. Shaulson, $9,256.

Option Exercises and Stock Vested

(for fiscal year ended December 31, 2010)

	Option Awards		Stock Awards
Name(a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(1)(c)	Number of Shares Acquired on Vesting (#)(2)(d)	Value Realized on Vesting ($)(2)(e)
Michael E. Campbell	67,805	$845,670	165,500	$5,861,514
Steven C. Giuliano	—	—	23,500	832,300
Luis Fernandez-Moreno	—	—	—	—
Sarah A. O’Connor	—	—	23,900	846,466
Joseph H. Shaulson	—	—	13,900	492,296

(1)	The amount shown was computed by multiplying the number of options exercised by the difference between the closing price for one share of Common Stock on the exercise date and the exercise price per share.
(2)	The 2008 and 2009 performance units vested because the financial targets for these units were met in 2010. As a result, these units were paid out in full, 60% in shares and 40% in cash in 2011. Each unit paid in cash was valued at $36.035, which was based on a five-day average fair market value of the shares. Amount paid out in actual shares were: 99,300 to Mr. Campbell; 14,100 to Mr. Giuliano; 14,340 to Ms. O’Connor; and 8,340 to Mr. Shaulson. The value realized is the sum of actual cash payment made to the named officer in 2011 for the cash portion of the earned units plus a value for the shares issued using the average of the high and low stock price as of February 23, 2011 of $35.005 per share. The value of a unit upon vesting was $37.93, which was the closing price of the Common Stock on December 31, 2010.

Pension Benefits Table

(for fiscal year ended December 31, 2010)

Name(a)	Plan Name(b)	Number of Years Credited Service(1)(c)	Present Value of Accumulated Benefit($)(2)(d)	Payments During Last Fiscal Year ($)(e)
Michael E. Campbell	Arch Employees Pension Plan	32.6	$1,165,712	$0
	Senior Executive Pension Plan I	23.3	14,204,687	0
Steven C. Giuliano	Arch Employees Pension Plan	12.0	149,456	0
	Senior Executive Pension Plan I	3.5	460,693	0
Luis Fernandez-Moreno	Arch Employees Pension Plan	0.3	10,344	0
	Senior Executive Pension Plan II	0.3	—	0
Sarah A. O’Connor	Arch Employees Pension Plan	21.3	474,743	0
	Senior Executive Pension Plan I	11.9	1,927,176	0
Joseph H. Shaulson	Arch Employees Pension Plan	2.3	30,882	0
	Senior Executive Pension Plan II	2.3	31,026	0

(1)	Years of service includes employment service with Olin Corporation, the Company’s former parent. When participating in the Senior Executive Pension Plan, the executive receives pension service credit under both the Arch Employees Pension Plan and the Senior Executive Pension Plan. However, the pension paid under the Senior Executive Pension Plan is reduced by the pension paid under the Arch Employees Pension Plan.
(2)

In calculating the present value, we used the same assumptions as those used for financial statement purposes as described in Note 15 to the Company’s 2010 Consolidated Financial Statements included in its 2010 Form 10-K. In addition, the values assume commencement of pension benefits at unreduced early retirement age per SEC disclosure requirements. IMPORTANT NOTE: Pension amounts shown in the Summary Compensation Table and Pension Benefits Table are constructed based upon the assumption that the executives will defer receipt of their pension until the plans’ earliest unreduced pension retirement age, whereas the amounts shown in the “Termination and Change in Control Payments” tables below are higher based upon the assumption that the executives will immediately receive their retirement payments, if eligible.

We have a tax-qualified, defined benefit pension plan for our U.S.-based employees (“Tax Qualified Pension Plan”) that provides benefits based on service with the Company and with Olin, our former parent, for the period prior to our spinoff from Olin. This plan is designed to provide all eligible employees with a fixed annual income upon retirement. The Company became liable for the payment of all pension plan benefits accrued by Company employees prior to and following the spinoff who ceased to be Company employees after the spinoff. Olin transferred assets to the Company’s pension plan in an amount sufficient to comply with Section 414(l) of the Internal Revenue Code of 1986, as amended. Benefits are payable under the Tax Qualified Pension Plan only with respect to compensation that is not deferred under a non-qualified plan and that does not exceed certain annual limits imposed by the IRS.

The Tax Qualified Pension Plan provides for fixed benefits upon retirement. The normal retirement age is 65, but early retirement is available after an employee reaches age 55 with at least 10 years of service at a reduced percentage of the normal retirement allowance (100% is payable if early retirement is at age 62 or older). An early retirement pension will be calculated by reducing the benefit payable at age 62 by four percent per year for each year the retirement precedes age 62. For example, an eligible employee retiring at age 55 will have a 28% reduction applied to their age 62 pension payable (four percent per year times seven years (62 – 55 = 7 years)). Mr. Campbell is eligible for early retirement under the Company’s pension plans as he is over the age of 55 and has more than 10 years of service. Directors who are not also employees of the Company are not eligible to participate in any of our pension plans.

We maintain a Personal Pension Account (PPA) for individuals hired on or after April 1, 2008 which is part of the Tax Qualified Pension Plan for U.S.-based employees. The PPA is a hybrid pension plan in which participants accrue benefits in the form of account balances, with a guaranteed rate of return and defined notional Company contributions (“pay-based credits”). For each quarter, beginning with June 30, 2008, we provide participants with quarterly pay-based credits to their PPA of 6% of eligible quarterly compensation. For 2010, all balances were credited with a 3.4% interest rate, based on the ten-year Treasury bond rate, and credited quarterly. Such rate is reset each November. Following retirement at age 55 or later, participants are eligible for benefits immediately. Following all other terminations of employment, participants have a one year waiting period before being eligible to receive their vested account balance. Participants may receive their vested account balance in a lump-sum payment or in a monthly pension having an equivalent actuarial value. Participants are 100% vested in the Company’s contributions to their accounts after three years of employment. Mr. Shaulson and Mr. Fernandez-Moreno are covered by the PPA but were not vested as of December 31, 2010.

“Compensation” for purposes of the Tax Qualified Pension Plan represents average cash compensation per year (salary, bonus and non-equity incentive plan compensation shown in the Summary Compensation Table of this Proxy Statement) received for the highest three years during the ten years up to and including the year in which an employee retires. Compensation for plan purposes does not include any stock option compensation, dividend equivalent payments or performance unit payouts or compensation deferred to a non-qualified plan. The normal retirement allowance is one and one half percent of “Compensation” as defined, multiplied by the number of years of benefit service, reduced by an amount of the employee’s primary Social Security benefit not to exceed 50% of the Social Security benefit. Years of benefit service also includes benefit service with Olin. There are a variety of payment methods available to participants, including the standard life-time only method and the standard surviving spouse method. The total value of the benefit is actuarially the same regardless of the method that is chosen. A participant makes the payment method election when applying for retirement.

The Tax Qualified Pension Plan provides that if, within three years following a “Change in Control” of the Company, any corporate action is taken or filing made in contemplation of a plan termination or merger or other transfer of assets or liabilities of the plan, and a plan termination, merger or other event thereafter takes place, plan benefits would automatically be increased for affected non-collectively bargained participants (and retired participants) to absorb any plan surplus.

We have two Senior Executive Pension Plans: Senior Executive Pension Plan I provides benefits for executives who became participants in this plan prior to October 30, 2009; this group includes Messrs. Campbell and Giuliano and Ms. O’Connor. Senior Executive Pension Plan II provides benefits for executives approved for participation after October 30, 2009; this group includes Messrs. Fernandez-Moreno and Shaulson. These two plans provide for competitive benefits and encourages retention. Under Senior Executive Pension Plan I, participants receive the greater of Formula A or B as outlined below:

Provision	Formula A	Formula B
Maximum Benefit (% of Covered Compensation)	50% at age 65; not reduced for early retirement	60% at age 65; reduced for retirement before age 65

Annual Accrual Rate for Senior Executive Service	3.0%	2.0%

Annual Accrual Rate for Service prior to becoming a Senior Executive	1.5%	2.0%

Vesting	Immediate	Earlier of age 55 with 10 years of service in the plan following October 30, 2009; age 55 receiving executive severance; retirement at age 62 with Board permission; or age 65

Reduction for Early Retirement	No reduction on or after age 62; 4% reduction from age 55 to 62 (excluding 50% cap)	All benefits reduced 4% per year from age 65 (including 60% cap)

Pre-Retirement Death Benefit	Preservation of the full value of the accrued benefit	Preservation of the full value of the accrued benefit

Post-Retirement Death Benefit	50% joint and survivor benefits provided at no cost to executive	50% joint and survivor benefits provided at no cost to executive if retirement occurs on or after age 62

Employment After Age 62	Value of an individual’s benefit may decline due to employment beyond age 62	Age 62 value of accrued benefit is preserved

Under the Senior Executive Plan II, the following provisions apply:

Provision	Plan Provides
Maximum Benefit (% of Covered Compensation)	60% at age 65; reduced for retirement before age 65

Annual Accrual Rate for Senior Executive Service	2.0%

Annual Accrual Rate for Service prior to becoming a Senior Executive	2.0%

Vesting	Earlier of age 55 with 10 years of service in the plan following October 30, 2009; at any age receiving executive severance; retirement at age 62 with Board permission or age 65

Reduction for Early Retirement	All benefits reduced 4% per year prior to age 65 (including 60% cap)

Pre-Retirement Death Benefit	Preservation of the full value of the accrued benefit

Post-Retirement Death Benefit	50% joint and survivor benefits provided at no cost to executive if retirement occurs on or after age 62

The Compensation Committee may remove a participant from either Senior Plan within two years after termination of such participant from the Company if the executive competes with the Company or solicits key talent, whether before or after payments under the plan have commenced. The participant may elect to receive payment in any Senior Plan in a lump sum equivalent to the actuarial present value of the benefits as computed in accordance with the plan; however, the participant must receive monthly annuity payments for 12 months before receiving the remaining unpaid lump-sum payment.

The Senior Plans provide that in the event of a change in control, we will pay each participant a lump-sum amount sufficient to purchase an annuity which (together with any monthly payment provided under trust arrangements or other annuities established or purchased by the Company to make payments under the plan) will provide the participant with the same monthly after-tax benefit as the participant would have received under these plans based on benefits accrued up to the date of the change in control.

The Executive Agreements (as defined below) between the Company and Messrs. Campbell, Giuliano and Shaulson and Ms. O’Connor, as described below, provide that an executive officer who is less than age 55 at the time of a change in control will, for purposes of calculating the above lump-sum payment under the Senior Plans, be treated as if he or she had retired at age 55 with the lump-sum payment being calculated on the basis of service to the date of the change in control. In this way, our named officers under age 55 will be afforded the same type of protection in a change in control as those named officers age 55 and older. Mr. Campbell is over age 55 so this provision does not apply to him. The Compensation Committee reviewed this provision in 2009 and determined that all future Executive Agreements will not include this enhanced pension provision, and thus this provision does not apply for Mr. Fernandez-Moreno.

The Executive Agreements (described below) also provide that for involuntary terminations (not for cause) the named officer would receive an additional 12 months of pension service credit. In the event of a “Change in Control” (as defined in the Executive Agreements and described under “Termination and Change in Control” of this Proxy Statement) followed by a termination, as described below, Messrs. Campbell, Giuliano and Shaulson and Ms. O’Connor would receive an additional 24 months of pension service credit. Other than as described above, we do not have any arrangements or policies to grant the named officers additional pension service credit not related to actual service. The Compensation Committee reviewed this provision in 2009 and determined that all future Executive Agreements will not include the additional 24-month pension service credit provisions for executive terminations in connection with a change in control. Mr. Fernandez-Moreno’s Executive Agreement will not include this 24-month provision.

Non-Qualified Deferred Compensation Table for Supplemental CEOP

(for fiscal year ended December 31, 2010)

Name(a)	Executive Contributions in Last FY ($)(1)(b)	Registrant Contributions in Last FY ($)(2)(c)	Aggregate Earnings in Last FY ($)(3)(d)	Aggregate Withdrawals or Distributions ($)(e)	Aggregate Balance at Last FYE ($)(4)(f)
Michael E. Campbell	$58,775	$28,370	$248,097	$0	$1,660,345
Steven C. Giuliano	9,301	6,460	4,693	0	40,562
Luis Fernandez-Moreno(5)	0	0	0	0	0
Sarah A. O’Connor	11,650	5,405	49,214	0	320,999
Joseph H. Shaulson	5,701	4,090	2,146	0	20,398

(1)	The amount shown is included in the Salary column of the Summary Compensation Table for 2010.
(2)	The amount shown represents our basic match and performance match to the officer’s plan contributions to the Supplemental CEOP. The basic match is included in the All Other Compensation column of the Summary Compensation Table for 2010 but the performance match included in this table is not shown in the Summary Compensation Table because it represents a match earned in 2009 and paid in 2010. The performance match for 2010 is included in the All Other Compensation column of the Summary Compensation Table.
(3)	The amount shown is not included in the Summary Compensation Table for 2010 because there were no above-market or preferential earnings paid on such non-qualified deferred compensation.
(4)	The figures as shown above include the following amounts that were included in the Summary Compensation Table for 2008, 2009 and 2010.

	Included in Summary Compensation Tables For
Name	2008	2009	2010
M. E. Campbell	72,022	81,043	97,421
S. C. Giuliano	6,300	11,960	18,446
L. Fernandez-Moreno	—	—	—
S. A. O’Connor	15,993	12,632	19,320
J. H. Shaulson	—	8,840	11,306

All other amounts in the aggregate balance are not reflected in the Summary Compensation Table as they represent contributions made prior to 2008 or past earnings. Contributions to and earnings in the plans are invested on a phantom basis in investment funds that fluctuate in value and may not total to the aggregate balance shown.

(5)	Mr. Fernandez-Moreno was not eligible to participate in the Supplemental CEOP in 2010, as he was hired after the plans annual enrollment date.

Non-Qualified Deferred Compensation Table for Employee Deferral Plan

(for fiscal year ended December 31, 2010)

Name(a)	Executive Contributions in Last FY ($)(1)(b)	Registrant Contributions in Last FY ($)(c)	Aggregate Earnings in Last FY ($)(2)(d)	Aggregate Withdrawals or Distributions ($)(e)	Aggregate Balance at Last FY- End ($)(3)(f)
Michael E. Campbell	$9,000	$0	$2,520	$0	$39,830
Steven C. Giuliano	0	0	6,169	0	47,397
Luis Fernandez-Moreno(4)	0	0	0	0	0
Sarah A. O’Connor	22,500	0	6,552	0	77,772
Joseph H. Shaulson	0	0	0	0	0

(1)	The amount shown is included in the Salary column of the Summary Compensation Table for 2010 for Mr. Campbell and Ms. O’Connor.
(2)	The amount shown is not included in the Summary Compensation Table for 2010 because there are no above-market or preferential earnings paid on such non-qualified deferred compensation.
(3)	The figures shown above include the following amounts that were included in the Summary Compensation Table for 2008, 2009 and 2010 as noted in footnote 1 above.

	Included in Summary Compensation Tables For
Name	2008	2009	2010
M. E. Campbell	17,000	8,500	9,000
S. C. Giuliano	7,610	—	—
L. Fernandez-Moreno	—	—	—
S. A. O’Connor	23,800	20,400	22,500
J. H. Shaulson	—	—	—

All other amounts in the aggregate balance are not reflected in the Summary Compensation Table as they represent contributions made prior to 2008 or past earnings. Contributions to and earnings in the plans are invested on a phantom basis in investment funds that fluctuate in value and may not total to the aggregate balance shown.

(4)	Mr. Fernandez-Moreno was not eligible to participate in the Employee Deferral Plan in 2010, as he was hired after the plan’s annual enrollment date.

We offer two non-qualified deferred compensation plans to upper level employees, including the named officers, that allow participants to defer the receipt and taxation of current income. We maintain a voluntary non-qualified deferred compensation plan known as the Employee Deferral Plan as well as an “excess benefit” plan, known as the Supplemental Contributing Employee Ownership Plan (“SCEOP”), which enables employees to defer salary and receive matching contributions in excess of Internal Revenue Code limits that apply to our CEOP, which is our tax-qualified 401(k) plan.

Under the SCEOP, the named officers may elect to defer into the SCEOP salary and receive matching contributions in excess of Internal Revenue Code limits that apply to our CEOP. The matching formula for our CEOP, a qualified 401(k) plan, (that is, 100% match on contributions on the first one percent of salary and 50% match on additional contributions up to 5% of salary) and any additional performance matching contributions based on EPS are mirrored in this excess benefit plan. The investment options available under this plan are on a phantom basis only and are identical to those offered under the CEOP. Investments fluctuate in value as market prices for the investments change. Participants may switch funds among their investment choices periodically. Although SCEOP is unfunded, the Company has established a rabbi trust for this plan. The named officers make a distribution election at the time of enrollment in the SCEOP, specifying a lump-sum distribution upon termination or annual installment distribution (up to 15 annual installments).

Under the Employee Deferral Plan, the named officers may voluntarily defer payment of salaries and incentive compensation (other than stock option compensation). Monies are deferred to a variety of phantom investment vehicles selected by the employee, including a Company Common Stock fund. These investment vehicles mirror and are similar to mutual funds generally available to the public or purchasers of variable annuities. Their value varies over time based on the market performance of the investment vehicle. Obligations to the participants are unfunded; however, the Company has established a rabbi trust for this plan. In the event of the Company’s bankruptcy, individuals who make deferrals would be general creditors of the Company. At the time of the deferral election, a participant may elect to receive some or all of the deferred amounts and related earnings on January 1 or July 1 of a particular year as an in-service distribution. If an in-service distribution is not elected, distributions from the plan are paid in cash upon termination and in accordance with the participant’s most recent payment schedule election (lump sum or up to 20 annual installments).

Termination and Change in Control Payments

Each of the named officers currently has an executive agreement (“Executive Agreement”) with the Company that provides that in the event of a covered termination of employment, the individual will receive a lump-sum severance payment and certain other benefits as outlined below. In the event a covered termination occurs following a change in control (as defined below), those payments and benefits are enhanced. If the executive elects to retire or otherwise voluntarily terminates his or her employment (other than in a covered termination situation described below), the executive is not entitled to any payments or benefits under his or her Executive Agreement.

A covered termination means (i) termination by the Company of the executive’s employment other than for cause (as defined below), (ii) the Company determines that the executive is disabled, the executive retains disability status for 29 months thereafter and continues to receive disability payments under the Company’s disability plan during the 29-month period (the 29th month anniversary being the date of termination) and (iii) the voluntary termination by the executive because: (a) the Company reduces his or her base salary, (b) the Company fails to continue in all material respects the executive’s participation in its benefit plans both in terms of benefits provided and level of participation relative to other participants, (c) the Company requires the executive to relocate to an office that increases an executive’s daily commuting distance by more than 30 miles (other than a relocation prior to a change in control to the Company’s headquarters), (d) following a change in control, (1) the Company fails to substantially maintain its benefit plans (unless equivalent arrangements have been substituted) or (2) the executive’s duties, position or reporting responsibilities are materially diminished or (e) the Company willfully and materially breaches the Executive Agreement. The executive will not be entitled to severance unless (1) the executive provides written notice to the Company that identifies the issue giving rise to severance within 90 days of the occurrence of the issue and outlines what actions the Company would need to complete to resolve (cure) the issue, (2) the Company does not cure the issue within 30 days of such notice and (3) the executive terminates employment within 45 days thereafter.

“Cause” means the willful and continued failure of the Executive to substantially perform his or her duties; the willful engaging by the Executive in gross misconduct significantly and demonstrably financially injurious to Arch Chemicals; or willful misconduct by the Executive in the course of his or her employment which is a felony or fraud. No act or failure to act on the part of the Executive will be considered “willful” unless done or omitted not in good faith and without reasonable belief that the action or omission was in the interests of Arch Chemicals or not opposed to the interests of Arch Chemicals.

A change in control under the Executive Agreements would occur in the following circumstances: (i) a person, entity or group of persons becomes, directly or indirectly, the “beneficial owner” of 20% or more of the then issued and outstanding voting stock of the Company; (ii) a change in the composition of the Board in any 24-month or shorter period occurs such that “Continuity Directors” cease for any reason to constitute a majority of the Board; (iii) a merger or consolidation to which the Company or any of its subsidiaries is a party occurs and after which the voting securities of the Company outstanding immediately prior to the transaction represent less than 50% of the voting securities in the surviving or combined entity; and (iv) the sale by the Company of all or substantially all of the Company’s assets, other than a sale to an entity, at least 80% of the combined voting power of which is owned by shareholders of the Company in substantially the same proportions as their ownership in the Company immediately prior to such sale. Each Executive Agreement provides that upon a potential change in control, the individual agrees to remain in the Company’s employ until the earlier of (i) the date of change in control or (ii) six months after a potential change in control of the Company has occurred. A potential change in control occurs if (i) the Company has entered into an agreement which, if carried out, would result in a change in control; (ii) any person publicly announces an intention to take or to consider taking actions that if consummated would constitute a change in control; (iii) the Company learns that any person (excluding the Company’s employee benefit plan or related trust or a person who has only filed a Schedule 13G or 13F) has become the beneficial owner directly or indirectly of the Company’s stock representing 9.5% or more of the combined voting power of the Company’s stock; or (iv) the Board adopts a resolution to the effect that, for purposes of the Executive Agreement, a potential change in control has occurred.

The Executive Agreements also provide that the officers shall not solicit our customers or employees for a period of one year following termination.

The Executive Agreements expire on December 31, 2011; provided that if a change in control or potential change in control occurs, the Executive Agreements are extended until the later of (i) the end of a calendar year of the third anniversary of the potential change in control or (ii) the end of the calendar year of the third anniversary of the change in control.

In 2009, the Compensation Committee determined that all future Executive Agreements will not include change in control provisions that provide additional pension service credit, enhanced pensions for executives under age 55 or tax gross-up payments for excess parachute payment taxes triggered under U.S. tax law. The agreements for Messrs. Campbell, Giuliano and Shaulson and Ms. O’Connor currently include these provisions. These agreements, which expire at the end of 2011, if renewed, will not contain these provisions. Mr. Fernandez-Moreno’s agreement does not include these provisions.

Voluntary Termination or Retirement (Other than a Covered Termination)

The named officers would receive the following payments if they retired or otherwise voluntarily terminated their employment at December 31, 2010 (other than in a covered termination situation):

Voluntary Retirement/Termination Payments

Name(a)	Nonqualified Pension Plan (1)(b)	Performance and Restricted Stock Unit Payout (2)(c)	Total(3)(d)
Michael E. Campbell	$16,393,601	$1,126,028	$17,519,629
Steven C. Giuliano	0	182,633	182,633
Luis Fernandez-Moreno	0	183,657	183,657
Sarah A. O’Connor	0	152,213	152,213
Joseph H. Shaulson	0	328,512	328,512

Note: Column (c) above includes long term incentive compensation that reflects amounts also shown in column (g) of the Grant of Plan-Based Awards Table and column (i) of the Outstanding Equity Awards at Fiscal Year-end Table.

(1)	The figure shown represents the lump sum value of the non-qualified pension plan (Senior Plan) benefit using AAA Municipal Bond rates of 3.375% as of December 31, 2010. In addition to the non-qualified pension plan payment, Mr. Campbell would also be eligible to receive benefits under the Tax-Qualified Pension Plan under the same formula provided to all salaried, non-bargaining employees. The other named officers were not eligible on December 31, 2010 for lump sum payment under this plan because they had not reached age 55.
(2)	The Long Term Incentive Plan payout will occur if the financial target is achieved at the end of the applicable performance cycle and if the Compensation Committee determines the financial target has been achieved. If not so achieved, the officers forfeit the payment. Figures shown represent a proration of the units through December 31, 2010, based on the length of time worked during the performance cycle. The closing price of our Common Stock on December 31, 2010 ($37.93) was used to calculate the value shown. Actual value at payout will depend on the stock price at or near the payout time. Included in the figures shown is a proration of restricted stock units: for Mr. Fernandez-Moreno, 18,000; and for Mr. Shaulson, 6,000, which will only payout if approved by the Compensation Committee.
(3)	This total excludes the amounts shown in column (f) of the Non-Qualified Deferred Compensation Tables which would also be payable upon termination of employment.

Covered Termination Prior to a Change in Control

For a covered termination prior to a change in control, the named officer except as noted in the paragraph below would receive the following amounts in addition to those outlined above for a voluntary retirement or termination:

(a) Lump sum cash severance equal to one-year’s base pay; plus the greater of the current three-year average annual incentive compensation award or the standard (target) annual incentive compensation award;

(b) 12 months of active medical, dental and life insurance coverage and an additional 12 months of pension service credit; and

(c) $100,000 in cash in lieu of outplacement services.

In the case of Mr. Fernandez-Moreno, the total of clause (a) above cannot be less than $1,000,000.

The value of the additional amounts received in a covered termination at December 31, 2010, prior to a change in control would be as follows:

Name(a)	Cash Severance (1)(b)	Post- Termination Welfare Benefit Coverage (2)(c)	Outplacement Services (d)	Additional Pension (3)(e)	Total(f)
Michael E. Campbell	$1,803,600	$34,111	$100,000	$—	$1,937,711
Steven C. Giuliano	660,000	18,815	100,000	134,300	913,115
Luis Fernandez-Moreno	1,000,000	16,668	100,000	—	1,116,668
Sarah A. O’Connor	625,000	15,613	100,000	109,550	850,163
Joseph H. Shaulson	615,000	15,555	100,000	38,912	769,467

(1)	If the executive did not receive the cash severance payment because he or she did not have an Executive Agreement, upon termination, the executive would have been entitled to receive severance under our Employment Transition Benefit Plan which is available to all salaried employees. The amounts that would have been payable under the Employee Transition Benefit Plan are: for Mr. Campbell, $1,103,366; for Mr. Giuliano, $196,158; for Mr. Fernandez-Moreno, $32,693; for Ms. O’Connor, $337,140 and for Mr. Shaulson, $55,578.

(2)	The value shown represents employer-paid costs for (i) total life and accidental death and dismemberment insurance, (ii) medical insurance and (iii) dental insurance for the duration of the 12-month severance period. All employer-paid costs were calculated using 2010 annualized expenses without inflation adjustments.
(3)	The value shown represents an additional lump sum payment under the Senior Executive Pension Plan reflecting the severance paid and an additional 12 months of pension service credit.

Covered Termination After a Change in Control

For a covered termination following a change in control, all named officers other than Mr. Fernandez-Moreno would receive the following amounts under their Executive Agreement in addition to all those outlined above:

(a) Additional cash severance equal to two times the total amount paid as outlined in clause (a) and (b) above under “Covered Termination Prior to a Change in Control.” However, this severance is reduced to the extent that if the severance were paid in equal monthly installments, no installment would be paid after the executive’s 65th birthday;

(b) An additional 24 months of pension service credit coverage for the two-year period following termination or until the named officer reaches age 65, whichever is earlier;

(c) If the named officer is less than age 55 at the time of a change in control, a lump sum pension plan payout of their non-qualified pension plan is calculated based on an age 55 commencement of benefits and the plan’s early retirement factors at such age. (See Pension Benefits Table narrative for additional information regarding change in control provisions for individuals age 55 and older);

(d) An additional 24 months of employee life insurance coverage or until the named officer reaches age 65, whichever is earlier;

(e) Medical and dental coverage until the earlier of age 65 or until the named officer obtains other employment that offers medical and dental coverage; and

(f) Tax gross-up payment for “excess parachute payment” taxes triggered under U.S. tax law.

For Mr. Fernandez-Moreno who joined the Company in September 2010, the additional amounts include the amounts described above in clause (a), (d) and (e), but do not include the other amounts described above in clause (b), (c) and (f).

If there were a covered termination at December 31, 2010 immediately after a change in control (except as noted below), the values of the additional amounts the executive would receive are as follows:

Name(a)	Additional Cash Severance and Bonus(1)(b)	Additional Post- Termination Welfare Benefit Coverage (2)(c)	Additional Pension (3)(d)	Additional Performance and Restricted Stock Unit Payout (4)(e)	Tax Gross-Up Payment (5)(f)	Total ($)(g)
Michael E. Campbell	$1,451,200	$7,663	$2,305,034	$2,255,432	$—	$6,019,329
Steven C. Giuliano	1,580,000	367,059	1,147,939	365,835	2,189,938	5,650,771
Luis Fernandez-Moreno	1,350,000	175,687	N/A	499,083	N/A	2,024,770
Sarah A. O’Connor	1,500,000	146,648	2,684,859	304,843	2,403,797	7,040,147
Joseph H. Shaulson	1,505,000	251,059	165,678	337,918	1,543,014	3,802,669

Note: The actual bonus paid for 2010 is already included in columns (d) and (g) in the Summary Compensation Table. Column (e) above includes long term incentive compensation that reflects amounts also shown in column (g) of the Grant of Plan-Based Awards Table, and column (i) of the Outstanding Equity Awards at Fiscal Year-End Table.

(1)

The figure includes two times base salary and two times actual average bonus paid in the past three years or current year bonus target (whichever is greater). Under the provisions of the Executive Agreements, the amount shown has been reduced to the extent that if the severance were paid in equal monthly installments, no installment would be paid after the executive’s 65th birthday. Mr. Campbell’s cash severance was reduced to reflect that provision. Under the Executive Agreement, if the change in control occurs after the first fiscal quarter of a year and, a bonus prorated for the weeks worked in the year using the targeted bonus standard in effect for the year in which the change in control occurs is paid upon a change in control. The figure above also includes this bonus for 2010 at 100% of 2010 targeted bonus opportunity for Messrs. Campbell, Giuliano, Shaulson and Ms. O’Connor. Mr. Fernandez-Moreno’s figure does not include this bonus as his agreement does not provide for it and future executive agreements, including those for the other named executives, will not provide for it.

(2)	The value represents additional 24 months of employee life insurance coverage and medical and dental coverage until the individual reaches age 65. All employer-paid costs were calculated using annualized 2010 actual expenses without inflation adjustments.
(3)	The figure represents an additional payment to the named officer that with the earlier pension payments shown in these executive severance tables after taxes would permit the officer to purchase an annuity that would provide him or her with a pension under the Senior Executive Pension Plan, which pension calculation will include the severance paid and an additional 24 months of pension service credit (or 4 months in the case of Mr. Campbell) under the Arch pension plans in addition to the pension credit received in a covered termination prior to a change in control. In the case of Mr. Campbell, who is over age 55, the annuity reflects the commencement of the pension at the officer’s current age and for the other named officers who are under age 55, such annuity reflects the commencement of the pension at age 55 and using the age 55 early retirement subsidy formula under the plan. The annuity purchase price reflects pricing at December 31, 2010.

IMPORTANT NOTE: Pursuant to SEC disclosure requirements, amounts shown in the Summary Compensation Table and Pension Benefit Table are constructed based upon the assumption that the executives will defer receipt of their pension until the plans’ earliest unreduced pension retirement age (age 62), where the amounts shown in the three tables above are higher based upon the assumption that the executives will immediately receive their retirement payments, if eligible.

(4)	The figure represents the difference between the performance units prorated based on time worked in the performance cycles as shown in the Voluntary Retirement/Termination Payments table and all performance units paid out immediately in the event of a change in control without proration. The closing price of our Common Stock at December 31, 2010 ($37.93), the last trading date of 2010, was used to calculate the value shown. This payout is paid upon a change in control and not subject to termination, which preserves the Section 162(m) deductibility to the extent any awards are paid out for meeting performance measures.
(5)	The parachute tax gross-up figure assumes Medicare tax of 1.45%, Connecticut income tax of 6.5% (if a Connecticut resident), New York State income tax of 8.97% (if a New York resident), Federal income tax of 35% and parachute excise tax rate of 20%.

Compensation Risk Assessment

The Company has conducted a risk assessment of the Company’s compensation policies and practices as of December 31, 2010. The risk assessment was led by a project team consisting of Human Resources, Finance and Legal Department personnel. The process included (i) collecting the Company’s incentive bonus plans and other significant compensation plans, (ii) establishing evaluative criteria for review of the plans, which included a review of performance measures, performance period, pay mix, controls, and factors amplifying and mitigating considered risks, (iii) reviewing each of the Company’s significant plans and practices, including its Executive Agreements, pension plans and compensation bonus plans, for risks based on the evaluative criteria, (iv) review of those evaluations with the Compensation Committee’s outside compensation consultant and (v) an overall review of the results by the project team. The highlights and conclusions of the project team were reviewed with the Compensation Committee and its outside consultant. Based on the assessment, the Company concluded that the risks associated with its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. The risk assessment is conducted at least annually.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the Company’s Proxy Statement to be filed in connection with the Company’s 2011 Annual Meeting of Shareholders.

Daniel S. Sanders, Chair

Richard E. Cavanagh

William H. Powell

March 1, 2011

ITEM 2—APPROVAL OF THE AMENDED AND RESTATED 1999 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

What is the 1999 Stock Plan for Non-Employee Directors?

The 1999 Stock Plan for Non-Employee Directors (or the Directors Plan) is a current plan pursuant to which non-employee directors are paid a portion of their compensation in Common Stock or awards in respect of Common Stock. Non-employee directors are also provided the opportunity under the Directors Plan to defer, on a pre-tax basis, some or all of their compensation (other than stock options) and to receive the deferred amounts, together with an investment return (positive or negative) upon termination of service as a director, their death while a director or a change in control of the Company (as defined in the Directors Plan).

The Directors Plan was originally adopted by the Board on February 2, 1999. Olin Corporation (or Olin), as the sole shareholder of the Company prior to the spin-off of the Company from Olin, approved the Directors Plan on February 2, 1999. The Directors Plan as proposed to be amended and restated is referred to in this Item 2 as the “Amended Directors Plan.” The Amended Directors Plan was approved by the Board on March 9, 2011, subject to shareholder approval.

Why are you asking the shareholders to approve the Amended Directors Plan?

The Company proposes to amend the Directors Plan to, among other things, increase the number of shares of Common Stock issuable under the Directors Plan by 300,000 shares. The original Directors Plan limited the number of shares to 150,000 and there were as of March 1, 2011 only 7,949 shares available for grant under the Directors Plan. The Board seeks to further strengthen the alignment of their interests with the long term interests of the Company’s shareholders. In order to accomplish this, the Board plans to use actual shares in director compensation so payouts of deferred stock accounts can be made in shares rather than cash. Additional shares are needed for the Directors Plan to accomplish this.

NYSE rules require the changes to the Directors Plan to be approved by the shareholders. The Amended Directors Plan will go into effect if it is approved by the shareholders.

What are proposed changes to Directors Plan generally and what are the material features of this plan?

In addition to increasing the number of shares of Common Stock issuable under the Directors Plan by 300,000 shares, the major changes to the Directors Plan are as follows:

•	Amend the plan to permit the Board to convert stock compensation accounts payable in cash to accounts payable in shares of Common Stock;

•	Amend the change of control definition to make it similar to the definition that appears in the Company’s 2009 Long Term Incentive Plan;

•	Add a provision expressly prohibiting the repricing of options without the approval of shareholders; and

•	Add a provision stating that the plan is governed by Virginia law.

Set forth below is a brief description of certain salient provisions of the Amended Directors Plan. This description does not purport to be a complete summary of the Amended Directors Plan and is qualified in its entirety by the specific language of the plan, a copy of which is attached to this Proxy Statement as Appendix A. Additional copies are available without charge upon oral or written request of the Investor Relations Department, Arch Chemicals, Inc., 501 Merritt 7, P.O. Box 5204, Norwalk, CT 06856-5204, telephone number (203) 229-3820.

Participants.    As of March 1, 2011, there were six active participants in the Directors Plan, all of whom are non-employee directors of the Company. Employees and officers of the Company, even if directors, are not eligible to participate.

Types of Awards.    The plan provides for the grant of phantom shares of Common Stock; options to purchase shares of Common Stock (or Options); and performance shares.

Plan Administration.    The plan is administered by the Compensation Committee of the Board. Subject to the terms of the Amended Directors Plan and applicable law, the Compensation Committee has sole authority to administer the Amended Directors Plan. The Board may act in lieu of the Compensation Committee.

Shares Available For Awards.    Subject to adjustment for changes in capitalization, the aggregate number of shares of Common Stock that would be available for delivery pursuant to awards granted under the Amended Directors Plan as of March 1, 2011 would be equal to 343,083, which includes (1) 29,134 phantom shares accrued under the plan as of that date for payout in the form of shares of Common Stock, (2) 6,000 shares subject to outstanding Options held by two now retired directors, (3) 7,949 shares that are available for grant and (4) 300,000 shares that are being added to the plan for future grants or payouts in the form of shares of Common Stock (assuming the Amended Directors Plan had been approved by shareholders on that date). On March 1, 2011, the closing price of our Common Stock in consolidated trading on the NYSE was $35.36 per share.

Changes in Capitalization.    In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares or recapitalization or change in capitalization, or any other similar corporate event affecting the Common Stock, the Compensation Committee will make adjustments and other substitutions to awards under the Amended Directors Plan in the manner it determined to be appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the plan.

Source of Shares.    Any shares of Common Stock issued under the plan may consist, in whole or in part, of authorized and unissued shares.

Annual Director Grant.    Each non-employee director who is serving as such on January 1 of each year will be granted, at the election of the Board, a number of shares of Common Stock, Options, performance shares or a combination of the foregoing (as determined by the Board). In the case of a grant of shares of Common Stock, the payment of these shares will be deferred automatically to a deferral account until after the director ceases to be a member of the Board, unless the Board elects otherwise. If the Board elects to pay the shares currently, the director may elect to defer receipt of the shares until after the director ceases to be a member of the Board with the approval of the Board. Grants of shares of Common Stock and performance shares may, at the election of the Board, be payable in cash or shares of Common Stock. Since 1999, the Annual Director Grant has been in the form of deferred shares payable at retirement. From 2002 through 2010, these deferred share grants were made payable solely in cash to conserve the shares under the plan. However, if shareholder approval of the Amended Directors Plan is received, the Compensation Committee plans to recommend to the Board that the deferred Annual Director Grants that are currently payable in cash be converted into grants payable in shares of Common Stock.

Stock Options.    Subject to the terms and conditions of the plan and such additional terms and conditions consistent with the terms of the Amended Directors Plan as the Compensation Committee determines, the Compensation Committee is permitted to grant Options under the plan. The exercise price for options will be equal to the fair market value (as defined in the Amended Directors Plan) of Common Stock on the grant date. The term of each Option will be ten years from the grant date. The Compensation Committee will determine the time or times at which Options may be exercised in whole or in part and the method or methods by which payment of the exercise price in respect of the Options may be made, with such matters being set forth in the applicable award agreement. No option granted under the Amended Directors Plan may be repriced without the approval of our shareholders. No Options were granted under the Directors Plan after 2003.

Performance Shares.    Subject to the terms and conditions of the plan and such additional terms and conditions consistent with the terms of the Amended Directors Plan as the Compensation Committee determines, the Compensation Committee is permitted to grant performance shares to participants. An award of performance shares confers on the recipient the right to receive one share of Common Stock for each performance share credited to his or her account on the achievement of specified performance goals during such performance periods as the Compensation Committee will establish prior to the grant date; provided that with respect to any amounts or grants credited to the stock compensation accounts, amounts so credited may, if the Board so specifies, be payable only in cash. The performance goals to be achieved during any performance period and the length of any performance period will be determined by the Compensation Committee, provided that a performance period must be at least one year. The Compensation Committee may adjust the performance goals in the event of extraordinary or unusual events. At the election of the Board, dividend equivalents may be paid with respect to performance shares held in a participant’s stock account; provided that such dividend equivalents will be automatically deferred until, when and if the underlying performance shares are distributed in the form of shares of Common Stock (or in cash if the Board elects that such shares will be settled in cash). Performance shares have never been granted under the plan.

Annual Retainer.    By December 31 of each calendar year, the Board will determine if all or any portion of the annual retainer for the next following calendar year will be paid in shares of Common Stock and, to the extent not paid in shares of Common Stock, it will be paid in cash. Subject to the terms and conditions of the Amended Directors Plan, if the Board determines for a calendar year that all or a portion of the annual retainer will be paid in shares of Common Stock, on January 1 of such year, each participant will receive a specified number of shares of Common Stock as determined by the Board. Subject to the approval of the Board, a participant may elect to defer receipt of all or any portion of such shares to the first day of the first calendar month beginning after such participant’s retirement date.

Election to Receive Fees and Excess Retainer in Stock in Lieu of Cash.    Subject to the approval of the Board, a participant may elect to receive all or a portion of his or her director meeting fees, committee chair fees and lead director fees (collectively, Fees) and Excess Retainer payable in cash for services as a director for a calendar year in the form of shares of Common Stock. (For this purpose, “Excess Retainer” means an amount equal to the excess of the annual retainer over the amount of such retainer paid in shares of Common Stock.) If approved by the Board, the number of shares (rounded up to the next whole share in the event of a fractional share) for a calendar year payable to a participant who so elects to receive all or a portion of the Excess Retainer in the form of shares for such year will be paid on January 1 (or in the case of proration, when the annual stock retainer is to be paid or credited). The number of shares will equal the amount of Excess Retainer that has been elected to be paid in shares divided by the fair market value per share on January 1 of such calendar year (or in the case of a participant who becomes such after January 1 on the first day of the first calendar month beginning after the day such new director became such). If approved by the Board, the number of shares (rounded up to the next whole share in the event of a fractional share) for a calendar quarter or year payable to a participant who elects to receive (1) director meeting fees in the form of shares will be equal to the aggregate amount, as of the first day of the calendar quarter following such quarter, of the director meeting fees that have been earned in such quarter and that are elected to be paid in shares, divided by the fair market value per share of Common Stock on such first day of the calendar quarter, or (2) Fees (other than director meeting fees) in the form of shares will be equal to the aggregate amounts that are elected to be paid in shares, divided by the fair market value per share of Common Stock on the date such Fees are due to be paid (or if not a business day, the following business day).

Deferrals of Fees and Excess Retainer; Deferred Investment Alternatives.    Subject to the approval of the Board, a participant may elect to defer payment of all or a portion of such director’s Fees and Excess Retainer payable in cash or shares of Common Stock for service as a director for the calendar year. The amount of the Excess Retainer deferred in cash will be credited on January 1 (or in the case of proration, on the first day of the first calendar month beginning after the day such new director becomes such). A participant who elects to defer will have any shares deferred in the form of phantom shares of Common Stock. Any amounts otherwise payable in cash will be credited to a compensation account reflecting different hypothetical or deemed investment options.

Investment of Participant Deferral Accounts.    A participant’s deferral account will be credited with investment returns (positive or negative) based on investment elections made by the participant. Participants have no actual ownership interest in the investments they select and the Company is not obligated to make actual investments corresponding to participants’ investment elections. The menu of investment options available to participants consists of (i) registered mutual funds representing a range of asset classes and management styles, (ii) phantom shares of Common Stock and (iii) five risk-based asset allocation model portfolios with risk-return characteristics ranging from conservative to aggressive. A participant may change an investment allocation for his or her existing account balances in accordance with the terms of the Amended Directors Plan. Deferrals and investment returns will be valued at fair market value. The investment return on a participant’s account will reflect the fees and charges of the respective investment option. Dividend equivalents are paid or credited on deferral accounts that are invested in phantom shares of Common Stock only to the extent cash dividends are actually paid on shares held by shareholders.

Distribution of Deferred Amounts.    Except in the event of a change in control or as noted in “Modifying Distribution Elections” below, distribution of deferred amounts will be made in accordance with the participant’s election in the compensation deferral agreement establishing his or her account. Unless the participant elects otherwise, distribution of deferred amounts will be made in a lump sum. All cash compensation accounts will be paid out in cash and all stock compensation accounts will be paid out in shares of Common Stock; provided, however, that with respect to all amounts or grants credited to the stock compensation accounts, all or any portion of the amounts so credited (and all or any portion of the dividend equivalents credited) may, at the election of the Board, be payable only in cash upon payout at the then fair market value (other than in the event of a change of control) or only in shares of Common Stock, as the Board determines from time to time. Payments of deferred amounts are made under the terms of the Amended Directors Plan only following the participant’s termination of service as a director of the Company or in the event of a participant’s death prior to the time his or her deferred amounts are paid. Following a participant’s termination of service as a director of the Company, the participant will receive payment of his or her accounts according to the time and form of payment designated by the participant for such accounts, which payment may be made in a single lump sum or in substantially equal annual installments over a period of two to 10 years. The amount of each installment will be equal to the balance in the account at each subsequent payment date divided by the number of installments remaining to be paid, provided that if no form of payment is designated, payment will be made in a single lump sum. Payment will be made on the first day of the month following the month in which the participant’s termination as director occurs, unless the participant has timely elected a later payment date. In the event of a participant’s death prior to the time his or her deferred amounts are paid, such amounts will be paid to the participant’s designated beneficiary in accordance with the time and form of payment designated by the participant for his or her accounts. Payments will be based on the value of the account as of the end of the month immediately preceding the payment date.

Modifying Distribution Elections.    Subject to certain limitations, participants may modify their distribution elections (including whether the form of payment is in a lump sum or in installments). To be effective, a modification election must be filed with the plan administrator at least 12 months prior to the participant’s termination of service as a director of the Company or other scheduled payment commencement date. In addition, the date payment is to be made or begin must be extended by five years beyond the date payments were to be made or begin prior to the change.

Amendment and Termination of the Amended Directors Plan.    Subject to any applicable law or government regulation and to the rules of the NYSE, the Amended Directors Plan may be amended, suspended or terminated by the Board without the approval of our shareholders. No termination of the Amended Directors Plan may adversely affect the rights of any participant with respect to the amounts otherwise payable or credited to his or her compensation accounts. In addition, the Board may terminate the deferral portions of the Amended Directors Plan and pay participants (and beneficiaries) their account balances in a single lump sum at any time, to the extent permitted and in accordance with applicable law or government regulation.

Change of Control.    The Amended Directors Plan provides that, notwithstanding anything to the contrary in the Directors Plan or any election made by a participant and subject to certain limitations imposed by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a change of control of the Company:

•	all performance shares will become vested and deemed earned in full notwithstanding that the applicable performance cycle has not been completed; and

•	amounts and shares credited to all compensation accounts (including interest accrued to the date of payout on the cash account) will be distributed to participants.

In the event of a change of control that satisfies the requirements of Section 409A of the Code, all compensation accounts will be distributed on the same date within 15 days of the change of control and the stock account will be paid out in cash and not in shares of Common Stock. For this purpose, the cash value of the amount credited to the stock account will be determined by multiplying the number of shares of Common Stock held in the stock account by the higher of (i) the highest fair market value on any date within the period commencing 30 days prior to the change of control and ending on the date of the change of control, or (ii) if the change of control occurs as a result of a tender or exchange offer or consummation of a corporate transaction, then the highest price paid per share of Common Stock pursuant to such tender or exchange offer or corporate transaction.

Transferability of Awards.    No right to receive any payments under the Amended Directors Plan or any amounts credited to a participant’s compensation account will be assignable or transferable by such participant other than by will or the laws of descent and distribution or pursuant to a domestic relations order.

Term of the Amended Directors Plan.    The plan will operate and remain in effect until terminated by the Board as described above.

What are the tax consequences associated with options granted under the plan?

The following summary describes the federal income tax treatment associated with options under the Amended Directors Plan. The summary is based on the law as in effect on February 22, 2011. The summary generally does not discuss self-employment, state or local tax consequences or non-U.S. tax consequences.

A participant granted an Option will not realize taxable income (and the Company will not be entitled to a deduction for federal income tax purposes) upon the grant of such Option. Upon the exercise of the Option, the optionee will realize taxable compensation income that is equal to (i) the excess of the then fair market value of the share of Common Stock subject to the Option over the per share exercise price multiplied by (ii) the number of shares of Common Stock with respect to which the Option is being exercised. The Company will be entitled to a deduction in the same amount. The optionee’s tax basis in each such share will be its fair market value on the date of exercise. Upon a subsequent sale of such shares, any amount realized in excess of the optionee’s tax basis in the shares will be treated as a capital gain and any loss will be a capital loss. Such gain or loss will be short-term or long-term, depending on the holding period for the shares, which would begin on the day following the exercise of the Option. Neither “items of tax preference” nor additions to alternative minimum taxable income are realized upon the grant or exercise of an Option for purposes of the alternative minimum tax. Section 409A of the Code imposes restrictions on Options that are treated as nonqualified deferred compensation. Options granted under the Amended Directors Plan are intended to comply with, or be exempt from, these restrictions.

Equity Compensation Plan Information as of December 31, 2010

Plan category	Number of outstanding awards payable in shares, including options, deferred compensation and phantom share units(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(3)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	545,306	$19.57	1,251,942
Equity compensation plans not approved by security holders	0	N/A	N/A
Total	545,306	$19.57	1,251,942

(1)	This figure represents all outstanding grants, which consist of 55,502 stock options, 17,134 phantom shares payable in shares and held in director and employee deferral plans and 472,670 phantom share unit awards payable in shares.
(2)	This figure is calculated using only the stock options included in column (a) and no other grants.
(3)	Shares remaining available at December 31, 2010 for future issuance by plan are: 1,214,922 under the 2009 Long Term Incentive Plan, 19,949 under the 1999 Stock Plan for Non-Employee Directors and 17,071 under the Employee Deferral Plan.

As of March 1, 2011, no current director holds outstanding Options under the Directors Plan. As of such date, two retired directors held outstanding Options under the Directors Plan.

What vote is required to approve the Amended Directors Plan?

The approval of the Amended Directors Plan requires the affirmative vote of a majority of the shares of Common Stock cast on this proposal; provided that the total vote cast on the proposal represents over 50% of the number of shares entitled to vote on the proposal.

Under applicable NYSE requirements, abstentions and broker non-votes will be counted as being entitled to vote on the proposal to approve the Amended Directors Plan. Abstentions will be treated as votes cast on this proposal, but broker non-votes will not be treated as votes cast on this proposal. As a result, broker non-votes will have no effect on the proposal to approve the Amended Directors Plan, provided that the total vote cast on this proposal represents over 50% of the number of shares entitled to vote on this proposal. Abstentions will have the same effect as a vote against the proposal to approve the Amended Directors Plan.

The Board of Directors recommends a vote FOR the approval of the Amended and Restated 1999 Stock Plan for Non-Employee Directors.

ITEM 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our shareholders an opportunity to cast an advisory vote on our named executive officer compensation as described in this Proxy Statement. This advisory vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying such tabular disclosures. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.

We actively monitor our executive compensation practices in light of the industry in which the Company operates and the marketplace for talent in which the Company competes. We are focused on designing compensation programs that compensate our executive officers fairly and in a manner that incentivizes high levels of performance while providing the Company tools to attract and retain the best talent.

The Company achieved outstanding performance in 2010 and we believe that our named officers were instrumental in helping us achieve these results. Key highlights of our 2010 performance include the following:

•	Highest earnings per share in the history of the Company;

•	Record operating income from the HTH Water Products and Personal Care and Industrial Biocides businesses;

•	Record operating margins;

•	Double digit revenue growth;

•	Best safety performance in the Company’s history;

•	Divestiture of the non-core Industrial Coatings business;

•	Completion of new liquidity sources, including a $250 million private placement;

•	The successful roll-out of our multifaceted margin improvement plan to drive operating margins above 10% by year-end 2013; and

•	CEO succession and transition plan was developed and its implementation is ahead of expectations.

As discussed in the Compensation Discussion and Analysis beginning on page 27 of this Proxy Statement, we believe that our executive compensation program properly links executive compensation to Company performance and aligns the interests of our named officers with those of our shareholders. For example:

•

Reward for Shareholder Value Creation. The overarching objective of our compensation philosophy and the incentive arrangements is to reward executive actions and behaviors that drive global growth, improve profitability and maximize the overall economic value realized by our shareholders.

•	Promote an Unambiguous Performance Focus. All Company performance goals and certain individual performance goals are based on measurable criteria.

•	Balance Risk and Potential Executive Reward. Our performance goals are selected to achieve a balance between desired short-term and long-term outcomes.

•

Emphasize Pay for Performance. Our named officers’ total targeted compensation opportunity places significantly more emphasis on pay for performance incentives than on non-performance based compensation like base salary.

•

Compensation Value Tied to Common Stock Performance. A substantial portion of total direct compensation to our named officers is in the form of share-based awards which are tied to meeting Return on Equity targets. If targets are met, payout is 60% in the form of actual shares and 40% in a cash amount tied to value of the Common Stock at payout.

•	Share Ownership Guidelines. Our named officers must achieve and maintain a designated level of ownership in the Company’s shares.

Accordingly, the Board recommends that shareholders vote “FOR” the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related footnotes and narrative disclosures.”

Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board will carefully consider the outcome of the vote when making future executive compensation decisions.

What is the vote required to approve this proposal?

To be approved, the number of votes cast “FOR” the advisory resolution must exceed the votes cast “AGAINST” the advisory resolution. Abstentions and Broker Shares not voted will not be included in determining the number of votes cast and will not affect the outcome of the vote.

The Board of Directors recommends a vote “FOR” this proposal.

ITEM 4—ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

We are seeking an advisory vote on the frequency with which say-on-pay votes, similar to Item 3 in this Proxy Statement, should be held in the future. This advisory vote is commonly referred to as “say on frequency.” Shareholders may vote to indicate their preference for conducting a say-on-pay vote:

•	Every year;

•	Every two years; or

•	Every three years.

Shareholders may also abstain from voting on this proposal. After consideration of the frequency alternatives, our Board has determined that holding a say-on-pay vote every year is the most appropriate option for the Company. In recommending an annual advisory vote on executive compensation, our Board considered that an annual vote will allow our shareholders to provide us with feedback on our compensation policies and practices as disclosed in the proxy statement every year, which will allow us to take action, if appropriate, in a timely manner.

Because this proposal is advisory, it will not be binding on the Company. However, the Board values our shareholders’ opinions and the Board will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.

What is the vote required to approve this proposal?

The frequency (one, two or three years) receiving the greatest number of votes cast will be considered the frequency recommended by shareholders. Abstentions and Broker Shares not voted will not be included in determining the number of votes cast and will not affect the outcome of the vote.

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the Board’s recommendation.

The Board of Directors recommends a vote for holding future advisory votes on executive compensation every year.

ITEM 5—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP (“KPMG”) was appointed as the independent registered public accounting firm of the Company for the year 2011. The firm was selected by the Audit Committee of the Board.

Why are you asking for the shareholders to ratify the independent registered public accounting firm?

The submission of this matter to shareholders at the Annual Meeting is not required by law or by our Bylaws. The Board is, nevertheless, submitting it to the shareholders to ascertain their views. If this appointment is not ratified at the Annual Meeting, the Board intends to reconsider its appointment of KPMG. A representative of KPMG is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and to respond to appropriate questions.

What were KPMG audit fees in 2009 and 2010?

The aggregate fees billed to the Company for professional accounting services, including the audit of the Company’s annual financial statements by KPMG for the fiscal years ended December 31, 2009 and December 31, 2010 (based on fees billed to the Company through the date of this Proxy Statement) are set forth in the table below.

	2009	2010
	(in thousands)
Audit Fees	$3,622	$3,425
Audit-Related Fees	135	164
Tax Fees	112	68

Subtotal	3,869	3,657
All Other Fees	40	—

Total Fees	$3,909	$3,657

For purposes of the preceding table, the professional fees are classified as follows:

•

Audit Fees – These are fees for professional services performed for the audit of the Company’s and certain of its subsidiaries’ annual financial statements and review of financial statements included in its Form 10-Q filings, services that are normally provided by its independent accountants in connection with statutory and regulatory filings or engagements, including Sarbanes-Oxley Act Section 404 audits, and services that generally only its independent accountants reasonably can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. Included in this category for KPMG are fees incurred for audits of the financial statements of certain of our subsidiaries performed in connection with acquisitions or dispositions of such subsidiaries, or in compliance with such subsidiaries’ independent legal reporting obligations.

•

Audit-Related Fees – These are fees for assurance and related services that traditionally are performed by the Company’s independent accountants. More specifically, these include: employee benefit plan audits; due diligence related to mergers, acquisitions and dispositions; internal control reviews; attestation services that are not required by statute or regulation; and consultation concerning financial accounting and reporting standards.

•

Tax Fees – These are fees for all professional services performed by professional staff in KPMG’s independent accountant’s tax division except those services related to the audit of the Company’s financial statements. These include fees for tax compliance, tax planning and tax advice. Tax compliance involves preparation of original and amended tax returns, refund claims and tax payment services. Tax planning and tax advice encompass a diverse range of subjects, including assistance with tax audits and appeals, tax advice related to mergers, acquisitions and dispositions and requests for rulings or technical advice from taxing authorities.

•	All Other Fees – These are fees for other permissible work performed that do not meet the above category descriptions.

SEC rules require the Company’s Audit Committee to pre-approve all auditing and permissible non-auditing services provided by the Company’s independent registered public accounting firm (with certain limited exceptions). All of the services performed by KPMG described above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were in 2009 and 2010 approved in accordance with the Company’s pre-approval policy described below.

The percentage of services in each category above (other than audit services) that were rendered pursuant to the de minimus safe harbor exception to the pre-approval requirements are as follows: Audit-Related Fees (0%), Tax Fees (0%) and All Other Fees (0%).

Pre-Approval Policies and Provisions

The Audit Committee is responsible for the appointment and compensation of the Company’s independent registered public accounting firm. Pursuant to the policy adopted by the Audit Committee, the Audit Committee pre-approves all auditing and permissible non-auditing services provided by our independent accounting firm. The approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the Company’s independent accounting firm or on an individual basis. The Audit Committee has pre-approved certain specific non-auditing services provided they are below a certain dollar threshold and provided that such specific services are subsequently presented to the Audit Committee. For all other non-audit services not so pre-approved, the Audit Committee has delegated to each Audit Committee member the authority to approve such services, but that decision must be presented to the full Audit Committee at its next regularly scheduled meeting. The Company’s independent accounting firm may not be retained to perform the non-auditing services specified in Section 10A(g) of the Exchange Act.

What vote is required to ratify the independent registered public accounting firm?

The ratification of the appointment of independent registered public accounting firm for 2011 requires that the votes cast FOR the ratification exceed the votes cast against such ratification. Abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast and will not affect the outcome of the vote on this proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011.

MISCELLANEOUS

Who will pay for this solicitation of proxies?

The Company will pay the entire expense of this solicitation of proxies.

Georgeson Inc., New York, New York, will solicit proxies by personal interview, mail, telephone and facsimile and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by such persons. The Company will pay Georgeson Inc. a fee of $13,000.00 for these services and will reimburse Georgeson Inc. for its costs and expenses actually incurred, including payments made to brokers and other nominees for their expenses in forwarding soliciting material. The Company has agreed to pay Georgeson Inc. additional amounts if additional services are required in connection with the solicitation. In addition, proxies may be solicited by personal interview, telephone, facsimile, mail and telegram by directors, officers and employees of the Company.

When must a shareholder submit a proposal for the next annual meeting?

Shareholders who intend to present proposals for consideration at the 2012 Annual Meeting of Shareholders and who wish to have their proposals included in the Company’s proxy statement and proxy card for that meeting must be certain that their proposals are received by the Company at its principal executive offices on or before November 19, 2011. Proposals should be sent to the Corporate Secretary, Arch Chemicals, Inc., if by U.S. mail, to P.O. Box 5204, 501 Merritt 7, Norwalk, Connecticut 06856-5204 or if by other delivery service, to 501 Merritt 7, Norwalk, Connecticut 06851. All proposals must also comply with the applicable requirements of the Federal securities laws in order to be included in the Company’s proxy statement and proxy card for the 2012 Annual Meeting. In addition, in order for any shareholder proposal to be presented during next year’s annual meeting, written notice must be received by the Company at its headquarters no later than November 30, 2011 as provided in the Company’s Bylaws, and shall contain such information as required under such Bylaws. The Bylaw requirements are separate and apart from and in addition to the SEC’s requirements that a shareholder must satisfy to have a shareholder proposal included in the Company’s proxy statement under SEC Rule 14a-8. You may contact the Company’s Corporate Secretary at the address mentioned above for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals, as well as nominations for directors.

By order of the Board of Directors,

JOSEPH P. LACERENZA

            Secretary

Dated: March 18, 2011

Appendix A

ARCH CHEMICALS, INC.

1999 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

(As Amended and Restated as of April 28, 2011)

1. Purpose. Arch Chemicals, Inc. (the “Company”) hereby amends and restates the Arch Chemicals, Inc. 1999 Stock Plan for Non-Employee Directors (the “Plan”). The deferral features of this Plan apply to all amounts previously or hereafter deferred under the Plan, it being expressly intended that all amounts deferred under the Plan prior to, on or after January 1, 2005, shall be subject to Code Section 409A.

The purpose of the Plan is to promote the long-term growth and financial success of the Company by attracting and retaining non-employee directors of outstanding ability and by promoting a greater identity of interest between its non-employee directors and its shareholders.

2. Definitions. The following capitalized terms utilized herein have the following meanings:

“Administrator” means the Vice President, Human Resources of the Company or his or her delegate.

“Annual Director Grant” means the number of phantom shares of Common Stock, Options and/or Performance Shares to be granted annually to a Non-employee Director pursuant to Section 6(a); such number was fixed by the Board during 1999 following the Distribution Date and may be adjusted prospectively by such Board from time to time thereafter.

“Arch Stock Account” means the Stock Account to which phantom shares of Common Stock are credited from time to time.

“Board” means the Board of Directors of the Company.

“Cash Account” means an account established under the Plan for a Non-employee Director to which cash director fees and retainers have been or are to be credited in the form of cash.

A “Change in Control” with respect to the Company occurs on the date on which the first of the following events occur:

(a) there is consummated a merger or consolidation to which the Company or any Subsidiary of the Company is a party if the merger or consolidation would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) less than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation;

(b) direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Company representing in the aggregate 30% or more of the total combined voting power of the Company’s then issued and outstanding securities is acquired by any person or entity, or group of associated persons or entities acting in concert; provided, however, that for purposes hereof, the following acquisitions shall not constitute a Change of Control: (1) any acquisition by the Company or any of its Subsidiaries, (2) any acquisition by any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or any corporation controlled by the Company, (3) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, (4) any acquisition by a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company and (5) any acquisition in connection with a merger or consolidation which, pursuant to subparagraph (a) above, does not constitute a Change of Control;

(c) there is consummated a transaction for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale;

(d) the stockholders of the Company approve any plan or proposal for the liquidation of the Company; or

(e) the occurrence within any 24-month or shorter period of a change in the composition of the Board such that the “Continuity Directors” cease for any reason to constitute at least a majority of the Board. For purposes of this subparagraph, “Continuity Directors” means (1) those members of the Board who were directors on the date hereof and (2) those members of the Board (other than a director whose initial assumption of office was in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) who were elected or appointed by, or on the nomination or recommendation of, at least a two-thirds majority of the then-existing directors who either were directors on the date hereof or were previously so elected or appointed.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee (or its successor) of the Board or the Board.

“Common Stock” means the Company’s Common Stock, par value $1.00 per share.

“Company” means Arch Chemicals, Inc., a Virginia corporation, and any successor.

“Compensation Account” means the accounts established under the Plan to which a Non-employee Director’s compensation is credited, including the Cash Account, Stock Account, and such other investment accounts as the Committee may establish from time to time pursuant to Section 6(d).

“Corporate Human Resources” means the Corporate Human Resources Department of the Company.

“Credit Date” means the first day of each calendar quarter, beginning with April 1, 1999.

“Distribution” means the distribution of the shares of the Company by Olin in a spin-off to Olin’s shareholders.

“Distribution Date” means the dividend payment date fixed by the Olin Board of Directors for the distribution of the shares of Common Stock to the public shareholders of Olin.

“Election Period” means, unless an earlier date is established by the Administrator, a period (as determined by the Administrator) ending before January 1 of the year in which the compensation is earned or credited to the Non-employee Director’s Compensation Account, whichever occurs first, or, in the case of an individual who becomes a Non-employee Director during a calendar year, a period ending prior to the date of his or her election as a Director.

“Excess Retainer” means, with respect to a Non-employee Director, the amount of the full annual cash retainer payable to such Non-employee Director from time to time by the Company for service as a director in excess of the amount paid in shares of Common Stock, if any, pursuant to Section 6(b).

“Fair Market Value” means, with respect to a date, on a per share or unit basis, (i) with respect to Common Stock or phantom shares of Common Stock, the average of the high and the low price of a share of Common Stock reported on the consolidated tape of the New York Stock Exchange (or such other primary exchange on which the Common Stock is traded) (“Exchange”) on such date or if the Exchange is closed on such date, the next succeeding date on which it is open, (ii) with respect to phantom shares of Olin Common Stock, the average of the high and the low price of a share of Olin Common Stock reported on the consolidated tape of the Exchange on such date or if the Exchange is closed on such date, the next succeeding date on which it is open and (iii) with respect to other investment vehicles, the closing or unit price or net asset value of such vehicle, as the case may be, on such date.

“Interest Rate” means the rate of interest equal to the Company’s before-tax cost of borrowing as determined from time to time by the Chief Financial Officer, the Treasurer or the Controller of the Company (or in the event there is no such borrowing, the Federal Reserve AI/PI Composite rate for 90-day commercial paper plus 10 basis points, as determined by any such officer) or such other rate as determined from time to time by the Board or the Committee.

“1999 Non-employee Director” means a Non-employee Director who becomes such on or after the Distribution Date but prior to December 31, 1999, and who was not a non-employee director of Olin.

“1997 Plan” means the 1997 Stock Plan for Non-employee Directors of Olin Corporation as in effect on the Distribution Date.

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Non-employee Director” means a member of the Board who is not an employee of the Company or any subsidiary thereof.

“Olin” means Olin Corporation, a Virginia corporation.

“Olin Common Stock” means shares of common stock of Olin, par value $1.00 per share.

“Olin Stock Account” means the Stock Account to which phantom shares of Olin Common Stock are credited from time to time.

“Option” means an option to purchase shares of Common Stock granted under Section 6(a)(2).

“Participant” means a Non-employee Director who has amounts credited to a Compensation Account in accordance with the terms of this Plan. A Participant shall be eligible to defer compensation, subject to the terms of the Plan, for as long as such Participant remains a Non-employee Director. A Participant who is no longer a Non-employee Director may not defer compensation under the Plan but may otherwise exercise all of the rights of a Participant under the Plan with respect to his or her Compensation Account. On and after a Separation from Service, a Participant shall remain a Participant as long as his or her Compensation Account balance is greater than zero, and during such time may continue to make deemed investment allocation elections as provided herein. A Non-Employee Director shall cease being a Participant in the deferral portion of the Plan when his or her Compensation Account balance is zero.

“Performance-Based Compensation” means compensation where the amount of, or entitlement to, the compensation is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least twelve consecutive months. Organizational or individual performance criteria are considered pre-established if established in writing by not later than ninety (90) days after the commencement of the period of service to which the criteria relate, provided that the outcome is substantially uncertain at the time the criteria are established. The determination of whether compensation qualifies as “Performance-Based Compensation” will be made by the Committee in accordance with Treasury Regulation Section 1.409A-1(e) and related guidance.

“Performance Shares” means an award of phantom shares or units of Common Stock contingent upon the achievement of specified performance goals granted under Section 6(a)(3).

“Plan” means this Arch Chemicals, Inc. 1999 Stock Plan for Non-employee Directors as amended from time to time.

“Retirement Date” means the date a Non-employee Director has a Separation from Service with the Company.

“Separation from Service” means, generally, a termination of service as a Non-employee Director of the Company for any reason. Whether a Separation from Service has occurred shall be determined by the Committee in accordance with Code Section 409A. For purposes of determining whether a Separation from Service has occurred, “Company” means the Company and any corporation, trade or business that, together with the Company, is treated as a single employer under Code Section 414(b) or (c), except that common ownership of at least 50% shall be determinative. The Committee specifically reserves the right to determine whether a sale or other disposition of substantial assets to an unrelated party constitutes a Separation from Service with respect to a Participant providing services to the seller immediately prior to the transaction and providing services to the buyer after the transaction. Such determination shall be made in accordance with the requirements of Code Section 409A.

“Stock Account” means an account established under the Plan for a Non-employee Director to which shares of stock have been or are to be credited in the form of phantom common stock, including the Olin Stock Account and the Arch Stock Account.

“Subsidiary” means any entity in which the Company, directly or indirectly, possesses fifty percent (50%) or more of the total combined voting power of all classes of its stock.

3. Term. The Plan was originally effective on the Distribution Date. Once effective, the Plan shall operate and shall remain in effect until terminated as provided in Section 9 hereof.

4. Administration. Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. Decisions of the Committee shall be final, conclusive and binding upon all parties.

5. Participation. All Non-employee Directors shall participate in the Plan.

6. Grants and Deferrals.

(a) Annual Director Grant. Each Non-employee Director who is serving as such on January 1 shall be credited with the Annual Director Grant on January 1 of each calendar year beginning not earlier than 2000. In the event a person becomes a Non-employee Director after January 1 of any calendar year beginning with 2000, such Non-employee Director shall not be credited with the Annual Director Grant for such year. By December 31 of each year commencing with 1999, the Board shall determine if the Annual Director Grant to each Non-employee Director for the next following calendar year shall be determined under (1), (2) or (3) below (or any combination thereof).

(1) Stock Grant. Subject to the terms and conditions of the Plan, the Annual Director Grant may consist of a grant of phantom shares of Common Stock. Actual receipt of shares shall be deferred until the first day of the first calendar month beginning after the Non-employee Director’s Retirement Date unless the Board elects otherwise prior to the beginning of the calendar year in which the award is made, in which case the shares will be distributed as soon as practicable following their grant (but in no event later than March 15th of the calendar year following the calendar year of the grant) unless deferred by a Non-employee Director with the approval of the Board. Subject to the approval of the Board, a Non-employee Director may elect in accordance with Section 6(e) to defer to his or her Arch Stock Account receipt of all or any portion of such shares to the first day of the first calendar month beginning after such Non-employee Director’s Retirement Date or a date or dates thereafter. If shares are deferred by a Non-employee Director, such Director shall receive a credit to his or her Arch Stock Account in the amount of such shares as of January 1 of the calendar year for which the award is made.

(2) Stock Options. Subject to the terms and conditions of the Plan and such additional terms and conditions consistent with the terms of the Plan as the Committee shall determine, the Annual Director Grant may consist of a grant of Options. The exercise price per share of Common Stock of each Option shall be equal to the Fair Market Value of a share of Common Stock on the date of a grant. The term of each Option shall be equal to 10 years from the date of grant (whether or not the grantee continues to be a Non-employee Director for the full term). The Committee shall determine the time or times at which Options may be exercised in whole or in part (but in no event shall an Option be exercisable after the expiration of 10 years from the date of its grant) and shall determine the method or methods by which payment of the exercise price in respect thereto may be made. As of January 1, 2005, there were no outstanding Options that provided for a deferral of compensation within the meaning of Code Section 409A, and on and after January 1, 2005, no Option shall be granted hereunder which provides for a deferral of compensation within the meaning of Code Section 409A. In no event may any Option (i) be amended to decrease the exercise price thereof, (ii) be cancelled at a time when its exercise price exceeds the Fair Market Value of the underlying shares in exchange for another Option or award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option, unless such amendment, cancelation, or action is approved by the Company’s shareholders, it being understood that an adjustment to the exercise price of an Option that is made in accordance with Section 8 shall not be considered a reduction in exercise price or “repricing” of such Option.

(3) Performance Shares. Subject to the terms and conditions of the Plan and such additional terms and conditions consistent with the terms of the Plan as the Committee shall determine, the Annual Director Grant may consist of a grant of Performance Shares. Such award shall confer on the holder thereof the right to receive one share of Common Stock for each Performance Share credited to his Stock Account upon the achievement of specified performance goals during such performance periods as the Committee shall establish prior to the date of the grant. The performance goals to be achieved during any performance period and the length of any performance period shall be determined by the Committee, provided that a performance period shall be at least one year, subject to Section 6(g) hereof. The Committee may adjust the performance goals in the event of extraordinary or unusual events. As of January 1, 2005, there were no outstanding grants of performance shares hereunder, and on and after January 1, 2005, no grants of performance shares shall be made hereunder unless such grants qualify as Performance-Based Compensation within the meaning of Code Section 409A.

Each eligible Non-employee Director shall receive a credit to his or her Arch Stock Account in the amount of such Performance Shares as of the January 1 of the calendar year for which the award is made. Actual receipt of the shares of Common Stock will be deferred until completion of the performance period and distribution will occur only if the performance goals are satisfied. Subject to the approval of the Board, a Non-employee Director may elect in accordance with Section 6(e) to defer receipt of all or any portion of such Common Stock to the first day of the first calendar month beginning after such Non-employee Director’s Retirement Date or a date or dates thereafter. Except with respect to any Performance Shares the Director has so deferred, certificates or a book entry representing such shares (or the cash equivalent of such shares, if the Board elects that such shares shall be settled in cash pursuant to Section 6(e)(5)(vi)) shall be delivered or credited to the Non-employee Director (or in the event of death, to his or her beneficiary designated pursuant to Section 6(h)) as soon as practicable following satisfaction of the performance goals and completion of the performance period, but in no event later than March 15th of the calendar year following the calendar year during which the performance period ends.

(b) Annual Retainer Stock Grant. By December 31 of each year commencing with 1999, the Board shall determine if all or any portion of the annual retainer for the next following calendar year shall be paid in shares of Common Stock. (To the extent not paid in shares of Common Stock, the annual retainer shall be paid in cash.) Subject to the terms and conditions of the Plan, if the Board determines for a calendar year that all or a portion of the annual retainer shall be paid in shares of Common Stock, on January 1 of such year, each Non-employee Director who is such on such date shall receive a specified number of shares of Common Stock as determined by the Board. In the event a person becomes a Non-employee Director beginning in or after 2000 on a date subsequent to January 1 during a calendar year and has not received the annual stock retainer for such calendar year, such person, on the first day of the calendar month following his or her becoming such, shall receive that number of shares (rounded up to the next whole share in the event of a fractional share) of Common Stock equal to one-twelfth of the number of shares of the annual retainer to be paid in Common Stock times the number of whole calendar months remaining in such calendar year following the date he or she becomes a Non-employee Director. In the case of a 1999 Non-employee Director, for 1999 such person shall receive on the first day of the calendar month following his or her becoming such that number of shares (rounded up to the next whole share) of Common Stock having an aggregate Fair Market Value equal to $2084 times the number of whole calendar months remaining in the calendar year after he or she becomes a 1999 Non-Employee Director. Subject to the approval of the Board (which approval shall not be required for a 1999 election by a 1999 Non-employee Director), a Non-employee Director may elect to defer receipt of all or any portion of such shares in accordance with Section 6(e). Except with respect to any shares the Director has so deferred, certificates or a book entry representing such shares shall be delivered or credited to such Non-employee Director as soon as practicable following the date as of which the shares are awarded (but in no event later than March 15th of the calendar year following the calendar year of the grant).

(c) Election to Receive Fees and Excess Retainer in Stock in Lieu of Cash. Subject to the terms and conditions of the Plan and the approval of the Board, a Non-employee Director may elect to receive all or a portion of the director meeting fees, committee chair fees and lead director fees (collectively “Fees”) and all or a portion of the Excess Retainer payable in cash by the Company for his or her services as a director for the calendar year in the form of shares of Common Stock. Such election shall be made in accordance with Section 6(e). If approved by the Board, the number of shares (rounded up to the next whole share in the event of a fractional share) for a calendar year payable to a Non-employee Director who so elects to receive all or a portion of the Excess Retainer in the form of shares for such year shall be paid on January 1 (or in the case of proration, when the annual stock retainer is to be paid or credited) equal to the amount of Excess Retainer which has been elected to be paid in shares divided by the Fair Market Value per share on January 1 of such calendar year (or in the case of a Non-employee Director who becomes such after January 1 on the first day of the first calendar month beginning after the day such new Non-employee Director became such). If approved by the Board, the number of shares (rounded up to the next whole share in the event of a fractional share) for a calendar quarter or year payable to a Non-employee Director who so elects to receive (1) director meeting fees in the form of shares shall be equal to the aggregate amount on the Credit Date following such quarter of the director meeting fees which have been earned in such quarter and which are elected to be paid in shares divided by the Fair Market Value per share of Common Stock on such Credit Date, or (2) Fees (other than director meeting fees) in the form of shares shall be equal to the aggregate amounts which are elected to be paid in shares divided by the Fair Market Value per share of Common Stock on the date such Fees are due to be paid (or if not a business day, the following business day). Except with respect to any shares the director has deferred, certificates or a book entry representing such shares shall be delivered or credited to the Non-employee Director as soon as practicable following the date as of which the Excess Retainer and/or Fees would have been paid in cash absent an election hereunder (but in no event later than March 15th of the calendar year following the calendar year the Excess Retainer or Fees are earned). Notwithstanding anything in the Plan to the contrary, the approval of the Board shall not be required for any 1999 election made by a 1999 Non-employee Director.

(d) Deferrals of Fees and Excess Retainer; Deferred Investment Alternatives. Subject to the terms and conditions of the Plan and the approval of the Board, a Non-employee Director may elect to defer all or a portion of the shares payable under Section 6(c) and all or a portion of the Fees and Excess Retainer payable in cash by the Company for his or her service as a director for the calendar year. The amount of the Excess Retainer deferred in cash shall be credited on January 1 (or in the case of proration, on the first day of the first calendar month beginning after the day such new Non-employee Director becomes such). Such election shall be made in accordance with Section 6(e). A Non-employee Director who elects to so defer shall have any deferred shares deferred in the form of phantom shares of Common Stock and any deferred cash Fees and Excess Retainer deferred in the form of cash; provided prior Board approval shall be required for deferrals in the form of phantom shares of Common Stock. Notwithstanding anything in the Plan to the contrary, the approval of the Board shall not be required for any 1999 election made by a 1999 Non-employee Director. The Committee and the Administrator each may establish from time to time other types of Compensation Accounts reflecting different hypothetical or deemed investment options. Each Non-employee Director’s Compensation Account shall be credited (or debited) periodically with income (or loss) based on a hypothetical investment in any one or more of the investment options available under the Plan, as prescribed by the Plan, the Committee or Corporate Human Resources. Gains, losses and other elements of determining value shall be determined substantially on the basis of a hypothetical investment in the various investment options, as determined and applied in the manner deemed appropriate by the Committee or Corporate Human Resources.

(e) Elections.

(1) Deferrals and Medium of Payment Elections.

(i) In General. Except as otherwise expressly provided herein, all elections under Sections 6(a), 6(b), 6(c), 6(d), 6(e)(2) and 6(e)(3) shall (A) be made in writing and delivered to the Administrator (or his or her delegatee) and (B) be irrevocable as of the last day of the Election Period.

(ii) Performance-Based Compensation. Notwithstanding the foregoing, if permitted by the Committee, a Participant may file a deferral election with respect to Performance-Based Compensation no later than the date specified by the Committee, which shall in no event be later than the date that is six months before the end of the performance period, provided that (i) the Participant performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date the deferral election is submitted; and (ii) the compensation is not readily ascertainable as of the date the deferral election is filed. A deferral election becomes irrevocable with respect to Performance-Based Compensation as of the day immediately following the latest date for filing such election. Any election to defer Performance-Based Compensation that is made in accordance with this paragraph and that becomes payable as a result of the Participant’s death or Disability or upon a Change of Control prior to the satisfaction of the performance criteria, will be void. For this purpose, Disability or Disabled means that a Participant is, by reason of any medically-determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, unable to engage in any substantial gainful activity or receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. The Committee shall determine whether a Participant is Disabled in accordance with Code Section 409A.

(iii) Amount Subject to Election. Deferral elections shall also specify the portions (in 25% increments) of compensation to be deferred. However, a Non-employee Director may elect to defer all of his or her cash dividends on the Stock Account in whole and not in part (with the prior approval of the Board if required by Section 16(b) of the 1934 Act) and all of his or her interest on the Cash Account in whole but not in part. Such election shall be made on or prior to the last day of the Election Period for the underlying shares of Common Stock or Excess Retainer and Fees which gave rise to the cash dividends or interest, as applicable. In the event of an election under Section 6(c) for Fees or Excess Retainer to be paid in shares of Common Stock, the election shall specify the portion (in 25% increments) to be so paid.

(2) Stock Account. On the Credit Date (or in the case of a proration, on the first day of the appropriate calendar month), a Non-employee Director who has deferred shares under Sections 6(b) or 6(d) shall receive a credit to his or her Stock Account. The amount of such credit shall be the number of shares so deferred including fractional shares. At the time of making an initial deferral election with respect to such shares, a Non-employee Director may also elect in accordance with Section 6(e)(1) to defer the cash dividends paid with respect to such shares.

(3) Other Accounts. On the Credit Date or in the case of the Excess Retainer, on the day on which the Non-employee Director is entitled to receive such Excess Retainer, a Non-employee Director who has deferred cash Fees and/or the Excess Retainer under Section 6(d) in the form of cash shall receive a credit to his or her Compensation Account. The amount of the credit shall be the dollar amount of such Director’s meeting fees earned during the immediately preceding quarterly period or the amount of the Excess Retainer to be paid for the calendar year, as the case may be, and, in each case, specified for deferral. At the time of making the initial deferral election with respect to such amounts, if the Non-employee Director has directed that such amounts be allocated to his or her Cash Account, such Director may also elect in accordance with Section 6(e)(1) to defer the interest paid on such Account.

(4) Dividends and Interest. Each time a cash dividend is paid on Common Stock or Olin Common Stock, a Non-employee Director who has shares of such stock (other than shares attributable to Performance Shares) credited to his or her Stock Account shall be paid on the dividend payment date such cash dividend in an amount equal to the product of the number of shares credited to the Non-employee Director’s Arch Stock Account or Olin Stock Account, as the case may be, on the record date for such dividend times the dividend paid per share unless the director has elected to defer some or all of such dividends to his or her Stock Account as provided herein, in which case the Non-employee Director shall receive a credit for such dividends on the dividend payment date to his or her Arch Stock Account or Olin Stock Account, as the case may be. The amount of the dividend credit shall be the number of shares (rounded to the nearest one-thousandth of a share) of Common Stock determined by multiplying the dividend amount per share by the number of shares credited to such director’s applicable Stock Account as of the record date for the dividend and dividing the product by the Fair Market Value per share on the dividend payment date. At the election of the Board, dividend equivalents (determined as described above) shall also be paid with respect to Performance Shares held in a Non-employee Director’s Arch Stock Account; provided, however, that such dividend equivalents shall be automatically deferred until, when and if the underlying Performance Shares are distributed in the form of Common Stock (or in cash if the Board elects that such shares shall be settled in cash pursuant to Section 6(e)(5)(vi)).

A Non-employee Director who has a Cash Account shall be paid directly on each Credit Date interest on such account’s balance at the end of the preceding quarter, payable at a rate equal to the Interest Rate in effect for such preceding quarter unless with the approval of the Board, such Non-employee Director has elected to defer some or all of such interest to his or her Cash Account, in which case such interest shall be credited to such Cash Account on the Credit Date.

Other Compensation Accounts shall be credited with income (or loss), including dividends and interest, if appropriate, periodically in each case as appropriate based on and consistent with the particular hypothetical investment option as the Committee or Corporate Human Resources determines from time to time. Such credits shall be paid in accordance with the payment election in place for the applicable Compensation Account.

(5) Distribution Elections and Payouts.

(i) Initial Payment Elections. Initial deferral elections shall specify the future date or dates on which deferred amounts are to be paid, or the future event or events upon the occurrence of which the deferred amounts are to be paid, and the form of payment (lump sum or annual installments (up to 10)). The Administrator may limit the number of different payment schedules that may be elected by a Participant with respect to amounts allocated to his or her Compensation Account.

(ii) Permissible Payment Events. Notwithstanding the foregoing, deferred amounts may only be paid upon the occurrence of a Participant’s Separation from Service or death, or in the event of a Change of Control.

(iii) Permissible Forms of Payment. In the event deferred amounts become payable on account of a Separation from Service or death, payment shall be made in a single lump sum as of the first day of the first calendar month beginning after the Separation from Service or death unless the Participant has elected on his or her initial deferral election a later specific payment date or annual installments. Installment payments from a Compensation Account shall be equal to the Account balance (expressed in shares in the case of the Stock Account, otherwise the cash value of the Account) at the time of the installment payment times a fraction, the numerator of which is one and the denominator of which is the number of installments not yet paid. Fractional shares to be paid in any installment shall be rounded up to the next whole share. If a Participant has elected installments the initial payment shall be made on the first day of the first calendar month beginning after the applicable payment event and subsequent payments shall be made annually thereafter, on the anniversary of the first scheduled payment date). If a Participant elected a specific payment date after his or her Separation from Service, payment shall be made on the date specified.

(iv) Modifications to Payment Schedules. A Participant may modify a payment schedule (including whether the form of payment is in a lump sum or in installments) with respect to a deferred amount provided such modification complies with the following: (A) the date on which a modification election is submitted to the Committee must be at least twelve months prior to the date on which payment is scheduled to commence under the deferral election and payment schedule in effect prior to the modification; (B) except with respect to modifications that relate to a payment on account of death, the date payments are to commence under the modified payment schedule must be no earlier than five years after the date payment would have otherwise commenced absent the modification; (C) under no circumstances may a modification election result in an acceleration of payments in violation of Code Section 409A; (D) a modification election submitted in accordance with this paragraph is irrevocable upon receipt by the Administrator and becomes effective 12 months after such date; (E) an election to modify a payment schedule is specific to the Compensation Account or payment event to which it applies, and shall not be construed to affect the payment schedules of any other Compensation Accounts; and (F) the modified payment schedule provides for payment to be made (or begin) on a specified date, in a single lump sum or installments. This paragraph is intended to be, and shall be interpreted, consistent with Treasury Regulation Section 1.409A-2(b).

Notwithstanding the foregoing, Non-employee Directors who were Participants in the Plan as of January 1, 2005 or who became Participants on or after January 1, 2005 and before December 31, 2008 may file elections as to the time and form of payment of benefits hereunder during the period from January 1, 2005 through December 31, 2008 with respect to benefits accrued prior to the election that would not otherwise be payable in the year of the election, provided the election is timely made and in accordance with the Code Section 409A transition relief published by the Internal Revenue Service in Notice 2005-1, Notice 2006-64, Notice 2007-86, the preamble to the proposed regulations under Code Section 409A and other IRS guidance.

(v) Special Payment Timing Rules. The Committee, in its sole and absolute discretion, may elect to accelerate the time or form of payment of a deferred amount payable to a Participant hereunder or make other payment changes, provided such acceleration or other change is permitted under Treasury Regulation Section 1.409A-3(j)(4). The Committee may also, in its sole and absolute discretion, delay the time for payment of a deferred amount payable to a Participant hereunder to the extent permitted under Treasury Regulation Section 1.409A-2(b)(7). Notwithstanding anything in the Plan to the contrary, if at any time a distribution of deferred compensation (within the meaning of Code Section 409A) is to be made to a Participant who is then a Specified Employee (as defined for purposes of Code Section 409A(a)(2)(B)(i)) on account of a Separation from Service, no distribution shall be made to such Participant before a date which is (A) 6 months after the date of such Participant’s Separation from Service, or (B) the Participant’s date of death, whichever is earlier (the “distribution restriction period”). Any distribution that is delayed on account of classification as a Specified Employee shall be made as of the first day of the first calendar month immediately following the end of the distribution restriction period and shall be adjusted for earnings during the delay period. To the extent applicable, a determination that a Participant is a Specified Employee shall be made on the same basis as such determinations are made under the Arch Chemicals, Inc. Employee Deferral Plan.

(vi) Form of Payment. All Compensation Accounts (other than the Arch Stock Account) will be paid out in cash, and the Arch Stock Accounts shall be paid out in shares of Common Stock unless the Non-employee Director elects otherwise; provided, however, that with respect to all amounts or grants credited to the Arch Stock Accounts after December 31, 2001, all or any portion of the amounts so credited (and all or any portion of the dividend equivalents credited) may, at the election of the Board, be payable only in cash upon payout at the then Fair Market Value (except as otherwise provided in Section 6(g)) or only in shares of Common Stock, as the Board determines from time to time.

(6) Transfers Among Accounts. Non-employee Directors may transfer deferred account balances representing deferred Fees and deferrals of the Excess Retainer (including deferred earnings thereon) and all amounts held in the Olin Stock Account between and among the various Compensation Accounts from time to time and in such amounts in accordance with procedures established from time to time by Corporate Human Resources, provided, however, that (i) no amounts may be transferred into the Olin Stock Account; (ii) no transfer will have the effect of changing the time or form of payment of amounts previously deferred unless the requirements in Section 6(e)(5)(iv) are satisfied, and (iii) no amounts may be transferred from a Cash Account or Stock Account to the extent the Participant has irrevocably elected to have interest and/or dividends with respect to such amounts paid directly to such Participant as earned. The Administrator may establish from time to time blackout periods during which no transfers may occur among all or certain Compensation Accounts and investment vehicles. Additionally, Non-employee Directors may not transfer amounts out of or into the Arch Stock Account without complying with Section 16(b) of the 1934 Act.

(f) No Stock Rights. Except as expressly provided herein, the deferral of shares of Common Stock into a Stock Account shall confer no rights upon such Non-employee Director, as a shareholder of the Company or otherwise, with respect to the shares held in such Stock Account, but shall confer only the right to receive such shares credited as and when provided herein. A Non-employee Director who has been granted an Option hereunder shall have no rights as a shareholder until such time as his or her Option is exercised.

(g) Change of Control. Notwithstanding anything to the contrary in this Plan or any election, in the event a Change of Control occurs, (1) all Performance Shares shall become vested and deemed earned in full notwithstanding that the applicable performance cycle shall not have been completed, and (2) amounts and shares credited to all Compensation Accounts (including interest accrued to the date of payout on the Cash Account) shall be distributed to Non-employee Directors; provided, however, that, in the event that such Change of Control does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code or the regulations issued thereunder, the amounts and shares credited to the Compensation Accounts shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change of Control. In the event of a Change of Control, all Compensation Accounts shall be distributed on the same date within 15 days of the Change of Control and no Participant shall have an individual right to designate the taxable year of payment, and the Arch Stock Account shall be paid out in cash and not in the form of shares of Common Stock. For this purpose, the cash value of the amount credited to the Arch Stock Account shall be determined by multiplying the number of shares held in the Arch Stock Account by the higher of (i) the highest Fair Market Value on any date within the period commencing 30 days prior to such Change of Control and ending on the date of the Change of Control, or (ii) if the Change of Control occurs as a result of a tender or exchange offer or consummation of a corporate transaction, then the highest price paid per share of Common Stock pursuant thereto.

(h) Death Benefit; Beneficiaries. A Non-employee Director may designate at any time and from time to time a beneficiary for his or her Compensation Account in the event such Account may be paid out following his or her death. Such designation shall be in writing and must be received by the Company prior to the death to be effective. In the event of a Participant’s death, his or her designated Beneficiary(ies) shall be entitled to a death benefit equal to the vested portion of the unpaid balances in the Participant’s Compensation Account (if any), based on the value of such Accounts as of the end of the calendar month immediately preceding the payment. Payment of the death benefit will be made in accordance with the timing and form of benefit elections made by the Participant with respect to the payment of his or her Compensation Account.

(i) 1997 Plan Accounts. As of the Distribution Date, the cash and stock accounts of each Non-employee Director who immediately prior to the Distribution Date was a participant in the 1997 Plan shall be transferred from the 1997 Plan to this Plan after giving effect to the adjustment for the Distribution in accordance with Section 6(k) of the 1997 Plan as in effect on the Distribution Date. Such amounts shall be transferred, in the case of an account denominated in cash, to the Cash Account, in the case of a transferred account denominated in Olin Common Stock, to the Olin Stock Account, and in the case of an account denominated in Common Stock to the Common Stock Account.

Shares credited to the Arch Stock Account pursuant to this paragraph 6(i) shall be treated as follows: (i) to the extent such shares represent a dividend on shares of Olin Common Stock credited pursuant to paragraph 6(a)(1) of the 1997 Plan (or shares arising from dividend equivalents thereon), such shares shall be deemed credited pursuant to paragraph 6(a) of the Plan, (ii) to the extent such shares represent a dividend on shares of Olin Common Stock credited pursuant to paragraph 6(b) of the 1997 Plan (or shares arising from dividend equivalents thereon), such shares shall be deemed credited pursuant to paragraph 6(b) of this Plan, and (iii) to the extent such shares represent a dividend on shares of Olin Common Stock credited under paragraph 6(c) of the 1997 Plan (or shares arising from dividend equivalents thereon), such shares shall be deemed credited pursuant to paragraph 6(a)(i) of the Plan. The most recent prior elections and beneficiary designations applicable to the 1997 Plan shall govern this Plan unless changed subsequent to the Distribution Date or inconsistent with this Plan. Approval of the Board shall not be required for any such elections for 1999 but shall be required in accordance with the terms of this Plan for years after 1999.

(j) Olin Stock Account. Except as provided in Section 6(e)(4) with respect to dividends or in Section 8, no additional contributions or additions may be made to a Non-Employee Director’s Olin Stock Account after the Distribution Date.

7. Limitations and Conditions.

(a) Total Number of Shares. The total number of shares of Common Stock that may be issued to Non-employee Directors under the Plan is 150,000 which shall be increased to 450,000 upon approval of the shareholders of the Company at the 2011 Annual Meeting. Such total number of shares may consist, in whole or in part, of authorized but unissued shares. The foregoing number may be increased or decreased by the events set forth in Section 8 below. No fractional shares shall be issued hereunder. In the event a Non-employee Director is entitled to receive a fractional share, such share amount shall be rounded upward to the next whole share amount.

(b) No Additional Rights. Nothing contained herein shall be deemed to create a right in any Non-employee Director to remain a member of the Board, to be nominated for reelection or to be reelected as such or, after ceasing to be such a member, to receive any cash or shares of Common Stock under the Plan which are not already credited to his or her accounts.

8. Stock Adjustments. In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares or recapitalization or change in capitalization, or any other similar corporate event that affects the shares of Common Stock or Olin Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under this Plan, then the Committee shall make such adjustments in (i) the aggregate number of shares of Common Stock that may be issued under the Plan as set forth in Section 7(a) and the number of shares and/or Options that may be issued to a Non-employee Director with respect to any year as set forth in Section 6(a) and the number of shares of Common Stock or Olin Common Stock, as the case may be, held in a Stock Account, (ii) the class of shares that may be issued under the Plan, (iii) the amount and type of payment that may be made in respect of unpaid dividends on shares of Common Stock or Olin Common Stock whose receipt has been deferred pursuant to Section 6(e), and (iv) the exercise price with respect to any award of Options or, if the Committee deems it appropriate, make provision for cash payment to the holder of an outstanding Option, as the Committee shall deem appropriate in the circumstances. The determination by the Committee as to the terms of any of the foregoing adjustments shall be final, conclusive and binding for all purposes of the Plan.

9. Amendment and Termination. This Plan may be amended, suspended or terminated by action of the Board. Except as provided in this Section 9, no termination of the Plan shall adversely affect the rights of any Non-employee Director with respect to any amounts otherwise payable or credited to his or her Compensation Accounts. The Company, by action taken by its Board of Directors, may terminate the deferral portions of the Plan and pay Participants (and Beneficiaries) their Account Balances in a single lump sum at any time, to the extent permitted and in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix).

10. Nonassignability. No right to receive any payments under the Plan or any amounts credited to a Non-employee Director’s Compensation Account shall be assignable or transferable by such Non-employee Director other than by will or the laws of descent and distribution or pursuant to a domestic relations order. The designation of a beneficiary under Section 6(h) by a Non-employee Director does not constitute a transfer.

11. Unsecured Obligation. Benefits payable under this Plan shall be an unsecured obligation of the Company. Nothing herein shall prohibit the establishment of a grantor or rabbi trust with respect to the Plan.

12. Section 16b Compliance. It is the intention of the Company that all transactions under the Plan be exempt from liability imposed by Section 16(b) of the 1934 Act. Therefore, if any transaction under the Plan is found not to be in compliance with an exemption from such Section 16(b), the provision of the Plan governing such transaction shall be deemed amended so that the transaction does so comply and is so exempt, to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the requirements of an exemption.

13. Credit and Grants. Amounts to be credited or granted hereunder shall be granted or credited on the date specified if such date is a business day; otherwise, on the next succeeding business day.

14. Governing Law. To the extent state law has not been preempted by any law of the United States heretofore or hereafter enacted, this Plan shall be construed under the laws of the Commonwealth of Virginia without giving effect to its conflict of law provisions.

PRINTED ON RECYCLED PAPER

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 5 PM (9 AM for shares held in the CEOP) U.S. Eastern Time the day prior to annual meeting day.

INTERNET http://www.proxyvoting.com/arj Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO# 94587	Fulfillment# 94601

‚  FOLD AND DETACH HERE  ‚

Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote “FOR” all nominees, “FOR” proposals 2, 3 and 5 below and for “1 year” on proposal 4 below.

		FOR ALL	WITHHELD FOR ALL	FOR ALL WITH EXCEPTIONS*				FOR	AGAINST	ABSTAIN

1.	Election of Directors Nominees: (Mark one box)	☐	☐	☐	2.	Approval of the amended and restated 1999 Stock Plan for Non-Employee Directors.		☐	☐	☐

	01 Michael E. Campbell 02 David Lilley				3.	Advisory vote on executive compensation.		☐	☐	☐

	(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name on the following blank line.)				The Board of Directors recommends a vote for “1 year”.		1 year	2 years	3 years	Abstain
	*Exceptions				4.	Advisory vote on frequency of executive compensation vote.	☐	☐	☐	☐

	If you plan to attend the meeting, please mark this box.			☐				FOR	AGAINST	ABSTAIN
					5.	Ratification of the Appointment of KPMG LLP as Independent Registered Public Accounting Firm.		☐	☐	☐

					This proxy when properly signed will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all of the Board of Directors’ nominees and “FOR” Proposals 2, 3 and 5 and for “1 year” on Proposal 4.

Mark Here for	☐
Address Change
or Comments
SEE REVERSE

Signature(s) of shareholder should correspond exactly with the name(s) shown hereon. If shares are held jointly, both holders should sign. Attorneys, executors, administrators, trustees, guardians or others signing in a representative capacity should give their full titles. Proxies executed in the name of a corporation should be signed on behalf of the corporation by its president or other authorized officer.

Signature	Signature	Date

Directions to The Dolce Norwalk Center

via the New England Thruway/Connecticut Turnpike or Merritt Parkway

New England Thruway/Interstate 95/Connecticut

Turnpike – Exit 13

From New York

1.	Turn right onto the Boston Post Road/Connecticut Avenue (U.S. 1).

2.	Proceed .3 mile to Richards Avenue.

3.	At the traffic light turn left onto Richards Avenue and continue 1.5 miles to Fillow Street.

4.	At the stop sign turn left onto Fillow Street, driving .2 mile to stop sign at Weed Avenue.

5.	Turn right onto Weed Avenue, continue .3 mile to entrance of The Dolce Norwalk Center.

6.	The entrance is on the right side of Weed Avenue.

From New Haven – Exit 13

1.	Turn right onto the Boston Post Road/Connecticut Avenue (U.S. 1).

2.	Proceed .5 mile to Richards Avenue.

3.	Follow directions 3-6 above.

Hutchinson River Parkway/Merritt Parkway – Exit 38

From New York

1.	Turn right onto New Canaan Avenue/Route 123 and almost immediately, at traffic light turn left onto Nursery Street.

2.	Continue on Nursery Street for .8 mile, bearing right, until it ends at Marvin Ridge Road.

3.	Turn left onto Marvin Ridge Road, which becomes Weed Avenue.

4.	Drive for .7 mile to the entrance of The Dolce Norwalk Center.

5.	The entrance is on the left side of Weed Avenue.

From New Haven – Exit 38

1.	Turn right onto New Canaan Avenue/Route 123.

2.	Proceed .2 mile to traffic light and take right onto Nursery Street.

3.	Follow directions 2-5 above.

ADMISSION TICKET

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card on the reverse side or to use our telephone or

Internet voting system.

(Bring this admission ticket with you if attending the meeting)

FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS, SEE REVERSE SIDE

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be held on April 28, 2011:

The Proxy Statement and Annual Report to Shareholders are

available at http://www.archchemicals.com/proxy

▼FOLD AND DETACH HERE ▼

Arch Chemicals, Inc.

This Proxy is Solicited on Behalf of the Board of Directors

of Arch Chemicals, Inc.

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby (i) appoints William H. Powell and Janice J. Teal and Douglas J. Wetmore, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of Arch Chemicals, Inc. owned of record by the undersigned, and (ii) directs JPMorgan Chase Bank, Trustee under Arch Chemicals, Inc. Contributing Employee Ownership Plan (CEOP) to vote in person or by proxy all shares of Common Stock of Arch Chemicals, Inc. allocated to any accounts of the undersigned under such Plan, and which the undersigned is entitled to vote, in each case of clause (i) and (ii), on all matters which may come before the 2011 Annual Meeting of Shareholders to be held at the Dolce Norwalk Center, 32 Weed Avenue, Norwalk, Connecticut, on April 28, 2011, at 8:30 a.m., local time, and any adjournments or postponements thereof. The proxies will vote using the directions on the reverse side of this card. If no direction is provided, this proxy will be voted as recommended by the Board of Directors. The proxies, in their discretion, are further authorized to vote on other matters which may properly come before the 2011 Annual Meeting of Shareholders and any adjournments or postponements thereof.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

	WO# 94587	Fulfillment# 94601
(Continued and to be marked, dated and signed, on the other side)